EXHIBIT 10.3

AMENDMENT NO. 4 TO
RECEIVABLES FINANCING AGREEMENT

This AMENDMENT NO. 4 TO RECEIVABLES FINANCING AGREEMENT, dated as of September 15, 2021 (this “Amendment”), among PG&E AR Facility, LLC, a Delaware limited liability company (the “Borrower”), Pacific Gas and Electric Company, a California corporation (“PG&E”), as initial Servicer (in such capacity, the “Servicer”) and as retention holder (in such capacity, the “Retention Holder”), JPMorgan Chase Bank, N.A. (“JPM”), as a Committed Lender and as a Group Agent, Jupiter Securitization Company LLC (“Jupiter”), as a Conduit Lender, Mizuho Bank, Ltd. (“Mizuho”), as a Committed Lender and as a Group Agent, BNP Paribas (“BNP”), as a Committed Lender and as a Group Agent, Starbird Funding Corporation (“Starbird”), as a Conduit Lender, Victory Receivables Corporation (“Victory”), as a Conduit Lender, and MUFG Bank, Ltd. (“MUFG”), as a Committed Lender, as a Group Agent and as Administrative Agent.
W I T N E S S E T H:
WHEREAS, the parties hereto have heretofore entered into that certain Receivables Financing Agreement, dated as of October 5, 2020 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Agreement”);
WHEREAS, concurrently herewith, the Borrower, the Servicer, each Group Agent and the Administrative Agent are entering into that certain Amended and Restated Fee Letter, dated as of the date hereof (as amended, restated, supplemented, assigned or otherwise modified from time to the, the “Fee Letter”); and
WHEREAS, the parties hereto seek to modify the Agreement upon the terms hereof.
NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), each of the parties hereto agree as follows:
A G R E E M E N T:
1.Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) Section 1.01 of the Agreement.
2.Amendments to the Agreement. Effective as of the date hereof, the Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.
3.Conditions to Effectiveness. This Amendment shall be effective as of the date hereof, upon satisfaction of the following conditions:
(a)receipt by the Administrative Agent of executed counterparts of this Amendment duly executed by each of the parties hereto;
(b)receipt by the Administrative Agent of executed counterparts of the Fee Letter duly executed by each of the parties thereto; and
(c)the Administrative Agent shall have received evidence that the Upfront Fee (as defined in the Fee Letter) has been received by each Group Agent.
4.Certain Representations and Warranties. Each of the Servicer, the Retention Holder and the Borrower represents and warrants to each Credit Party as of the date hereof, as follows:

(a)Representations and Warranties. Both before and immediately after giving effect to this Amendment, the Fee Letter and the transactions contemplated hereby and thereby, all of its respective representations and warranties contained in the Agreement (other than the representations and warranties set forth in Sections 6.01(f)(ii) and (l) of the Agreement and in Sections 6.02(f)(ii), (m)(i), (m)(ii) and (p) of the Agreement) and each other Transaction Document to which it is a party that (x) do not contain a materiality qualification are true and correct in all material respects on and as of the date hereof, and (y) contains a materiality qualification are true and correct on and as of the date hereof (or, to the extent such representations and warranties specifically relate to an earlier date, such representations and warranties were true and correct in all material respects, or true and correct, as the case maybe, as of such earlier date).
(b)Power and Authority; Due Authorization. That it has all necessary corporate power, limited liability company power, and authority (as applicable) to (i) execute and deliver this Amendment, the Fee Letter and the transactions contemplated hereby and thereby and (ii) perform its obligations under this Amendment, the Agreement (as amended hereby), the Fee Letter and each of the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Amendment, the Agreement, the Fee Letter and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, as applicable.
(c)Binding Obligations. This Amendment, the Agreement (as amended hereby), the Fee Letter and each of the other Transaction Documents to which it is a party constitute the legal, valid and binding obligations of the Borrower, the Servicer and the Retention Holder, as applicable, enforceable against the Borrower, the Servicer or the Retention Holder, as applicable, in accordance with their respective terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (y) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies hereunder or under the Transaction Documents.
(d)No Event of Default or Termination Events. No Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, and no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event would result from this Amendment, the Fee Letter or the transactions contemplated hereby or thereby.
5.Reference to and Effect on the Agreement and the Other Transaction Documents.
(a)From and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import, and each reference in each of the other Transaction Documents to the “Receivables Financing Agreement”, “thereunder”, “thereof” or words of like import, in each case referring to the Agreement, shall mean and be, a reference to the Agreement, as amended hereby.
(b)The Agreement (except as specifically amended herein) and the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto and shall remain in full force and effect in accordance with its respective terms.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or amendment to, any right, power or remedy of the Administrative Agent or any other Credit Party under, nor constitute a waiver of or amendment to, any other provision or condition under, the Agreement or any other Transaction Document.
6.Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the other Credit Parties in connection with the preparation, negotiation, execution and delivery of this Amendment and the transactions contemplated hereby.
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7.GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).
8.Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.
9.Integration. This Amendment, the Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
10.Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof or any other electronic means as provided in the immediately following sentence. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
12.Mutual Negotiations. This Amendment is the product of mutual negotiations by the parties hereto and their counsel, and no party shall be deemed the draftsperson of this Amendment or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Amendment, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
13.Headings. The captions and headings of this Amendment are included herein for convenience of reference only and shall not affect the interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PG&E AR FACILITY, LLC

By:	/s/ Margaret K. Becker
Name: Margaret K. Becker
Title: Vice President and Treasurer

PACIFIC GAS AND ELECTRIC COMPANY,
as the Servicer and as Retention Holder
By:	/s/ David S. Thomason
Name: David S. Thomason
Title: Vice President, Controller, and Chief Financial Officer
    S-1    Amendment No. 4 to RFA

MUFG BANK, LTD.,
as Administrative Agent
By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

MUFG BANK, LTD.,
as Group Agent for the MUFG Group
By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

MUFG BANK, LTD.,
as a Committed Lender
By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

VICTORY RECEIVABLES CORPORATION,
as a Conduit Lender
By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

MIZUHO BANK, LTD.,
as Group Agent for the Mizuho Group
By:	/s/ Richard A. Burke
Name: Richard A. Burke
Title: Managing Director

MIZUHO BANK, LTD.,
as a Committed Lender
By:	/s/ Richard A. Burke
Name: Richard A. Burke
Title: Managing Director

BNP PARIBAS,
as Group Agent for the BNP Group
By:	/s/ Advait Joshi
Name: Advait Joshi
Title: Director
By:	/s/ Chris Fukuoka
Name: Chris Fukuoka
Title: Director

BNP PARIBAS,
as a Committed Lender
By:	/s/ Advait Joshi
Name: Advait Joshi
Title: Director
By:	/s/ Chris Fukuoka
Name: Chris Fukuoka
Title: Director

STARBIRD FUNDING CORPORATION,
as a Conduit Lender
By:	/s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as Group Agent for the JPM GROUP
By:	/s/ Corina Mills
Name: Corina Mills
Title: Executive Director

JPMORGAN CHASE BANK, N.A.,
as a Committed Lender
By:	/s/ Corina Mills
Name: Corina Mills
Title: Executive Director

JUPITER SECURITIZATION COMPANY LLC,
as a Conduit Lender
By:	/s/ Corina Mills
Name: Corina Mills
Title: Executive Director

Exhibit A

(Attached)

RECEIVABLES FINANCING AGREEMENT

Dated as of October 5, 2020

by and among

PG&E AR FACILITY, LLC,
as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,
as Lenders and as Group Agents,

MUFG BANK, LTD.,
as Administrative Agent,

and

PACIFIC GAS AND ELECTRIC COMPANY,
as initial Servicer and as Retention Holder

ARTICLE I    DEFINITIONS    1
SECTION 1.01.    Certain Defined Terms    1
SECTION 1.02.    Other Interpretative Matters    ~~52~~48
ARTICLE II    TERMS OF THE LOANS    ~~53~~49
SECTION 2.01.    Loan Facility    ~~53~~49
SECTION 2.02.    Making Loans; Repayment of Loans    ~~53~~49
SECTION 2.03.    Interest and Fees    ~~55~~51
SECTION 2.04.    Records of Loans    ~~56~~52
ARTICLE III    SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS    ~~56~~52
SECTION 3.01.    Settlement Procedures    ~~56~~52
SECTION 3.02.    Payments and Computations, Etc    ~~60~~56
ARTICLE IV    INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST    ~~60~~56
SECTION 4.01.    Increased Costs    ~~60~~56
SECTION 4.02.    Funding Losses    ~~62~~58
SECTION 4.03.    Taxes    ~~62~~58
SECTION 4.04.    Inability to Determine ~~Adjusted LIBOR~~LMIR; Change in Legality    ~~66~~62
SECTION 4.05.    Security Interest    ~~67~~63
SECTION 4.06.    Successor ~~Adjusted LIBOR    67~~LMIR 63
ARTICLE V    CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS    ~~69~~72
SECTION 5.01.    Conditions Precedent to Effectiveness and the Initial Credit Extension    ~~69~~72
SECTION 5.02.    Conditions Precedent to All Credit Extensions    ~~70~~73
SECTION 5.03.    Conditions Precedent to All Releases    ~~71~~74
ARTICLE VI    REPRESENTATIONS AND WARRANTIES    ~~72~~75
SECTION 6.01.    Representations and Warranties of the Borrower    ~~72~~75
SECTION 6.02.    Representations and Warranties of the Servicer and the Retention Holder    ~~78~~81
ARTICLE VII    COVENANTS    ~~84~~87

SECTION 7.01.    Covenants of the Borrower    ~~84~~87
SECTION 7.02.    Covenants of the Servicer    ~~94~~97
SECTION 7.03.    Separate Existence of the Borrower    ~~103~~106
ARTICLE VIII    ADMINISTRATION AND COLLECTION OF RECEIVABLES    ~~107~~110
SECTION 8.01.    Appointment of the Servicer    ~~107~~110
SECTION 8.02.    Duties of the Servicer    ~~108~~111
SECTION 8.03.    Account    ~~109~~112
SECTION 8.04.    Enforcement Rights    ~~111~~114
SECTION 8.05.    Responsibilities of the Borrower    ~~112~~115
SECTION 8.06.    Servicing Fee    ~~113~~116
ARTICLE IX    EVENTS OF DEFAULT; TERMINATION EVENTS    ~~113~~116
SECTION 9.01.    Events of Default    ~~113~~116
SECTION 9.02.    Termination Events    ~~118~~121
ARTICLE X    THE ADMINISTRATIVE AGENT    ~~119~~122
SECTION 10.01.    Authorization and Action    ~~119~~122
SECTION 10.02.    Administrative Agent’s Reliance, Etc    ~~119~~122
SECTION 10.03.    Administrative Agent and Affiliates    ~~120~~123
SECTION 10.04.    Reimbursement of Administrative Agent    ~~120~~123
SECTION 10.05.    Delegation of Duties    ~~120~~123
SECTION 10.06.    Action or Inaction by Administrative Agent    ~~120~~123
SECTION 10.07.    Notice of Events of Default or Termination Events; Action by Administrative Agent    ~~121~~124
SECTION 10.08.    Non-Reliance on Administrative Agent and Other Parties    ~~121~~124
SECTION 10.09.    Successor Administrative Agent    ~~121~~124
SECTION 10.10.    Erroneous Payments    125
ARTICLE XI    THE GROUP AGENTS    ~~122~~128
SECTION 11.01.    Authorization and Action    ~~122~~128
SECTION 11.02.    Group Agent’s Reliance, Etc    ~~122~~129
SECTION 11.03.    Group Agent and Affiliates    ~~123~~129

SECTION 11.04.    Indemnification of Group Agents    ~~123~~129
SECTION 11.05.    Delegation of Duties    ~~123~~130
SECTION 11.06.    Notice of Events of Default or Termination Events    ~~123~~130
SECTION 11.07.    Non-Reliance on Group Agent and Other Parties    ~~124~~130
SECTION 11.08.    Successor Group Agent    ~~124~~131
SECTION 11.09.    Reliance on Group Agent    ~~124~~131
ARTICLE XII    INDEMNIFICATION    ~~125~~131
SECTION 12.01.    Indemnification by the Borrower    ~~125~~131
SECTION 12.02.    Indemnification by the Servicer and the Retention Holder    ~~128~~134
ARTICLE XIII    MISCELLANEOUS    ~~131~~137
SECTION 13.01.    Amendments, Etc    ~~131~~137
SECTION 13.02.    Notices, Etc    ~~132~~138
SECTION 13.03.    Assignability    ~~132~~138
SECTION 13.04.    Costs and Expenses    ~~135~~142
SECTION 13.05.    No Proceedings; Limitation on Payments    ~~136~~142
SECTION 13.06.    Confidentiality    ~~137~~143
SECTION 13.07.    GOVERNING LAW    ~~139~~145
SECTION 13.08.    Execution in Counterparts    ~~139~~145
SECTION 13.09.    Integration; Binding Effect; Survival of Termination    ~~139~~146
SECTION 13.10.    CONSENT TO JURISDICTION    ~~140~~146
SECTION 13.11.    WAIVER OF JURY TRIAL    ~~140~~146
SECTION 13.12.    Ratable Payments    ~~140~~147
SECTION 13.13.    Limitation of Liability    ~~141~~147
SECTION 13.14.    Intent of the Parties    ~~141~~147
SECTION 13.15.    USA Patriot Act    ~~141~~148
SECTION 13.16.    Right of Setoff    ~~142~~148
SECTION 13.17.    Severability    ~~142~~148

SECTION 13.18.    Mutual Negotiations    ~~142~~148
SECTION 13.19.    Captions and Cross References    ~~142~~148
SECTION 13.20.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~142~~149
SECTION 13.21.    EU Securitisation Regulation; Information    ~~143~~149
SECTION 13.22.    Intercreditor Agreement    ~~145~~151
SECTION 13.23.    Post-Closing Covenant    ~~145~~152
SECTION 13.24.    CARE Program Receivables    152

EXHIBITS

EXHIBIT A        –    Form of Loan Request
EXHIBIT B        –    Form of Reduction Notice
EXHIBIT C        –    Form of Assignment and Acceptance Agreement
EXHIBIT D        –    ~~Form of Contracts~~[Reserved]
EXHIBIT E        –    ~~[Reserved]~~Form of CARE Program Inclusion Request
EXHIBIT F        –    Credit and Collection Policy
EXHIBIT G        –    Form of Monthly Report
EXHIBIT H        –    Form of Compliance Certificate
EXHIBIT I        –    Closing Memorandum
EXHIBIT J        –    Form of Daily Report
EXHIBIT K        –    Form of Weekly Report
SCHEDULES

SCHEDULE I        –    Commitments
SCHEDULE II    –    Lock-Boxes, Collection Accounts and Borrower Accounts
SCHEDULE III    –    Notice Addresses

This RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of October 5, 2020 by and among the following parties:
(i)    PG&E AR FACILITY, LLC, a Delaware limited liability company, as Borrower (“Borrower”);
(ii)    the Persons from time to time party hereto as Lenders and Group Agents;
(iii)    MUFG BANK, LTD. (“MUFG”), as Administrative Agent on behalf of the Credit Parties (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”); and
(iv)    PACIFIC GAS AND ELECTRIC COMPANY, a California corporation, in its individual capacity (“PG&E”), as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”) and as retention holder (in such capacity, the “Retention Holder”).
PRELIMINARY STATEMENTS
The Borrower has acquired, and will acquire from time to time, Receivables from the Originators pursuant to the Purchase and Sale Agreement. The Borrower has requested that the Lenders make Loans from time to time to the Borrower on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables.
In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION I.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Account” means each Borrower Account and each Collection Account.
“Account Bank” means each Borrower Account Bank and each Collection Account Bank.
“Account Control Agreement” means each Borrower Account Control Agreement and each Collection Account Control Agreement.
“Adjusted Dilution Ratio” means, as of any day, the average of the Dilution Ratios for the preceding twelve Settlement Periods.

~~“Adjusted LIBOR” means for any Interest Period (a) with respect to any Group, the interest rate per annum for a period of time comparable to such Interest Period equal to the ICE Benchmark Administration Limited (or the successor thereto if it is no longer making such rates available) LIBOR Rate (“ICE LIBOR”), as published by Reuters (currently Reuters LIBOR01 page) (or any other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London, England time) for deposits in U.S. Dollars on the second Business Day preceding the first day of such Interest Period or (b) if a rate cannot be determined under the foregoing clause, an annual rate equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. Dollars with a duration comparable to such Interest Period in a principal amount substantially equal to the principal amount of the applicable Portion of Capital to be funded at Adjusted LIBOR during such Interest Period are offered to the principal London office of the applicable Group Agent (or its related Committed Lender) by three London banks, selected by Administrative Agent in good faith, at about 11:00 a.m. (London, England time) on the second Business Day preceding the first day of such Interest Period; provided, however, that if Adjusted LIBOR, determined as provided above, would be less than zero, Adjusted LIBOR shall for all purposes of this Agreement be zero.~~

“Administrative Agent” means MUFG, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Article X or Section 13.03(g).
“Administrative Services Agreement” means the Administrative Services Agreement, dated as of the Closing Date, between PG&E and the Borrower.
“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge (including possessory or non-possessory pledge), lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that (i) any thereof in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) shall not constitute an Adverse Claim and (ii) any thereof in favor of, or assigned to, the Collection Account Agent (for the benefit of the Intercreditor Agreement Secured Parties) shall not constitute an Adverse Claim if it relates solely to the Collection Accounts.
“Advisors” has the meaning set forth in Section 13.06(c).
“Affected Person” means each Credit Party, each Program Support Provider, each Liquidity Agent and each of their respective Affiliates.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person: (a) any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Lender, Affiliate shall mean the holder(s) of its Capital Stock or membership interests, as the case may be. For purposes of this definition, control of a Person shall mean the power to directly or indirectly cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Affiliate Receivable” means any Receivable the Obligor of which (a) is an Affiliate of any PG&E Party; (b) is a Person 10% or more of the Capital Stock of which is controlled, directly or indirectly, by any PG&E Party or any Affiliate of any PG&E Party; or (c) is a Person which, together with any Affiliates of such Person, controls, directly or indirectly, 10% of the Capital Stock of any PG&E Party.
“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of all Lenders at such time.
“Aggregate Interest” means, at any time of determination, the aggregate accrued and unpaid Interest on the Loans of all Lenders at such time.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Anti-Corruption Laws” has the meaning set forth in Section 6.01(n)(ii).
“Anti-Money Laundering Laws” means each of: (a) the Executive Order; (b) the PATRIOT Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956 and any successor statute thereto; (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (e) the Bank Secrecy Act, and the rules and regulations promulgated thereunder; and (f) any other Applicable Law of the United States, Canada or any member state of the European Union now or hereafter enacted to monitor, deter or otherwise prevent: (i) terrorism or (ii) the funding or support of terrorism or (iii) money laundering.
“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.
“A/R Securitization Assets” means (i) any accounts receivable, notes receivable, rights to future accounts receivable, notes receivable or residuals or other similar rights to payments due or any other rights to payment or related assets in respect of the provision of gas and electric service to consumers or otherwise (whether then existing or arising in the future) of PG&E or any of its Subsidiaries and the proceeds thereof and (ii) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such receivables or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with receivables or assets in connection with a securitization transaction involving such assets.
“A/R Securitization Subsidiary” means the Borrower.
“A/R Securitization Transaction” means, with respect to PG&E, any financing transaction or series of financing transactions entered into by PG&E or any of its Subsidiaries pursuant to which PG&E may sell, convey or otherwise transfer to an A/R Securitization Subsidiary, or may grant a security interest in any A/R Securitization Assets and that are (other than to the extent of the Standard A/R Securitization Obligations) non-recourse to PG&E or any of its Subsidiaries (other than an A/R Securitization Subsidiary).
“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Committed Lender, an Eligible Assignee, such Committed Lender’s Group Agent and the Administrative Agent, and, if required, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.
“Attorney Costs” means and includes all fees, costs, expenses and disbursements of any law firm or other external counsel.
“Available Funds” means, at any time of determination, the aggregate amount of cleared funds deposited into the Collection Accounts.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 4.06.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of California presiding over the chapter 11 bankruptcy case of PG&E.
“Base Rate” means, with respect to any Lender, on any date, a fluctuating rate of interest per annum equal to the highest of:
(a)    the applicable Prime Rate for such date;
(b)    the Federal Funds Rate for such date, plus 0.50%; and
(c)    ~~Adjusted LIBOR~~LMIR, plus 0.50%.
~~“Benchmark” means, initially, Adjusted LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to Adjusted LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 4.06.~~
~~“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~
~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or~~
~~(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;~~
~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.~~
~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; or~~
~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities;~~
~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~
~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of~~

~~administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).~~
~~“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:~~
~~(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);~~
~~(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or~~
~~(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Group Agents, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Group Agents, written notice of objection to such Early Opt-in Election from the Majority Group Agents.~~
~~For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).~~
~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:~~
~~(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);~~
~~(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or~~

~~an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or~~
~~(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.~~
~~For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).~~
~~“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 4.06 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 4.06.~~
“Beneficial Owner” shall have the meaning defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Rule.
“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.
“BNP” means BNP Paribas.
“Borrower” has the meaning specified in the preamble to this Agreement.
“Borrower Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Borrower Account in accordance with the terms hereof) (in each case, in the name of the Borrower) and maintained at a bank or other financial institution acting as a Borrower Account

Bank pursuant to a Borrower Account Control Agreement for the purpose of receiving Collections.
“Borrower Account Bank” means any of the banks or other financial institutions holding one or more Borrower Accounts.
“Borrower Account Control Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among the Borrower, the Servicer, the Administrative Agent and a Borrower Account Bank, governing the terms of the related Borrower Accounts that provides the Administrative Agent with control within the meaning of the UCC over the deposit accounts subject to such agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Borrower Material Adverse Effect” means:
(a)    the occurrence of any event that could reasonably be expected to materially and adversely affect the business, assets, liabilities, properties, operations or financial condition of the Borrower;
(b)    the occurrence of any event that could reasonably be expected to materially and adversely affect the Borrower’s ability to perform its obligations under any Transaction Document to which it is a party;
(c)    the occurrence of any event that could reasonably be expected to materially and adversely affect the value, validity, enforceability or collectibility of the Pool Receivables, the Related Security with respect thereto, taken as a whole, or, in each case, any material portion thereof;
(d)    the occurrence of any event that could reasonably be expected to materially and adversely affect the (i) status, existence, perfection, priority, enforceability or other rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral or (ii) validity or enforceability against any the Borrower of any Transaction Document; or
(e)    the occurrence of any event that could reasonably be expected to materially and adversely affect the rights and remedies of the Credit Parties, taken as a whole, under this Agreement or any of the other the Transaction Documents.
“Borrower Indemnified Amounts” has the meaning set forth in Section 12.01(a).
“Borrower Indemnified Party” has the meaning set forth in Section 12.01(a).
“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital and Interest on the Loans, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any insolvency proceeding with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).
“Borrower’s Net Worth” means, at any time of determination, an amount equal to (i) the aggregate Unpaid Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Aggregate Interest at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (E) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (F) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.
“Borrowing Base” means, at any time of determination, the amount equal to (a) the Net Receivable Pool Balance at such time, minus (b) the Required Reserves at such time.
“Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the Borrowing Base at such time.
“Breakage Fee” means (i) for any Interest Period for which Interest is computed by reference to the CP Rate or ~~Adjusted LIBOR~~LMIR and a reduction of Capital is made for any reason on any day other than a Settlement Date or (ii) to the extent that the Borrower shall for any reason, fail to borrow on the date specified by the Borrower in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (A) the additional Interest (calculated without taking into account any Breakage Fee or any shortened duration of such Interest Period pursuant to the definition thereof) which would have accrued during such Interest Period (or, in the case of clause (i) above, until the maturity of the underlying Note) on the reductions of Capital relating to such Interest Period had such reductions not been made (or, in the case of clause (ii) above, the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Borrower), exceeds (B) the income, if any, received by the applicable Lender from the investment of the proceeds of such reductions of Capital (or such amounts failed to be borrowed by the Borrower). A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the affected Lender (or applicable Group Agent on its behalf) to the Borrower and shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything in this definition or in this Agreement, no Breakage Fee shall be payable to any member of any Exiting Group in connection with such Person’s exit from this Agreement.
“Budget Bill Receivable” means any Receivable, the Obligor of which has entered into a Budget Billing Plan with the related Originator.
“Budget Billing Plan” means the “Budget Billing” or similar levelized billing plan pursuant to which the related Obligor’s invoice amount for each billing cycle is a constant amount (or approximately constant) irrespective of usage for the related billing cycle.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York and (b) if this definition of “Business Day” is utilized in connection with ~~Adjusted LIBOR~~LMIR, dealings are carried out in the London interbank market.
“California Climate Credit” means any of (i) the California Climate Credit as determined from time to time by the CPUC, which credit is distributed equally to certain customers of an Originator regardless of energy consumption or bill amount and (ii) the California Industry Assistance Credit as determined from time to time by the CPUC, which credit is distributed to eligible industrial facilities that are customers of an Originator in the amounts determined by the CPUC.
“California Climate Credit Accrual” means, at any time of determination during a California Climate Credit Period, an amount equal to the aggregate California Climate Credit Amount that is expected by the Servicer to be incurred or otherwise owing, as applicable, with respect to the Pool Receivables, as reflected on the books and records of the Originators, the Servicer and the Borrower in accordance with the customary procedures established by the Originators, the Servicer and the Borrower.
“California Climate Credit Amount” means, with respect to any Obligor and as of any time of determination, any discounts, rebates, credits or similar arrangements which are owing to such Obligor with respect to the California Climate Credit.
“California Climate Credit Period” means, with respect to any California Climate Credit Amount, the period beginning on and including the last day of the month immediately preceding the month in which such California Climate Credit Amount is required by the CPUC to be credited to the applicable customers of the Originators and ending on (but excluding) the later of (i) the last day of the month in which such California Climate Credit Amount is required by the CPUC to be credited to the applicable customers of an Originator and (ii) the date on which the Originators have actually applied such California Climate Credit Amount to the applicable customers of the Originators.
“Capital” means, with respect to any Lender, without duplication, the aggregate amounts paid to, or on behalf of, the Borrower in connection with all Loans made by such Lender pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of reducing or repaying such Capital pursuant to Section 3.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on the balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP, subject to Section 1.02.
“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.
“CARE Program” means the California Alternative Rates for Energy program or any replacement program therefore pursuant to which certain low-income Obligors receive a predefined percentage discount on their invoice.
“CARE Program Exclusion Period” means the period (x) commencing on March 31, 2020 and (y) ending on the CARE Program Inclusion Date (if any).
“CARE Program Inclusion Request” means a request, in substantially the form of Exhibit E attached hereto, made by or on behalf of the Servicer pursuant to Section 13.24 of this Agreement.
“CARE Program Inclusion Date” means the applicable date designated as such in a CARE Program Inclusion Request that has been countersigned by the Administrative Agent and each Group Agent.
“CARE Program Receivable” means any Receivable, the Obligor of which is currently enrolled in the CARE Program.
“CCA” means a community choice aggregator, as defined in Section 331.1 of the California Public Utilities Code.
“Change in Control” means the occurrence of any of the following:
(a)    PG&E ceases to own, directly, 100% of the issued and outstanding Capital Stock of the Borrower free and clear of all Adverse Claims;
(b)    (i) Parent shall at any time not be the Beneficial Owner of 100% of the common stock of PG&E, the Servicer or any Originator or (ii) Parent shall at any time not be the Beneficial Owner of at least 70% of the voting Capital Stock of PG&E, the Servicer or any Originator;
(c)    any Subordinated Note shall at any time cease to be owned by an Originator, free and clear of all Adverse Claims;
(d)    there shall have been (i) a receiver appointed pursuant to an order from the State of California or a revocation of Certificate of Public Convenience and Necessity of PG&E, in each case, in accordance with Order Instituting Investigation on the

Commission’s Own Motion to Consider the Ratemaking and Other Implications of a Proposed Plan for Resolution of Voluntary Cases filed by Pacific Gas and Electric Company Pursuant to Chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court, Northern District of California, San Francisco Division, In re Pacific Gas and Electric Corporation and Pacific Gas and Electric Company, Case No. 19-30088 or otherwise or (ii) a transfer of the license and/or operating assets constituting more than 10% of the Net Tangible Assets (as defined in the Credit Agreement) of PG&E to the State of California, to any other Governmental Authority or to a third party at the direction of State of California, the CPUC or any similar Governmental Authority; or
(e)    with respect to Parent:
(i)    any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) shall become the Beneficial Owner of shares representing more than 35% of the voting power of the Capital Stock of Parent; or
(ii)    at any point during any period of 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24-month period were directors of Parent, together with any directors whose election or nomination for election to the board of directors of Parent (whether by the board of directors of Parent or any shareholder of Parent) was approved by a majority of the directors who either were directors of Parent at the beginning of such 24-month period or whose election or nomination for election was so approved, cease to constitute a majority of the board of directors of Parent.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, statute, treaty, policy, guideline or directive of any Governmental Authority, (b) any change in any law, rule, regulation, statute, treaty, policy, guideline or directive or in the application, interpretation, promulgation, implementation, administration or enforcement thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III and (z) the EU Securitisation Regulation Rules, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means October 5, 2020.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral” has the meaning set forth in Section 4.05(a).

“Collection Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof) (in each case, in the name of an Originator) and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to a Collection Account Control Agreement for the purpose of receiving Collections.
“Collection Account Agent” means Citibank, N.A.
“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.
“Collection Account Control Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among an Originator, the Collection Account Agent and a Collection Account Bank, governing the terms of the related Collection Accounts that provides the Collection Account Agent with control within the meaning of the UCC over the deposit accounts subject to such agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any PG&E Party or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.
“Commitment” means, with respect to any Committed Lender (including a Related Committed Lender), the maximum aggregate amount which such Person is obligated to lend hereunder on account of all Loans as set forth on Schedule I or in the Assignment and Acceptance Agreement or other agreement pursuant to which it became a Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 13.03 or in connection with a reduction in the Facility Limit pursuant to Section 2.02(e). If the context so requires, “Commitment” also refers to a Committed Lender’s obligation to make Loans hereunder in accordance with this Agreement.
“Committed Lenders” means MUFG and each other Person that is or becomes a party to this Agreement in the capacity of a “Committed Lender”.
“Commonly Controlled Entity” means an entity, whether or not incorporated, that is under common control with any PG&E Party within the meaning of Section 4001 of ERISA or is part of a group that includes any PG&E Party and that is treated as a single employer under Section 414 of the Code.

“Concentration Limit” means at any time for any Obligor, the product of (i) such Obligor’s Specified Concentration Percentage, times (ii) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at the time of determination.
“Conduit Lender” means each commercial paper conduit that is or becomes a party to this Agreement in the capacity of a “Conduit Lender”.
“Confirmation Order” means that certain order of the United States Bankruptcy Court for the Northern District of California, San Francisco Division dated June 20, 2020 Docket No. 8053 confirming a plan of reorganization same as or substantially similar to the Plan of Reorganization.
“Contract” means, with respect to any Receivable, a contract (including any purchase order or invoice), between an Originator and an Obligor, pursuant to which such Receivable arises or which evidences such Receivable. A “related” Contract with respect to a Receivable means a Contract under which such Receivable arises or which is relevant to the collection or enforcement of such Receivable.
“Control Direction” has the meaning set forth in the Intercreditor Agreement.
~~“Corresponding Tenor” with respect to any Benchmark Replacement means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as the then-current Benchmark.~~
“CP Rate” means, (a) with respect to Jupiter Securitization Company LLC and for any Interest Period (or portion thereof) for any Portion of Capital, the per annum rate calculated to yield the “weighted average cost” (as defined below) for such Interest Period (or portion thereof) in respect to Notes issued by such Conduit Lender; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate for such Interest Period (or portion thereof), the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum shall be used in calculating such component; provided, further, that if the CP Rate as determined herein shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. As used in this definition, “weighted average cost” for any Interest Period (or portion thereof) means the sum (without duplication) of (i) the actual interest accrued during such Interest Period (or portion thereof) on outstanding Notes issued by such Conduit Lender (excluding any Notes issued to and held by JPMorgan Chase or any affiliate thereof, other than such Notes held as part of the market making activities of any dealer of such Conduit Lender’s Notes), (ii) the commissions of placement agents and dealers in respect of such Notes, (iii) any note issuance costs attributable to such Notes not constituting dealer fees or commissions, expressed as an annualized percentage of the aggregate principal component thereof, (iv) the actual interest accrued during such Interest Period (or portion thereof) on other borrowings by such Conduit Lender (as determined by its Group Agent), including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, which may include loans from such Conduit Lender’s Group Agent or its affiliates (such interest rate not to exceed, on any day, the Federal Funds Effective Rate in effect on such day plus 0.50%), and (v) incremental carrying costs incurred with respect to Notes maturing on dates other than those on which corresponding funds are received by such Lender Purchaser, minus any accrual of income net of expenses received from investment of collections received under all receivable purchase facilities funded substantially with Notes and (b) with respect to any other Conduit Lender and for any Interest Period (or portion thereof) for any Portion of Capital, the per annum rate equivalent to the weighted average cost (as determined by the applicable Group Agent and which shall include commissions and fees of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Lender, other borrowings by such Conduit Lender (other than under any Liquidity Agreement) and any other costs and expenses associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Conduit Lender to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Lender) (determined in the case of Notes issued on a discount by converting the discount to an interest equivalent rate per annum); provided, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Borrower agrees that any amounts payable to Conduit Lenders in respect of Interest for any Interest Period with respect to any Portion of Capital funded by such Conduit Lenders at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Conduit Lenders had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Lender from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity); provided, further, that if the CP Rate as determined herein shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“CPUC” means the California Public Utilities Commission or its successor.
“CPUC Fees” means fees included in any invoice that are to be remitted to the CPUC to fund CPUC’s ongoing activities.
“Credit Agreement” means that certain Credit Agreement dated as of July 1, 2020, among PG&E, the several banks and other financial institutions or entities from time to time parties thereto as lenders and JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-administrative agents and Citibank, N.A., as designated agent.
“Credit Agreement Financial Covenant” means the financial covenant set forth in Section 7.2 of the Credit Agreement as in effect on the Closing Date.
“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit F, as modified in compliance with this Agreement.
“Credit Extension” means the making of any Loan.

“Credit Party” means each Lender, the Administrative Agent and each Group Agent.
“CRR Part Five RTS” means Chapters I, II and III and Article 22 of Commission Delegated Regulation (EU) No. 625/2014 of June 26, 2014 (as applicable on the date hereof pursuant to Article 43(7) of the EU Securitisation Regulation).
“CTA” means any core transport agent or other third-party natural gas provider.
“CTA Charges” means any fees or charges owing by an Obligor that are related to any fees, costs or expenses payable to any CTA.
“Customer Payables” means, with respect to any Obligor, the aggregate amount then owing to such Obligor by the Originators and Affiliates thereof as a result of such Obligor being a supplier or vender to any Originator or Affiliate thereof.
“Customer Payables Proxy” means $10,000,000. Within thirty (30) days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the Customer Payables Proxy may be adjusted by the Administrative Agent upon not less than five (5) Business Days’ notice to Borrower to reflect the amount that the Administrative Agent reasonably believes approximates the aggregate amount of Customer Payables.
“Customer Refund” means, with respect to any Obligor, the aggregate amount of all refunds owed to such Obligor as a result of property damages, failure to deliver services or other known issues.
“Cut-Off Date” means the last day of each Settlement Period.
“Cut-Off Time” means, with respect to each Business Day, a time selected by the Servicer which will occur between 11:00 a.m. and 1:00 p.m. (San Francisco time) on such Business Day.
“DA” means a direct access retail customer who purchases electricity from an ESP.
“Daily Report” means a report, in substantially the form of Exhibit J.
~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion in consultation with the Borrower.~~
“Days Sales Outstanding” means, on any date, the number of days equal to the product of (a) 30 and (b) the amount obtained by dividing (i) the aggregate Unpaid Balance of the Pool

Receivables as of the Cut-Off Date of the most recently ended Settlement Period, by (ii) the aggregate initial Unpaid Balance of all Pool Receivables which were originated during the most recently ended Settlement Period.
“Debt” means, as to any Person at any time of determination, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables, including under energy procurement and transportation contracts, incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (other than reimbursement obligations, which are not due and payable on such date, in respect of documentary letters of credit issued to provide for the payment of goods and services in the ordinary course of business), (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Adverse Claim on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided, that if such Person is not liable for such obligation, the amount of such Person’s Debt with respect thereto shall be deemed to be the lesser of the stated amount of such obligation and the value of the property subject to such Lien), and (j) for the purposes of Section 9.1(l)(ii) only, all obligations of such Person in respect of Swap Agreements; provided, however, that Debt as used in this Agreement with respect to PG&E, PCG and their respective Subsidiaries (other than the Borrower) shall exclude any Non-Recourse Debt and any obligations under any A/R Securitization Transaction. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefor.
“Deemed Collections” has the meaning set forth in Section 3.01(d).
“Defaulted Receivable” means a Pool Receivable, without duplication:
(a)    as to which any payment, or part thereof, remains unpaid for more than 120 days from the original invoice date for such Pool Receivable;
(b)    as to which the Obligor thereof is subject to an Event of Bankruptcy that has occurred and is continuing; or

(c)    which, consistent with the Credit and Collection Policy, would be or should have been written off as uncollectible.
“Delinquency Ratio” means, as of any date of determination, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate Unpaid Balance of all Pool Receivables that constitute Delinquent Receivables as of the Cut-Off Date for the most recently ended Settlement Period, and (b) the denominator of which is the aggregate Unpaid Balance of all Pool Receivables (other than any Unaged Receivables or any Unbilled Receivables) as of the Cut-Off Date for the most recently ended Settlement Period.
“Delinquent Receivable” means a Pool Receivable that is not a Defaulted Receivable and as to which any payment, or part thereof, remains unpaid for more than 90 days from the original invoice date for such Pool Receivable.
“Deposit Balance” means, as of any date, the aggregate amount of security deposits and other deposits received by or on behalf of the Obligors that are then being held by the Originators and Affiliates thereof (or any agent thereof on their behalf).
“Designated Obligor” means an Obligor that is designated as a “Designated Obligor” in a writing signed by the Administrative Agent and the Borrower.
“Dilution Horizon Ratio” means, as of any Cut-Off Date, a fraction (expressed as a percentage), (a) the numerator of which is equal to the Gross Sales for the Settlement Period ended on such Cut-Off Date, and (b) the denominator of which is the Net Receivable Pool Balance as of such Cut-Off Date.
“Dilution Ratio” means, as of any Cut-Off Date, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate amount of all Deemed Collections in respect of Pool Receivables which occurred during the most recently ended Settlement Period and (b) the denominator of which is the Gross Sales during the Settlement Period one (1) month prior to the Settlement Period ending on such Cut-Off Date.
“Dilution Reserve Floor Percentage” means, with respect to any date of determination, a percentage equal to the greater of (i) 2.0% and (ii) a percentage equal to:
ADR x DHR
        where:
        ADR    =    the Adjusted Dilution Ratio on such day, and
        DHR    =     the Dilution Horizon Ratio on such day.
“Dilution Volatility Ratio” means, with respect to any date of determination, the product of (a) the positive difference between (i) the highest Dilution Ratio for any Settlement Period observed over the preceding twelve Settlement Periods (the “Dilution Spike”), minus (ii) the

Adjusted Dilution Ratio, times (b) the quotient of (i) the Dilution Spike, divided by (ii) the Adjusted Dilution Ratio.
“Discretionary Advance” means an unsecured discretionary advance made to any Conduit Lender to repay maturing Notes.
“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.
“DWR” means the California Department of Water Resources or its successor.
“DWR Bond Charges” means any fees or charges owing by an Obligor that are related to the recovery of the cost of bonds issued by the DWR to purchase power to serve electric customers.
“DWR Other Charges” means any fees or charges owing by an Obligor that are related to any fees, costs or expenses owing to DWR.
“Dynamic Dilution Reserve Percentage” means, with respect to any date of determination, an amount equal to:
DHR x {(SF x ADR) + DVC}
        where:
        ADR    =    the Adjusted Dilution Ratio on such day,
        DHR    =     the Dilution Horizon Ratio on such day,
        DVC    =     Dilution Volatility Ratio on such day, and
        SF    =    the Stress Factor on such day.
“Dynamic Loss Reserve Percentage” means, on any day:
SF x LR x LHR
where:
SF    =    the Stress Factor on such day,
LR    =    the highest three-month average Loss Ratio over the past 12 months,
LHR    =    Loss Horizon Ratio on such day.
~~“Early Opt-in Election” means, if the then-current Benchmark is Adjusted LIBOR, the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from Adjusted LIBOR and the provision by the Administrative Agent of written notice of such election to the Group Agents.~~
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (i) any Committed Lender or any of its Affiliates, (ii) any Person managed by a Committed Lender or any of its Affiliates and (iii) any other financial or other institution.
“Eligible Contract” means a Contract governed by the law of the United States of America or of any State thereof that contains an obligation to pay a specified sum of money on or before a date certain and that has been duly authorized by each party thereto and which (i) does not contain a legally enforceable right on the part of the Obligor thereunder to consent to any transfer, sale or assignment thereof or of the related Receivable or any proceeds of any of the foregoing, (ii) is not subject to a confidentiality provision, covenant of non-disclosure or similar restrictions that would restrict the ability of the Administrative Agent or any Credit Party to fully exercise or enforce its rights under the Transaction Documents (including any rights thereunder assigned or originated to them hereunder) with respect to the related Receivable, (iii) is not “chattel paper” as defined in the UCC of any jurisdiction governing the perfection or assignment of the related Receivable, (iv) that is in substantially the form of one of the form contracts set forth on Exhibit D hereto or otherwise approved by the Administrative Agent in writing and (v) is in full force and effect.
“Eligible Receivable” means, as of any date of determination, a Receivable:
(a)(i) which represents all or part of the sales price of goods sold, or services provided, by an Originator to the related Obligor in the ordinary course of such Originator’s business, (ii) which has been sold or contributed and otherwise validly transferred to the Borrower pursuant to the Purchase and Sale Agreement and for which the Borrower has good and marketable title thereto free and clear of any Adverse Claim, (iii) for which all obligations of the related Originator in connection with which have been fully performed, (iv) no portion of which is in respect of any amount as to which the related Obligor is permitted to withhold payment until the occurrence of a specified event or condition (including “guaranteed” or “conditional” sales or any performance by an Originator), (v) which is not issued under cash-in-advance or cash-on-account terms and (vi) with payment terms of not more than 60 days from the original invoice date for such Receivable; provided that, for the avoidance of doubt, no portion of any Receivable for which the related goods or services have not been delivered or performed by an Originator shall constitute an “Eligible Receivable” (including for purposes of calculating the Net Receivable Pool Balance);
(b)for which the related Originator has (i) recognized all of the related revenue on its financial books and records in accordance with GAAP and (ii) recorded and is tracking such Receivable in such Originator’s “Customer Care and Billing” billing system;
(c)which (i) is a Retail Energy Receivable and (ii) is one of the following: (A) so long as a Ratings Event has not occurred and is continuing, an Eligible Unbilled Receivable, (B) an Eligible Unaged Receivable or (C) a Receivable for which an invoice therefore has been delivered to the related Obligor;
(d)which has been (or will be) billed by an Originator and not by any other Person on its behalf;
(e)which (i) constitutes an “account” or a “payment intangible”, (ii) is not evidenced or represented by “instruments” or “chattel paper”, (iii) does not constitute, or arise from the sale of, “as-extracted collateral”, in each case, as defined in the UCC and (iv) is not payable in installments (it being understood that a levelized billing plan of a Budget Bill Receivable shall not constitute installments);
(f)the Obligor of which (i) is neither a Sanctioned Person nor a Designated Obligor, (ii) is not subject to an Event of Bankruptcy that has occurred and is continuing and (iii) is a resident of, and has both a billing address and a service address in, the United States;
(g)which is not a Defaulted Receivable, a Delinquent Receivable, an Excluded Receivable, a Miscellaneous Item or an Ineligible Receivable;
(h)which the aggregate Unpaid Balance of Defaulted Receivables and Delinquent Receivables included in the Receivables Pool of the Obligor of such Receivable is not more than 50% of the aggregate Unpaid Balance of all Pool Receivables owed by such Obligor;
(i)the pledge, sale or contribution of which pursuant to the related Purchase and Sale Agreement and this Agreement does not (i) violate, contravene or conflict with any law, the related Contract or any other applicable contracts or other restrictions or (ii) require the consent or approval of, or a license or consent from, the related Obligor, any Governmental Authority or any other Person;

(j)which is denominated and payable only in U.S. Dollars in the United States to a Collection Account or a Lock-Box that is subject to (i) an enforceable Collection Account Control Agreement and (ii) the Intercreditor Agreement;
(k)which arises under an Eligible Contract that, together with such Receivable, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor to pay such Receivable enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to and limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or in law) and (ii) is not subject to any dispute, offset, credit, reduction, netting, litigation, counterclaim or defense whatsoever (including defenses arising out of violations of usury laws) (other than (A) potential discharge in a bankruptcy of the related Obligor and (B) potential reductions as a result of the California Climate Credit);
(l)the payment or transfer of which is not subject to withholding taxes;
(m)which together with the Contract and Related Security related thereto, does not contravene any Applicable Law applicable thereto (including Applicable Laws relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) in any respect which would, individually or in the aggregate, have a Material Adverse Effect on the value, validity, collectability or enforceability of the related Receivable or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and with respect to which the origination thereof did not violate any such Applicable Law in any material respect;
(n)which has been serviced in accordance with the applicable requirements of the Credit and Collection Policy (without giving effect to any material changes to (or suspension of) the Credit and Collection Policy that have not been consented to in writing by the Administrative Agent and the Majority Group Agents);
(o)which together with the Related Security with respect thereto satisfied, as to the date such Receivable was originated, all applicable requirements of the Credit and Collection Policy;
(p)which together with the Contract and Related Security related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 8.02;
(q)which does not require payments based on a percentage of the applicable Obligor’s income;
(r)with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under the Purchase and Sale Agreement have been duly obtained, effected or given and are in full force and effect (other than filings under the Federal Assignment of Claims Act (or any other similar Applicable Law));
(s)the purchase of which is a “current transaction” within Section 3(a)(3) of the Securities Act;
(t)which represents part or all of the price of the sale of “merchandise,” “insurance” or “services” within the meaning of Section 3(c)(5) of the Investment Company Act and which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act;
(u)the purchase of which by the Borrower under the Purchase and Sale Agreement, does not and the transactions contemplated hereby do not, constitute a Security;
(v)which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance; and
(w)if a Ratings Event has occurred and is continuing, for which neither the related Originator nor any Affiliate thereof is holding any Deposit Balances or other deposits received by or on behalf of the related Obligor; provided that only the portion of such Receivable in an amount equal to such Deposit Balances or other deposits shall be ineligible.
“Eligible Unaged Receivable” means, at any time, any Unaged Receivable if (a) the related Originator has recognized the related revenue on its financial books and records under GAAP and (b) not more than thirty (30) days have expired since the date such Unaged Receivable arose.
“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable if (a) the related Originator has recognized the related revenue on its financial books and records under GAAP, (b) such Unbilled Receivable has been fully earned by the related Originator and (c) not more than thirty (30) days have expired since the date that the related goods or services have been provided that result in such Unbilled Receivable.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Event” means (a) any Reportable Event; (b) the failure of any PG&E Party or any Commonly Controlled Entity to timely make a required contribution with respect to any Plan or any Multiemployer Plan; (c) the imposition of an Adverse Claim under Section 430 of the Code or Section 303 of ERISA with respect to any Single Employer Plan; (d) the failure of any PG&E Party or any Commonly Controlled Entity to meet the minimum funding standard under Section 412 or 430 of the Code with respect to any Plan or the filing of an application for a funding waiver with respect to any Single Employer Plan; (e) the incurrence by any PG&E Party or any Commonly Controlled Entity of any liability under Title IV of ERISA, including with respect to the termination of any Plan (other than the payment of PBGC premiums in the ordinary course); (f) (i) the termination of, or the filing or receipt of a notice of intent to terminate, a Single Employer Plan under Section 4041 of ERISA, or the treatment of a plan amendment as a termination under Section 4041 of ERISA, or (ii) (A) the appointment of a trustee to administer a Single Employer Plan under Section 4042, or (B) the institution by the PBGC of proceedings to terminate a Single Employer Plan or to have a trustee appointed to administer a Single Employer Plan, or receipt by the a PG&E Party or Commonly Controlled Entity of notice from the PBGC thereof, where such proceedings continue unstayed or in effect for more than 60 days, or such notice is not withdrawn by the PBGC within 60 days following delivery by PBGC; (g) the incurrence by any PG&E Party or any Commonly Controlled Entity of any liability with respect to the complete withdrawal or partial withdrawal under Title IV of ERISA from any Multiemployer Plan; (h) the receipt by any PG&E Party or any Commonly Controlled Entity of any notice from a Multiemployer Plan concerning the imposition of Withdrawal Liability; (i) receipt of notification by any PG&E Party or any Commonly Controlled Entity from a Multiemployer Plan that such Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA) or in Insolvency; (j) the incurrence by any PG&E Party or any Commonly Controlled Entity of any liability pursuant to Section 4063 or 4064 of ERISA or a substantial cessation of operations with respect to a Plan within the meaning of Section 4062(e) of ERISA; (k) the posting of a bond or security under Section 436(f) of the Code with respect to any Plan; or (l) any PG&E Party incurs material tax liability with respect to any Plan (including Sections 4975, 4980B, 4980D, 4980H and 4980I of the Code, as applicable).
“Erroneous Payment” has the meaning assigned to it in Section 10.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.10(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.10(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.10(e).
“ESP” means any electric service provider, as defined in Section 218.3 of the California Public Utilities Code, excluding Pacific Gas and Electric Company and its Subsidiaries.
“ESP Charges” means any fees or charges owing by an Obligor that are related to any fees, costs or expenses payable to any ESP.
“ESP Consolidated Receivable” means any Receivable arising from the sale of goods or the provision of services by an Originator which is billed by an ESP on behalf of such Originator.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time, available at http://www.lma.eu.com/pages.aspx?p=499.

“EU Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other European Union directives and regulations.
“EU Securitisation Regulation Rules” means the EU Securitisation Regulation, together with all relevant implementing regulations in relation thereto, all regulatory technical standards, implementing technical standards and delegated regulations in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitisation Regulation and, in each case, any relevant guidance or policy statements published in relation thereto by the European Banking Authority, the European Securities and Markets Authority, the European Insurance and Occupational Pensions Authority (or in each case, any predecessor or any other applicable regulatory authority) or by the European Commission, in each case as amended and in effect from time to time.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:
(a)    (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examinership, reorganization, debt arrangement, dissolution, administration, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, examiner, administrator, assignee, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Applicable Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under federal bankruptcy laws or other similar Applicable Laws now or hereafter in effect; or
(b)    such Person (i) shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution, administration or other similar law now or hereafter in effect, (ii) shall consent to the appointment of or taking possession by a receiver, liquidator, examiner, administrator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property or (iii) shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors (or any board or Person holding similar rights to control the activities of such Person) shall vote to implement any of the foregoing.
“Event of Default” has the meaning specified in Section 9.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 13.01.
“Excess Budget Bill Concentration Amount” means, at any time, the amount by which (a) the aggregate Unpaid Balance of all Eligible Receivables that constitute Budget Bill Receivables at such time, exceeds (b) the product of (x) 5.00%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.
“Excess CARE Program Concentration Amount” means, at any time other than during the CARE Program Exclusion Period, the amount by which (a) the aggregate Unpaid Balance of all Eligible Receivables that constitute CARE Program Receivables at such time, exceeds (b) the product of (x) 10.00%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.
“Excess Deposit Balance Concentration Amount” means, at any time, so long as a Ratings Event has not occurred and is continuing, the amount by which (a) the Deposit Balance at such time, exceeds (b) the product of (x) 20.00%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.
“Excess Federal Government Receivables Concentration Amount” means, at any time, the amount by which (a) the aggregate Unpaid Balance of all Eligible Receivables included in the Receivables Pool that are Federal Government Receivables at such time, exceeds (b) the product of (x) 2.50%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.
“Excess FERA Program Concentration Amount” means, at any time, the amount by which (a) the aggregate Unpaid Balance of all Eligible Receivables that constitute FERA Program Receivables at such time, exceeds (b) the product of (x) 5.00%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.
“Excess Medical Receivable Concentration Amount” means, at any time, the amount by which (a) the aggregate Unpaid Balance of all Eligible Receivables that constitute Medical Receivables at such time, exceeds (b) the product of (x) 3.00%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.
“Excess Non-Federal Government Receivables Concentration Amount” means, at any time, the amount by which (a) the aggregate Unpaid Balance of all Eligible Receivables included in the Receivables Pool that are Non-Federal Government Receivables at such time, exceeds (b) the product of (x) 7.50%, times (y) the aggregate Unpaid Balance of the Eligible Receivables included in the Receivables Pool at such time.
“Excess Obligor Concentration Amount” means, at any time, the aggregate of the amounts determined for each Obligor by which (a) the aggregate Unpaid Balance of all Eligible Receivables included in the Receivables Pool that are owed by such Obligor or an Affiliate of such Obligor at such time, exceeds (b) the Concentration Limit for such Obligor at such time.
“Excess Unbilled Receivables Concentration Amount” means, at any time, the amount by which (a) the aggregate Unpaid Balance of all Eligible Receivables included in the Receivables Pool that are Unbilled Receivables at such time, exceeds (b) the product of (x) 50.00%, times (y) the aggregate Unpaid Balance of the Receivables included in the Receivables Pool at such time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.
“Excluded Collections” means, with respect to any Excluded Receivable: (a) all funds that are received by any PG&E Party or any other Person on their behalf in payment of any amounts owed in respect of such Excluded Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges), or applied to amounts owed in respect of such Excluded Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related obligor or any other Person directly or indirectly liable for the payment of such Excluded Receivable and available to be applied thereon) and (b) all other proceeds of such Excluded Receivable.
“Excluded Receivables” means all (i) CTA Charges, (ii) DWR Bond Charges and DWR Other Charges, (iii) ESP Charges, (iv) Nuclear Decommission Charges, (iv) Securitization Bond Charges and (v) UDC Consolidated Billing Receivables.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender makes a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office and (c) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Executive Order” means Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001.
“Exiting Group” has the meaning specified in Section 2.02(g).
“Facility Limit” means $1,000,000,000 as reduced from time to time pursuant to Section 2.02(e). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital at such time.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCPA” has the meaning set forth in Section 6.01(n)(ii).
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum, determined by Administrative Agent, equal (for each day during such period) to:
(a)    the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or
(b)    if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Federal Government Obligor” means the United States, any territory, possession or commonwealth of the United States, or any agency, department or instrumentality of any of the foregoing, but excluding any Local Government Obligor.
“Federal Government Receivable” means any Receivable the Obligor of which is a Federal Government Obligor.
“Fee Letter” has the meaning specified in Section 2.03(a).
“Fees” has the meaning specified in Section 2.03(a).
“FERA Program” means the Family Electric Rate Assistance program or any replacement program therefore pursuant to which certain low-income Obligors receive a predefined percentage discount on their invoice.
“FERA Program Receivable” means any Receivable, the Obligor of which is currently enrolled in the FERA Program.
“FERC” means the Federal Energy Regulatory Commission, including the staff thereof and any successor thereto.
“Final Maturity Date” means the date that (i) is one hundred eighty (180) days following the Scheduled Termination Date or (ii) such earlier date on which the Loans become due and payable pursuant to Section 9.01.
“Final Payout Date” means the date on or after the Termination Date when (i) the Aggregate Capital and Aggregate Interest have been paid in full, (ii) all Borrower Obligations shall have been paid in full, (iii) all other amounts owing to the Credit Parties and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (iv) all accrued Servicing Fees have been paid in full.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges, early termination charges or similar charges owing by an Obligor pursuant to such Contract.
“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.
“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
~~“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Adjusted LIBOR.~~
“Foreign Obligor Receivable” means any Receivable the Obligor of which has a billing address that is not located within the United States.
“FPA” means the Federal Power Act, as amended, including the regulations and orders publicly promulgated by the FERC thereunder.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, except as noted below. In the event that any “Change in Accounting Principles” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then, upon the request of the Borrower, the Servicer or the Majority Group Agents, the Borrower, the Servicer and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Change in Accounting Principles with the desired result that the criteria for evaluating the Borrower’s and the Servicer’s financial condition shall be the same after such Change in Accounting Principles as if such Change in Accounting Principles had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Servicer, the Administrative Agent and the Majority Group Agents, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Change in Accounting Principles had not occurred. “Change in Accounting Principles” refers to (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or any successor thereto, the SEC or, if applicable, the Public Company Accounting Oversight Board and (ii) any change in the application of GAAP concurred by the Borrower’s or the Servicer’s, as applicable, independent public accountants and disclosed in writing to the Administrative Agent.
“Government Receivable” means any Federal Government Receivable and any Non-Federal Government Receivable.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Gross Sales” means, for any Settlement Period, the aggregate initial Unpaid Balance of all Receivables (excluding all Unbilled Receivables) generated by the Originators during such Settlement Period.
“Group” means, (i) for any Conduit Lender, such Conduit Lender, together with such Conduit Lender’s Related Committed Lenders and related Group Agent, (ii) for MUFG, MUFG as a Committed Lender and as a Group Agent and (iii) for any other Lender that does not have a Related Conduit Lender, such Lender, together with such Lender’s related Group Agent and each other Lender for which such Group Agent acts as a Group Agent hereunder.
“Group Agent” means each Person acting as agent on behalf of a Group and designated as the Group Agent for such Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Group Agent for any Group pursuant to an Assignment and Acceptance Agreement or otherwise in accordance with this Agreement.
“Group Agent’s Account” means, with respect to any Group, the account(s) from time to time designated in writing by the applicable Group Agent to the Borrower and the Servicer for purposes of receiving payments to or for the account of the members of such Group hereunder.
“Group Commitment” means, with respect to any Group, at any time of determination, the aggregate Commitments of all Committed Lenders within such Group.
“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees any Debt, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (v) to reimburse or indemnify an issuer of a letter of credit, surety bond or guarantee issued by such issuer in respect of primary obligations of a primary obligor other than PG&E or any Significant Subsidiary; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by PG&E in good faith.
“Guaranty” means, with respect to any Person, any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Independent Director” has the meaning set forth in Section 7.03(c).
“Ineligible Receivable” means, as of any date of determination, any Receivable (or portion thereof) that is (i) an Affiliate Receivable, (ii) an ESP Consolidated Receivable, (iii) a CPUC Fee, (iv) a Foreign Obligor Receivable, (v) a Payment Plan Receivable, (vi) a Revenue Assurance Receivable, (vii) a Supplier Receivable, (viii) a Wholesale Receivable, (ix) a Finance Charge, (x) a Tax Charge ~~or~~, (xi) a Modified Receivable or (xii) if such date of determination is during the CARE Program Exclusion Period, a CARE Program Receivable.
“Initial Transfer Amount” means, with respect to any Business Day, an amount equal to the lesser of (a) an amount equal to the product of (i) the sum of (x) the aggregate amount of Available Funds deposited into the Collection Accounts on such Business Day before the applicable Cut-Off Time for such Business Day, plus (y) the aggregate amount of Available Funds deposited into the Collection Accounts on the prior Business Day after the applicable Cut-Off Time used to determine the Initial Transfer Amount on such prior Business Day, times (ii) the Subject Percentage and (b) an amount equal to the sum of (x) the aggregate amount of Collections deposited into the Collection Accounts on such Business Day before the applicable Cut-Off Time for such Business Day, plus (y) the aggregate amount of Collections deposited into the Collection Accounts on the prior Business Day after the applicable Cut-Off Time used to determine the Initial Transfer Amount on such prior Business Day.
“Insolvency” means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.
“Intended Tax Treatment” has the meaning set forth in Section 13.14.
“Intercreditor Agreement” means the Collection Account Intercreditor Agreement, dated as of the Closing Date, among PG&E, the Borrower, the Administrative Agent, the Collection Account Agent and each of the other parties from time to time party thereto.

“Intercreditor Agreement Secured Parties” means the Administrative Agent and the other secured parties under the Intercreditor Agreement.
“Interest” means, for each Loan for any day during any Interest Period (or portion thereof), the amount of interest accrued on the Capital of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.03(b).
“Interest Period” means, with respect to each Loan, (a) before the Termination Date: (i) initially, the period commencing on the date such Loan is made pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the end of such Settlement Period and (ii) thereafter, each Settlement Period and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) or, in the absence of any such selection, each Settlement Period.
“Interest Rate” means, for any day in any Interest Period for any Loan (or any portion of Capital thereof):
(a)    if such Loan (or such portion of Capital thereof) is being funded by a Conduit Lender on such day through the issuance of Notes, the applicable CP Rate; or
(b)    if such Loan (or such portion of Capital thereof) is being funded by any Lender on such day other than through the issuance of Notes (including, without limitation, if a Conduit Lender is then funding such Loan (or such portion of Capital thereof) under a Program Support Agreement, or if a Committed Lender is then funding such Loan (or such portion of Capital thereof)), ~~then Adjusted LIBOR, provided, however, that the Interest Rate applicable to any LIBOR Loan that is not advanced on a Monthly Settlement Date shall be the Base Rate for each day during the initial Interest Period applicable to such Loan from the date such Loan is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date~~LMIR;
provided, however, that the “Interest Rate” for each Loan and any day while an Event of Default or a Termination Event has occurred and is continuing shall be an interest rate per annum equal to the sum of 3.00% per annum plus the greater of (i) the interest rate per annum determined for such Loan and such day pursuant to clause (a) or (b) above, as applicable, and (ii) the Base Rate in effect on such day; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; provided, further, however, that Interest for any Loan shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
“Interim Report” means any Daily Report or Weekly Report.
“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
“JPM” means JPMorgan Chase Bank, N.A.
“Lenders” means the Conduit Lenders and the Committed Lenders.
~~“LIBOR Loan” means a Loan accruing Interest at Adjusted LIBOR.~~
“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.
“Liquidity Agreement” means any agreement entered into, directly or indirectly, in connection with or related to, this Agreement pursuant to which a Liquidity Provider agrees to make loans or advances to, or purchase assets from, a Conduit Lender (directly or indirectly) in order to provide liquidity or other enhancement for such Conduit Lender’s Notes or other senior indebtedness.
“Liquidity Provider” means any lender, credit enhancer or liquidity provider that is at any time party to a Liquidity Agreement or any successor or assign of such lender, credit enhancer or liquidity provider or any similar entity with respect to any permitted assignee of a Conduit Lender.

“LMIR” means for any day during any Interest Period (a) with respect to any Group, the interest rate per annum for a period of time comparable to such Interest Period equal to the ICE Benchmark Administration Limited (or the successor thereto if it is no longer making such rates available) LIBOR Rate (“ICE LIBOR”), as published by Reuters (currently Reuters LIBOR01 page) (or any other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London, England time) for deposits in U.S. Dollars on such day, or if such day is not a Business Day, on the immediately preceding Business Day, or (b) if a rate cannot be determined under the foregoing clause, an annual rate equal to the average (rounded upwards if necessary to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. Dollars with a duration comparable to such Interest Period in a principal amount substantially equal to the principal amount of the applicable Portion of Capital to be funded at LMIR on such day are offered to the principal London office of the applicable Group Agent (or its related Committed Lender) by three London banks, selected by Administrative Agent in good faith, at about 11:00 a.m. (London, England time) on such day, or if such day is not a Business Day, on the immediately preceding Business Day; provided, however, that if LMIR, determined as provided above, would be less than zero, LMIR shall for all purposes of this Agreement be zero.
“Loan” means any loan made by a Lender pursuant to Section 2.02.

“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent and the Group Agents pursuant to Section 2.02(a).
“Local Government Obligor” shall mean any state or local government, including counties, cities and towns, any political subdivision of any of the foregoing, or any agency, department or instrumentality of any the foregoing.
“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed a Collection Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).
“Loss Horizon Ratio” means, as of any Cut-Off Date, a fraction (expressed as a percentage), (a) the numerator of which is the Gross Sales during the immediately preceding four (4) Settlement Periods then most recently ended and (b) the denominator of which is the Net Receivable Pool Balance as of such Cut-Off Date.
“Loss Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) (a) the numerator of which is the sum of (i) the aggregate Unpaid Balance of all Pool Receivables (other than (x) CARE Program Receivables during the CARE Program Exclusion Period and (y) Payment Plan Receivables and Revenue Assurance Receivables) as to which any payment, or part thereof, remains unpaid for more than 120 but less than 151 days from the original invoice date for such Pool Receivable, plus (without duplication) (ii) any Losses (net of recoveries) incurred in the most recently ended Settlement Period (other than any that have occurred with respect to (x) CARE Program Receivables during the CARE Program Exclusion Period or (y) Payment Plan Receivables or Revenue Assurance Receivables), and (b) the denominator of which is the Gross Sales during the Settlement Period four (4) months prior to the Settlement Period ending on such Cut-Off Date.
“Loss Reserve Floor Percentage” means 12.0%.
“Losses” means the Unpaid Balance of any Pool Receivables that have been, or should have been, written-off as uncollectible by the Servicer or any Originator in accordance with the Credit and Collection Policies.
“Majority Group Agents” means one or more Group Agents which in its Group, or their combined Groups, as the case may be, have Committed Lenders representing more than 66 2/3% of the aggregate Commitments of all Committed Lenders in all Groups (or, if the Commitments have been terminated, have Lenders representing more than 66 2/3% of the aggregate outstanding Capital held by all the Lenders in all Groups); provided, however, that at any time there are three or more Groups, “Majority Group Agents” shall mean at least two Group Agents.
“Material Adverse Effect” means:

(a)    (i) if a particular Person is specified, a change in the business, property, operations or financial condition of such Person, and its Subsidiaries taken as a whole, that could reasonably be expected to materially and adversely affect such Person’s ability to perform its obligations under this Agreement or any other Transaction Document or (ii) if a particular Person is not specified, a change in the business, property, operations or financial condition of any PG&E Party, and its Subsidiaries taken as a whole, that could reasonably be expected to materially and adversely affect such PG&E Party’s ability to perform its obligations under any Transaction Document to which it is a party;
(b)    the occurrence of any event that could reasonably be expected to materially and adversely affect the value, validity, enforceability or collectibility of the Pool Receivables, the Related Security with respect thereto, taken as a whole, or, in each case, any material portion thereof;
(c)    the occurrence of any event that could reasonably be expected to materially and adversely affect the (i) status, existence, perfection, priority, enforceability or other rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral or (ii) validity or enforceability against any PG&E Party of any Transaction Document;
(d)    the occurrence of any event that could reasonably be expected to materially and adversely affect the business, assets, liabilities, properties, operations or financial condition of the Borrower; or
(e)    the occurrence of any event that could reasonably be expected to materially and adversely affect the rights and remedies of the Credit Parties, taken as a whole, under this Agreement or any of the other the Transaction Documents.
“Maximum Days Sales Outstanding” means, as of any day, the highest Days Sales Outstanding for any Settlement Period observed over the preceding twelve Settlement Periods (including such Settlement Period).
“Medical Baseline Program” means the Medical Baseline program or any replacement program therefore pursuant to which certain Obligors who have special energy needs due to qualifying medical conditions receive a higher baseline at the lowest baseline price.
“Medical Receivable” means any Receivable, the Obligor of which is currently enrolled in the Medical Baseline Program.
“Miscellaneous Items” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator that does not constitute a Receivable or an Excluded Receivable.
“Miscellaneous Collections” means, with respect to any Miscellaneous Items, all funds that are received by any PG&E Party or any other Person on their behalf in payment of any amounts owed in respect of such Miscellaneous Item.

“Mizuho” means Mizuho Bank, Ltd.
“Modified Receivable” means a Receivable as to which the payment terms of the related Contract have been extended or modified for credit reasons since the origination of such Receivable.
“Monthly Report” means a report, in substantially the form of Exhibit G.
“Monthly Settlement Date” means the second (2nd) Business Day after each Reporting Date.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.
“MUFG” has the meaning set forth in the preamble to this Agreement.
“Multiemployer Plan” means a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Receivable Pool Balance” means, at any time, an amount equal to the aggregate Unpaid Balance of Pool Receivables that are Eligible Receivables determined at such time, minus (without duplication) the sum of (a) the aggregate Excess Obligor Concentration Amount at such time, plus (b) the Excess Medical Receivable Concentration Amount at such time, plus (c) the Excess Federal Government Receivables Concentration Amount at such time, plus (d) the Excess Non-Federal Government Receivables Concentration Amount at such time, plus (e) the Excess CARE Program Concentration Amount at such time, plus (f) the Excess FERA Program Concentration Amount at such time, plus (g) the Excess Unbilled Receivables Concentration Amount at such time, plus (h) the Excess Budget Bill Concentration Amount at such time, plus (i) the Excess Deposit Balance Concentration Amount at such time, plus (j) during each month of each California Climate Credit Period, the related California Climate Credit Accrual, plus (k) the aggregate amount of all Customer Refunds at such time, plus (l) the Customer Payables Proxy at such time.
“Non-Federal Government Receivable” means any Receivable the Obligor of which is a Governmental Authority other than a Federal Government Obligor.
“Non-Recourse Debt” means Debt of PG&E or any of its Significant Subsidiaries that is incurred in connection with the acquisition, construction, sale, transfer or other Disposition of specific assets, to the extent recourse, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited (a) to such assets, or (b) if such assets are (or are to be) held by a Subsidiary formed solely for such purpose, to such Subsidiary or the Capital Stock of such Subsidiary.
“Non-Securitization Collections” means Miscellaneous Collections and Excluded Collections.
“Non-Securitization Receivables” means Miscellaneous Items and Excluded Receivables.

“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Lender to fund its investments in accounts receivable or other financial assets.
“Nuclear Decommission Charges” means any fees or charges owing by an Obligor that are related to the accumulation of funds necessary to restore sites where PG&E's nuclear power plants are or were located after those plants were removed from service.
“Obligor” means a Person obligated to make payments under a Contract with respect to a Receivable, including any guarantor thereof.
“OFAC” has the meaning set forth in the definition of Sanctioned Person.
“Organizational Documents” means with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person and (b) the bylaws or operating agreement (or the equivalent governing documents) of such Person.
“Originator” means each Person that is a party to the Purchase and Sale Agreement as an “Originator” thereunder.
“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing, or similar Taxes or any other excise, transfer or property Taxes, charges or similar levies or fees arising from any payment made hereunder or from the execution, performance, delivery, filing, recording, registration or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder.
“Parent” means PCG.
“Parent Group” has the meaning set forth in Section 7.03(c).
“Participant” has the meaning set forth in Section 13.03(e).
“Participant Register” has the meaning set forth in Section 13.03(f).
“Party” means any Person who is a party to this Agreement.
“PATRIOT Act” has the meaning set forth in Section 13.15.

“Payment Plan” means any payment plan pursuant to which all or a portion of the current balance owing by an Obligor to an Originator is payable in two or more installments.
“Payment Plan Receivable” means any Receivable, the Obligor of which has entered into a Payment Plan with the related Originator.

“Payment Recipient” has the meaning assigned to it in Section 10.10(a).
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“PCG” means PG&E Corporation, a California corporation.
“Percentage” means, at any time of determination, with respect to any Committed Lender, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of all Commitments hereunder, its Commitment at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans being funded by such Lender at such time and (b) the denominator of which is (i) prior to the termination of all Commitments hereunder, the aggregate Commitments of all Committed Lenders at such time or (ii) if all Commitments hereunder have been terminated, the aggregate outstanding Capital of all Loans at such time.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or any Governmental Authority.
“PG&E” has the meaning set forth in the preamble to this Agreement.
“PG&E Indemnified Party” has the meaning set forth in Section 12.02(a).
“PG&E Party” means PG&E, the Borrower, the Servicer and each Originator.
“Plan” means any employee benefit plan that is covered by ERISA and in respect of which any PG&E Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan of Reorganization” means the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization, dated June 19, 2020 Docket No. 8048, together with all exhibits, schedules, annexes, supplements, and other attachments thereto.
“Pledge Agreement” means any Pledge Agreement pursuant to which PG&E pledges to the Administrative Agent all of its membership interests and any other equity interests in the Borrower.
“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Capital” means, with respect to any Lender and its related Capital, the portion of such Capital being funded or maintained by such Lender by reference to a particular interest rate basis.
“Prime Rate” means, with respect to any Group and as determined by the applicable Group Agent, (a) the rate of interest in effect for such day as publicly announced from time to time by the applicable Group Agent, the Related Committed Lender or their Affiliates as its “reference rate” or “prime rate”, as applicable, such “reference rate” or “prime rate” being set by the applicable Group Agent, the related Committed Lender or their Affiliates based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer or (b) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the applicable Group Agent) or any similar release by the Federal Reserve Board (as determined by the applicable Group Agent); provided, further, that if the Prime Rate as determined herein shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Lender, (b) the issuance of one or more surety bonds for which any Conduit Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Lender to any Program Support Provider of any Loan (or portions thereof or participation interest therein) maintained by such Conduit Lender and/or (d) the making of loans and/or other extensions of credit to any Conduit Lender in connection with such Conduit Lender’s receivables-securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.
“Program Support Provider” means and includes, with respect to any Conduit Lender, any Liquidity Provider and any other Person (other than any customer of such Conduit Lender) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender pursuant to any Program Support Agreement.
“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, among the Originators and the Borrower.
“Qualified Securitization Bond Issuer” means a Subsidiary of PG&E or other entity formed and operating solely for the purpose of (a) purchasing and owning property created under a “financing order” (as such term is defined in the California Public Utilities Code) or similar order issued by the CPUC, (b) issuing such securities pursuant to such order, (c) pledging its interests in such property to secure such securities and (d) engaging in activities ancillary to those described in clauses (a), (b) and (c) of this definition.
“Rating Agency” means each of S&P, Fitch and Moody’s (and/or each other rating agency then rating the Notes of any Conduit Lender).
“Ratings Event” means, at any time of determination, one or more of the following events has occurred and is continuing: (i) S&P’s issuer credit rating for PG&E is B or below, (ii) PCG’s Long Term Corporate Family Rating by Moody’s is B2 or below, (iii) both of (A) S&P’s issuer credit rating for PG&E is below BB- and (B) PCG’s Long Term Corporate Family Rating by Moody’s is below Ba3, (iv) PG&E does not have an issuer credit rating from S&P or (v) PCG does not have a Long Term Corporate Family Rating from Moody’s.
“Receivable” means any Retail Energy Receivable, whether or not earned by performance, owed to any Originator or the Borrower (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, and includes, without limitation, the obligation to pay any service charges, finance charges, interest, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction. Notwithstanding anything contained herein to the contrary, the term “Receivable” shall not include any Excluded Receivable.
“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables transferred (or purported to be transferred) to the Borrower pursuant to the Purchase and Sale Agreement and which are then owned by the Borrower.
~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Adjusted LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not Adjusted LIBOR, the time determined by the Administrative Agent in accordance with Benchmark Replacement Conforming Changes.~~
“Register” has the meaning set forth in Section 13.03(c).
“Related Committed Lender” means with respect to any Conduit Lender, each Committed Lender listed as such for each Conduit Lender as set forth on the signature pages of this Agreement or in any Assignment and Acceptance Agreement.
“Related Conduit Lender” means, with respect to any Committed Lender, each Conduit Lender which is, or pursuant to any Assignment and Acceptance Agreement or otherwise pursuant to this Agreement becomes, included as a Conduit Lender in such Committed Lender’s Group, as designated on its signature page hereto or in such Assignment and Acceptance Agreement or other agreement executed by such Committed Lender, as the case may be.
“Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Related Security” means, with respect to any Receivable:
(a)    all of the Borrower’s and each Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;
(b)    all instruments and chattel paper that may evidence such Receivable;
(c)    all Deposit Balances and all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;
(d)    all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(e)    all books and records of the Borrower and each Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and Collection Account, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC);
(f)    all of the Borrower’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents; and
(g)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing.
“Release” has the meaning set forth in Section 3.01(a).
~~“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.~~
“Remaining Transfer Amount” means, with respect to any Business Day, an amount equal to the excess (if any) of (i) the aggregate amount of Collections received in the Lock-Boxes and Collection Accounts on such Business Day, over (ii) the Initial Transfer Amount for such Business Day.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Reporting Date” means the 20th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).
“Representatives” has the meaning set forth in Section 13.06(c).
“Required Capital Amount” means $50,000,000.
“Required Reserves” means, for any day, (i) the sum of (a) the greater of (I) the sum of the Loss Reserve Floor Percentage and the Dilution Reserve Floor Percentage and (II) the sum of the Dynamic Loss Reserve Percentage and the Dynamic Dilution Reserve Percentage, plus (b) the sum of the Yield Reserve Percentage and the Servicing Fee Reserve Percentage, multiplied by (ii) the Net Receivable Pool Balance as of such date.
“Requirement of Law” means, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Person, the general counsel or any executive officer of such Person and any other officer of such Person responsible for the administration of the obligations of such Person in respect of this Agreement and the other Transaction Documents.
“Restricted Payments” has the meaning set forth in Section 7.01(r).
“Retail Energy Receivable” means any right to payment of a monetary obligation, whether billed or unbilled, that arises in connection with the sale, provision or transportation of electricity or natural gas or the rendering of related services, in each case, in a retail transaction by an Originator to an Obligor that is either (x) a retail end user customer of an Originator or (y) a retail end user customer of an Originator that constitutes a Governmental Authority.
“Retention Holder” has the meaning set forth in the preamble to this Agreement.
“Retention Holder Indemnified Amounts” has the meaning set forth in Section 12.02(c).
“Returned Goods” means all right, title and interest in and to returned, repossessed or foreclosed goods and/or merchandise the sale of which gave rise to a Receivable; provided that such goods shall no longer constitute Returned Goods after a Deemed Collection has been deposited in a Borrower Account with respect to the full Unpaid Balance of the related Receivables.
“Revenue Assurance Receivable” means any Receivable, the Obligor of which acquired the related good or service unlawfully or otherwise without the consent of the related Originator,

including as a result of meter tampering, bypassing meters, tapping gas or power lines, tapping into neighboring premises and self-reconnection without consent.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.
“Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including as of the Closing Date, Cuba, Crimea (Ukraine), Iran, Syria and North Korea.
“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Sanctions” has the meaning set forth in Section 6.01(n)(i).
“Scheduled Termination Date” means the earlier of (i) ~~October 5~~September 15, ~~2022~~2023, as such date may be extended from time to time pursuant to Section 2.02(g) and (ii) the date that is ten (10) Business Days after the delivery of notice from the Borrower to the Administrative Agent and each Group Agent pursuant to Section 2.02(e) notifying the Administrative Agent and each Group Agent of the Scheduled Termination Date.
“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.
“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.
“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.
~~“Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other European Union directives and regulations, and any~~

~~laws, regulations or directions amending the Securitisation Regulation as it applies or will apply in the United Kingdom as amended and in effect from time to time.~~
~~“Securitisation Regulation Rules” means the Securitisation Regulation, together with all relevant implementing regulations in relation thereto, all regulatory and/or implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the Securitisation Regulation and, in each case, any relevant guidance and directions published in relation thereto by the European Banking Authority, the European Securities and Markets Authority, the European Insurance and Occupational Pensions Authority and, in relation to its application in the United Kingdom, the Financial Conduct Authority and/or the Prudential Regulation Authority (or in each case, any predecessor or any other applicable regulatory authority) or by the European Commission, in each case as amended and in effect from time to time.~~
“Securitization Bond Charges” means charges imposed upon customers of PG&E where such charges (i) are created pursuant to a “financing order” (as such term is defined in the California Public Utilities Code) or similar order issued by the CPUC, (ii) which charges or the related receivables and the related purchased property are collateral for securities issued by PG&E or a Qualified Securitization Bond Issuer and (iii) do not include any of the following: (A) electrical generation charges, (B) electrical transmission charges, (C) electrical distribution charges, (D) gas generation charges, (E) gas transmission charges and (F) gas distribution charges.
“Securitized Bonds” means any bonds or other securities, however denominated, that are (i) issued by a Qualified Securitization Bond Issuer and/or (ii) secured by or otherwise payable from Securitization Bond Charges.
“Securitized Bonds Secured Party” means, with respect to any Securitized Bonds, each trustee, indenture trustee, lender, administrative agent, collateral agent and purchaser that has any security interest in any Securitization Bond Charges and in connection with such Securitized Bonds.
“Security” is defined in Section 2(a)(1) of the Securities Act.
“Servicer” has the meaning set forth in the preamble to this Agreement.
“Servicer Indemnified Amounts” has the meaning set forth in Section 12.02(a).
“Servicer’s Account” means the deposit account with an account number ending in 9994 maintained by the Servicer at The Bank of New York Mellon.
“Servicing Fee” means the fee referred to in Section 8.06(a) of this Agreement.
“Servicing Fee Rate” means the rate referred to in Section 8.06(a) of this Agreement.

“Servicing Fee Reserve Percentage” means, as of any date of determination, an amount equal to:
(SF x SFR) x (MDSO/360)
where
SF        =    stress factor of 1.5;
SFR        =    the Servicing Fee Rate; and
MDSO    =    the Maximum Days Sales Outstanding on such day.
“Settlement Date” means with respect to any Portion of Capital for any Interest Period or any Interest or Fees, (i) so long as no Event of Default, Termination Event or Ratings Event has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Default, Termination Event or Ratings Event has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Group Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.
“Settlement Period” means:
(a)    the period from the Closing Date to (and including) October 31, 2020; and
(b)    thereafter, each subsequent calendar month;
provided, that the last Settlement Period shall end on the Final Payout Date.
“Significant Subsidiary” has the meaning defined in Article 1, Rule 1-02(w) of Regulation S-X of the Exchange Act as of the Closing Date; provided that notwithstanding the foregoing, other than the Borrower, no special purpose finance subsidiary or any Qualified Securitization Bond Issuer (or Subsidiaries of any Qualified Securitization Bond Issuer) shall constitute a Significant Subsidiary. Unless otherwise qualified, all references to a “Significant Subsidiary” or to “Significant Subsidiaries” in this Agreement shall refer to a “Significant Subsidiary” or “Significant Subsidiaries” of PG&E.
“Single Employer Plan” means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan
~~“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.~~
~~“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).~~

~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~
“Solvent” means, with respect to any Person and as of any particular date, (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.
“Specified Concentration Percentage” means, with respect to any Obligor, 2.40%.
“Specified Exchange Act Filings” means PG&E’s Form 10-K annual report for the year ended December 31, 2019 and each and all of the Form 10-Qs and Form 8-Ks (and to the extent applicable proxy statements) filed by PG&E or PCG with the SEC after December 31, 2019 and prior to July 30, 2020.
“Specified Material Adverse Effect” means any occurrence, fact, change, event, effect, violation, penalty, inaccuracy or circumstance (whether or not constituting a breach of a representation, warranty or covenant set forth in the Plan of Reorganization) that, individually or in the aggregate with any such other results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies, or circumstances, (i) would have or would reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, capitalization, financial performance, financial condition or results of operations, in each case, of PCG and PG&E, taken as a whole, or (ii) would reasonably be expected to prevent or materially delay the ability of the Borrower and PG&E to consummate the transactions contemplated by this Agreement or the ability of PCG and PG&E to consummate the transactions contemplated by the Plan of Reorganization or perform their obligations hereunder or thereunder; provided, however, that none of the following results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies or circumstances shall constitute or be taken into account in determining whether a Specified Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur: (A) the filing of the Chapter 11 cases with respect to PCG and PG&E, (B) results, occurrences, facts, changes, events, violations, inaccuracies or circumstances affecting (1) the electric or gas utility businesses in the United States generally or (2) the economy, credit, financial, capital or commodity markets, in the United States or elsewhere in the world, including changes in interest rates, monetary policy or inflation, (C) changes or prospective changes in law (other than any law or regulation of California or the United States that is applicable to any electrical utility) or in GAAP or accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (D) any decline in the market price, or change in trading volume, of any securities of PCG or PG&E, (E) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, credit ratings, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, (F) any wildfire occurring after the Petition Date (as defined in the Plan of Reorganization) and prior to January 1, 2020, and (G) one or more wildfires, occurring on or after January 1, 2020, that destroys or damages fewer than 500 dwellings or commercial structures in the aggregate (it being understood that (I) the exceptions in clauses (D) and (E) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein is a Specified Material Adverse Effect, and (II) a Specified Material Adverse Effect shall include the occurrence of one or more wildfires on or after January 1, 2020 destroying or damaging at least 500 dwellings or commercial structures within PCG’s service area at a time when the portion of PCG’s system at the location of such wildfire was not successfully de-energized.
“Specified PG&E Entity” means any PG&E Party or Parent or any Significant Subsidiary of any of the foregoing.
“Standard A/R Securitization Obligations” means representations, warranties, covenants, indemnities, repurchase obligations, servicing obligations, guarantees, intercompany notes and obligations relating to contributions of A/R Securitization Assets to an A/R Securitization Subsidiary and other obligations entered into by PG&E or any of its Subsidiaries which are reasonably customary in A/R Securitization Transactions.
“Stop Sweeping Event” means a Ratings Event, an Event of Default or a Termination Event.
“Stress Factor” means (i) if a Ratings Event has occurred and is continuing, 2.50 and (ii) at all other times, 2.25.
“Subject Filing” means that certain UCC-1 Financing Statement naming PG&E, as debtor, and The Bank of New York Mellon Trust Company, N.A., as trustee, as secured party, filed with the Secretary of State of California and with an initial filing number of 20-7800585015.
“Subject Indenture” means that certain Indenture of Mortgage, dated as of June 19, 2020, between PG&E, as mortgagor, and The Bank of New York Mellon Trust Company, N.A., as trustee and mortgagee.
“Subject Percentage” means 75.0% or such other percentage from time to time agreed to in writing between the Administrative Agent and the Borrower to more accurately reflect the portion of Collections to Available Funds deposited into the Collection Accounts on each Business Day.
“Subordinated Note” has the meaning set forth in the Purchase and Sale Agreement.
“Sub-Servicer” has the meaning set forth in Section 8.01(d).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, or (b) by one or more Subsidiaries of such Person.
“Supplier Receivable” means any Receivable the Obligor of which is a material supplier to any Originator or any of its respective Affiliates or an Affiliate of any such material supplier.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of PG&E or any of its Subsidiaries shall be a “Swap Agreement”.
“Tax Charges” means any city or county utility users tax, surcharge or energy commission tax owing by an Obligor, whether separately charged or included in the rate charges to such Obligor, that is applicable or relates to electric and/or natural gas services provided by or on behalf of any Originator.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.
“Temporary Period” means the period commencing on the Closing Date and ending on (but including) ~~December~~January 31, ~~2020~~2022.
~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~
“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 9.01 or Section 9.02 and (c) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.02(e).
“Termination Event” has the meaning specified in Section 9.02. For the avoidance of doubt, any Termination Event that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 13.01.
“Transaction Documents” means this Agreement, the Purchase and Sale Agreement, the Account Control Agreements, the Fee Letter, the Pledge Agreement, each Subordinated Note,

the Administrative Services Agreement, Intercreditor Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.
“Transaction Information” means any information provided to any Rating Agency, in each case, to the extent related to such Rating Agency providing or proposing to provide a rating of any Notes or monitoring such rating.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“UDC Consolidated Billing Receivable” means any Receivable representing any amount billed by an Originator on behalf of an ESP, a CCA, a CTA or a DA and which amount is payable to such ESP, CCA, CTA or DA, as applicable.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
~~“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.~~
“Unaged Receivable” means, as of any date of determination, any Receivable as to which the invoice or bill with respect thereto has been created by the related Originator but has not yet been sent to the Obligor thereof.
“Unbilled Receivable” means, as of any date of determination, any Receivable as to which the invoice or bill with respect thereto has neither (i) been created by the related Originator nor (ii) been sent to the Obligor thereof.
“Unmatured Event of Default” means an event that but for notice or lapse of time or both would constitute an Event of Default.
“Unmatured Termination Event” means an event that but for notice or lapse of time or both would constitute a Termination Event.
“Unpaid Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof, which amount shall be determined after giving effect to any credits that have been applied to such Receivable.

“U.S. Dollars” and “$” each mean the lawful currency of the United States of America.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.03(f)(ii)(B)(3).
“Victory” means Victory Receivables Corporation, a Delaware corporation.
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
“Weekly Report” means a report, in substantially the form of Exhibit K.
“Wholesale Receivables” means Receivables relating to sales of electricity or natural gas to cooperatives, municipalities, other utilities and regional transmission organizations.
“Withdrawal Liability” means any liability to a Multiemployer Plan as a result of a complete or partial withdrawal by any PG&E Party or any Commonly Controlled Entity from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to any UK Resolution Authority, any powers of such UK Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield Reserve Percentage” means at any time of determination:
1.50 x MDSO x BR
        360
where:
BR    =    the Base Rate at such time; and
MDSO    =    the Maximum Days Sales Outstanding on such day.
SECTION I.02. Other Interpretative Matters. All accounting terms not specifically defined herein shall have the respective meanings given to them under GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Article, Section, Schedule, Exhibit or Annex are references to Articles, Sections, Schedules, Exhibits and Annexes in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any applicable successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day and (l) the term “or” is not exclusive.
ARTICLE II

TERMS OF THE LOANS
SECTION II.01. Loan Facility. Upon a request by the Borrower pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Conduit Lenders, ratably, in accordance with the aggregate of the Commitments of the Related Committed Lenders with respect to each such Conduit Lender, severally and not jointly, may, in their sole discretion, make Loans to the Borrower on a revolving basis, and if and to the extent any Conduit Lender does not make any such requested Loan or if any Group does not include a Conduit Lender, the Related Committed Lender(s) for such Conduit Lender or the Committed Lender for such Group, as the case may be, shall, ratably in accordance with its respective Commitments, severally and not jointly, make such Loans to the Borrower, in either case, from time to time during the period from the Closing Date to the Termination Date. Under no circumstances shall any Lender be obligated to make any such Loan if, after giving effect to such Loan:
(i)the Aggregate Capital would exceed the Facility Limit at such time;

(ii)solely with respect to such Lender, the sum of (A) the Capital of such Lender, plus (B) the aggregate outstanding Capital of each other Lender in its Group, would exceed the Group Commitment of such Lender’s Group;
(iii)solely with respect to such Lender, if such Lender is a Committed Lender, the aggregate outstanding Capital of such Committed Lender would exceed its Commitment; or
(iv)the Aggregate Capital would exceed the Borrowing Base at such time.
SECTION II.02. Making Loans; Repayment of Loans.
(a)Each Loan hereunder shall be made on at least two (2) Business Days’ prior written request from the Borrower to the Administrative Agent and each Group Agent in the form of a Loan Request attached hereto as Exhibit A. Each such request for a Loan shall be made no later than 2:00 p.m. (New York City time) on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Loan(s) requested (which shall not be less than $10,000,000 and shall be an integral multiple of $100,000), (ii) the allocation of such amount among the Groups (which shall be ratable based on the Group Commitments), (iii) the account to which the proceeds of such Loan shall be distributed and (iv) the date such requested Loan is to be made (which shall be a Business Day).
(b)On the date of each Loan specified in the applicable Loan Request, the Lenders shall, upon satisfaction of the applicable conditions set forth in Article V and pursuant to the other conditions set forth in this Article II, make available to the Borrower in same day funds an aggregate amount equal to the amount of such Loans requested, at the account set forth in the related Loan Request.
(c)Each Committed Lender’s obligation shall be several, such that the failure of any Committed Lender to make available to the Borrower any funds in connection with any Loan shall not relieve any other Committed Lender of its obligation, if any, hereunder to make funds available on the date such Loans are requested (it being understood, that no Committed Lender shall be responsible for the failure of any other Committed Lender to make funds available to the Borrower in connection with any Loan hereunder).
(d)The Borrower shall repay in full the outstanding Capital of each Lender on the Final Maturity Date. Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lenders to the extent required under Section 3.01(a) and otherwise in accordance therewith. Notwithstanding the foregoing, the Borrower, in its sole discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Lenders on any Business Day upon two (2) Business Days’ prior written notice thereof to the Administrative Agent and each Group Agent in the form of a Reduction Notice attached hereto as Exhibit B; provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of $10,000,000 and shall be an integral multiple of $100,000; provided, however that notwithstanding the foregoing, a prepayment may be in an amount necessary to reduce any Borrowing Base Deficit existing at such time to zero, and (ii) any accrued Interest and Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date.
(e)The Borrower may, at any time upon at least ten (10) Business Days’ prior written notice to the Administrative Agent and each Group Agent, terminate the Facility Limit in whole or ratably reduce the Facility Limit in part. Each partial reduction in the Facility Limit shall be in a minimum aggregate amount of $10,000,000 or integral multiples of $100,000 in excess thereof, and no such partial reduction shall reduce the Facility Limit to an amount less than $200,000,000. In connection with any partial reduction in the Facility Limit, the Commitment of each Committed Lender shall be ratably reduced.
(f)In connection with any reduction of the Commitments, the Borrower shall remit to the Administrative Agent (i) instructions regarding such reduction and (ii) for payment to the Lenders, cash in an amount sufficient to pay (A) Capital of Lenders in each Group in excess of the Group Commitment of such Group and (B) all other outstanding Borrower Obligations with respect to such reduction (determined based on the ratio of the reduction of the Commitments being effected to the amount of the Commitments prior to such reduction or, if the Administrative Agent reasonably determines that any portion of the outstanding Borrower Obligations is allocable solely to that portion of the Commitments being reduced or has arisen solely as a result of such reduction, all of such portion) including, without duplication, any associated Breakage Fees. Upon receipt of any such amounts, the Administrative Agent shall apply such amounts first to the reduction of the Aggregate Capital, and second to the payment of the remaining outstanding Borrower Obligations with respect to such reduction, including any Breakage Fees, by paying such amounts to the Lenders.
(g)Provided that no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, the Borrower may from time to time advise the Administrative Agent and each Group Agent in writing of its desire to extend the Scheduled Termination Date for an additional 364 day period, provided that such request is made not more than one hundred twenty (120) days prior to, and not less than sixty (60) days prior to, the then current Scheduled Termination Date. The Administrative Agent and each Committed Lender (or its Group Agent on its behalf) shall notify the Borrower and the Administrative Agent in writing whether or not such Person is agreeable to such extension (it being understood that the Administrative Agent and the Committed Lenders may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than thirty (30) days prior to the then current Scheduled Termination Date; provided, however, that if the Administrative Agent or any Committed Lender fails to so notify the Borrower and the Administrative Agent, the Administrative Agent or such Committed Lender, as the case may be, shall be deemed to have declined such extension. In the event that the Administrative Agent and one or more Committed Lenders have so notified the Borrower and the Administrative Agent in writing that they are agreeable to such extension, the Borrower, the Servicer, the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders shall enter into such documents as the Administrative Agent, the applicable Group Agents and the applicable Committed Lenders may deem necessary or appropriate to effect such extension, and all reasonable out-of-pocket costs and expenses incurred by the Administrative

Agent, the applicable Group Agents and the applicable Committed Lenders in connection therewith (including Attorney Costs) shall be paid by the Borrower. In the event any Committed Lender declines such request to extend the Scheduled Termination Date or is deemed to have declined such extension, such Committed Lender’s Group shall be an “Exiting Group” for all purposes of this Agreement.
SECTION II.03. Interest and Fees.
(a)On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 3.01, pay to each Group Agent, each Lender and the Administrative Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the members of the applicable Group (or their Group Agent on their behalf) and/or the Administrative Agent (such fee letter agreements, each as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”).
(b)Each Loan of each Lender and the Capital thereof shall accrue interest on each day when such Capital remains outstanding at the then applicable Interest Rate for such Loan. The Borrower shall pay all Interest, Fees and Breakage Fees accrued during each Interest Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 3.01.
(c)JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) hereby notifies each PG&E Party that: (i) JPMorgan Chase and/or its affiliates may from time to time purchase, hold or sell, as principal and/or agent, Notes issued by Jupiter Securitization Company LLC; (ii) JPMorgan Chase and/or its affiliates act as administrative agent for such Conduit Lender, and as administrative agent JPMorgan Chase manages such Conduit Lender’s issuance of Notes, including the selection of amount and tenor of Note issuance, and the discount or interest rate applicable thereto; (iii) JPMorgan Chase and/or its affiliates act as a dealer for such Conduit Lender’s Notes; and (iv) JPMorgan Chase’s activities as administrative agent for such Conduit Lender and dealer for such Conduit Lender’ Notes, and as a purchaser or seller of Notes, impact the interest or discount rate applicable to the Notes issued by such Conduit Lender, which impact the CP Rate paid by the Borrower hereunder to such Conduit Lender. By execution hereof, each PG&E Party hereby (x) acknowledges the foregoing and agrees that JPMorgan Chase does not warrant or accept any responsibility for, and shall not have any liability with respect to, the interest or discount rate paid by such Conduit Lender in connection with its Note issuance; (y) acknowledges that the discount or interest rate at which JPMorgan Chase and/or its affiliates purchase or sell Notes will be determined by JPMorgan Chase and/or its affiliates in their sole discretion and may differ from the discount or interest rate applicable to comparable transactions entered into by JPMorgan Chase and/or its affiliates on the relevant date; and (z) waives any conflict of interest arising by reason of JPMorgan Chase and/or its affiliates acting as administrative agent for such Conduit Lender and dealer for such Conduit Lender’s Notes while acting as purchaser or seller of Notes.
SECTION II.04. Records of Loans. Each Group Agent shall record in its records, the date and amount of each Loan made by the Lenders in its Group hereunder, the interest rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 13.03(c), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay the Capital of each Lender, together with all Interest accruing thereon and all other Borrower Obligations.
ARTICLE III

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS
SECTION III.01. Settlement Procedures.
(a)Collections. The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account designated by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Borrower or received in any Lock-Box or Account; provided, however, that so long as each of the conditions precedent set forth in Section 5.03 are satisfied on such date, the Servicer may release to the Borrower from such Collections that are on deposit in the Borrower Accounts the amount (if any) necessary to pay (i) the purchase price for Receivables purchased by the Borrower on such date in accordance with the terms of the Purchase and Sale Agreement or (ii) amounts owing by the Borrower to the Originators under the Subordinated Notes (each such release, a “Release”). On each Settlement Date, the Servicer (or, following its assumption of control of the Borrower Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority:
(i)first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Servicer);
(ii)second, to each Lender and other Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest, Fees and Breakage Fees due to such Lender and other Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 4.03 and 12.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 4.03 and 12.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;
(iii)third, as set forth in clauses (x), (y) and/or (z) below, as applicable:
(x)    prior to the occurrence of the Termination Date, to the extent that a Borrowing Base Deficit exists on such date: to the Lenders

(ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment of a portion of the outstanding Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0);
(y)    on and after the occurrence of the Termination Date, to each Lender (ratably, based on the aggregate outstanding Capital of each Lender at such time) for the payment in full of the aggregate outstanding Capital of such Lender at such time; and
(z)    prior to the occurrence of the Termination Date, at the election of the Borrower and in accordance with Section 2.02(d), to the Lenders in payment of all or any portion of the Aggregate Capital at such time (ratably, based on the aggregate outstanding Capital of each Lender at such time);
(iv)fourth, to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties; and
(v)fifth, the balance, if any, to be paid to the Borrower for its own account.
(b)All payments or distributions to be made by the Servicer, the Borrower and any other Person to the Lenders (or their respective related Affected Persons and the Borrower Indemnified Parties) hereunder shall be paid or distributed to the related Group Agent at its Group Agent’s Account. Each Group Agent, upon its receipt in the applicable Group Agent’s Account of any such payments or distributions, shall distribute such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group ratably; provided that if such Group Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, such Group Agent shall pay such amounts to the applicable Lenders, Affected Persons and the Borrower Indemnified Parties within its Group in accordance with the priority of payments forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person in such Group) among all such Persons in such Group entitled to payment thereof. Neither the Borrower nor the Servicer shall have any obligation, responsibility or liability in respect of any delay or failure by any Group Agent to distribute any amounts hereunder that have been timely delivered by the Borrower or the Servicer, as applicable, to such Group Agent at its Group Agent’s Account.
(c)If and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to any Person (including any Obligor or any trustee, receiver, custodian or similar official in any insolvency proceeding) any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Credit Party, such Affected Person or such

Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount.
(d)For the purposes of this Section 3.01:
(i)if on any day the Unpaid Balance of any Pool Receivable is (A) reduced as a result of any defective or rejected goods or services, any discount, dispute, refunds, netting, rebates or any adjustment or otherwise (other than (i) amounts that reflect Customer Refunds in an amount not to exceed the amount reported as a reduction in the Net Receivable Pool Balance in the prior Monthly Report and (ii) any amounts that are included in the California Climate Credit Accrual at such time) by any PG&E Party or any Affiliate thereof (other than cash Collections on account of the Receivables), (B) reduced as a result of converting such Receivable to an Excluded Receivable, (C) reduced as a result of applying any Deposit Balances or (D) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or any netting by any Person (any such reduction or adjustment, a “Reduction”), the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall within two (2) Business Days pay to a Borrower Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 3.01(a), an amount equal to (x) if such Reduction occurs prior to the Termination Date and no Event of Default or Termination Event has occurred and is continuing, the lesser of (I) the sum of all deemed Collections with respect to such Reduction and (II) an amount necessary to eliminate any Borrowing Base Deficit that exists at such time and (y) if such Reduction occurs on or after the Termination Date or at any time when an Event of Default or a Termination Event has occurred and is continuing, the sum of all deemed Collections with respect to such Reduction;
(ii)if (A) any of the representations or warranties in Section 6.01 is not true with respect to any Pool Receivable at the time made or deemed made or (B) any Receivable included in any Monthly Report or Interim Report as an Eligible Receivable or in any calculation of Net Receivable Pool Balance as an Eligible Receivable fails to be an Eligible Receivable at the time of such inclusion, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall within two (2) Business Days pay to a Borrower Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 3.01(a), an amount equal to (x) if such breach occurs prior to the Termination Date and no Event of Default or Termination Event has occurred and is continuing, the lesser of (I) the sum of all deemed Collections with respect to such breach and (II) an amount necessary to eliminate any Borrowing Base Deficit that exists at such time and (y) if such breach occurs on or after the Termination Date or at any time when an Event of Default or a Termination Event has occurred and is continuing, the sum of all deemed Collections with respect to such breach (Collections deemed to have been received pursuant to Sections 3.01(d)(i) and 3.01(d)(ii) are hereinafter sometimes referred to as “Deemed Collections”);

(iii)except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and
(iv)if and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any insolvency proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, such Person shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.
SECTION III.02. Payments and Computations, Etc. All amounts to be paid by the Borrower or the Servicer to the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party hereunder shall be paid no later than noon (New York City time) on the day when due in same day funds to the applicable Group Agent’s Account.
(b)Each of the Borrower and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.50% per annum above the Base Rate, payable on demand.
(c)All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.
ARTICLE IV

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST
SECTION IV.01. Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person;

(ii)subject any Affected Person to any Taxes (except to the extent such Taxes are (A) Indemnified Taxes for which relief is provided under Section 4.03, (B) Taxes described in clauses (b) and (c) of the definition of Excluded Taxes or (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Collateral, this Agreement, any other Transaction Document, any Program Support Agreement, any Loan or any participation therein or (B) affecting its obligations or rights to make Loans;
and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent, a Group Agent or a Lender hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) funding or maintaining any Loan or (C) maintaining its obligation to fund or maintain any Loan, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person (or its Group Agent), the Borrower shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered; provided, however, that no Affected Person shall be entitled to demand such compensation more than 90 days following (x) the last day of the Interest Period in respect of which such demand is made or (y) the repayment of any Capital in respect of which such demand is made. Notwithstanding any other provision herein, no Affected Person shall demand compensation pursuant to this Section 4.01 if it shall not at the time be the general policy or practice of such Affected Person to demand such compensation from similarly situated borrowers (to the extent that such Affected Person has the right to do so under its credit facilities with similarly situated borrowers).
(b)Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any other Transaction Document or related Program Support Agreement, (C) the Loans made by such Affected Person or (D) any Capital, to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Group Agent), the Borrower shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge.
(c)Adoption of Changes in Law. Notwithstanding anything to the contrary in this Section 4.01, the Borrower shall not be required to compensate any Affected Person pursuant to this Section 4.01 for any amounts incurred more than six months prior to the date that such Affected Person notifies the Borrower of such Affected Person’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect not to exceed twelve months. The obligations of the Borrower pursuant to this Section 4.01 shall survive for 90 days after the termination of this Agreement and the payment of the Loans and all other amounts then due and payable hereunder.
(d)Certificates for Reimbursement. A certificate of an Affected Person (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 3.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.
SECTION IV.02. Funding Losses.
(a)The Borrower will pay each Lender all Breakage Fees.
(b)A certificate of a Lender (or its Group Agent on its behalf) setting forth the amount or amounts necessary to compensate such Lender, as specified in clause (a) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 3.01, pay such Lender the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.
SECTION IV.03. Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Borrower, Servicer, Administrative Agent or Group Agent) requires the deduction or withholding of any Tax from any such payment to an Affected Person, then the Borrower, Servicer, Administrative Agent or Group Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Affected Person receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent (or, as applicable, the applicable Affected Person) for the payment of, any Other Taxes.
(c)Indemnification by the Borrower. The Borrower shall indemnify each Affected Person, within ten days after demand therefor, for the full amount of any (I) Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (II) Taxes that arise because a Loan is not treated consistently with the Intended Tax Treatment (such indemnification will include any amount necessary to make such Affected Person whole on an after-tax basis taking into account the taxability of receipt of payments under this clause (II) and any reasonable expenses (other than Taxes) arising out of, relating to, or resulting from the foregoing). Promptly upon having knowledge that any such Indemnified Taxes have been levied, imposed or assessed, and promptly upon notice by the Administrative Agent or any Affected Person (or in each case its related Group Agent), the Borrower shall pay such Indemnified Taxes directly to the relevant Governmental Authority (or to the Administrative Agent or Affected Person if such Taxes have already been paid to the relevant Governmental Authority); provided that neither the Administrative Agent nor any Affected Person shall be under any obligation to provide any such notice to the Borrower. A certificate as to the amount of such payment or liability delivered to the Borrower by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error.
(d)Indemnification by the Lenders. Each Lender (other than the Conduit Lenders) shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons (but only to the extent that the Borrower and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Borrower, the Servicer or its Affiliates to do so), (ii) any Taxes attributable to the failure of such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons to comply with Section 13.03(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender (or its Group Agent) by the Administrative Agent shall be conclusive absent manifest error. Each Lender (other than the Conduit Lenders) hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, its Related Conduit Lender or any of their respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Lender, its

Related Conduit Lender or any of their respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).
(e)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.03(f)(ii)(A), 4.03(f)(ii)(B) and 4.03(g)) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing:
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent from time to time upon the reasonable request of the Borrower or the Administrative Agent, executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Borrower or the Administrative Agent) from time to time upon the reasonable request of the Borrower or the Administrative Agent, whichever of the following is applicable:
(1)in the case of such a Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed originals of Internal Revenue Service Form W-8ECI;
(3)in the case of such a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable; or
(4)to the extent such Lender is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and
(C)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), from time to time upon the reasonable request of the Borrower or the Administrative Agent, executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(g)FATCA. If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3) (C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(h)Survival. Each party’s obligations under this Section 4.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Borrower Obligations and the Servicer’s obligations hereunder.
(i)Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 4.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
SECTION IV.04. Inability to Determine ~~Adjusted LIBOR~~LMIR; Change in Legality.
(a)If any Group Agent shall have determined (which determination shall be conclusive and binding upon the parties hereto absent manifest error) on any day, by reason of circumstances affecting the interbank Eurodollar market, either that: (i) dollar deposits in the relevant amounts and for the relevant Interest Period or day, as applicable, are not available, (ii) adequate and reasonable means do not exist for ascertaining ~~Adjusted LIBOR~~LMIR for such Interest Period, or (iii) ~~Adjusted LIBOR~~LMIR determined pursuant hereto does not accurately reflect the cost to the applicable Affected Person (as conclusively determined by such Group Agent) of maintaining any Portion of Capital during such Interest Period, such Group Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Borrower on such day. Upon delivery of such notice: (i) no Portion of Capital shall be funded thereafter at ~~Adjusted LIBOR~~LMIR unless and until such Group Agent shall have given notice to the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist and (ii) with respect to any outstanding Portion of Capital then funded at ~~Adjusted LIBOR~~LMIR, such Interest Rate shall automatically and immediately be converted to the Base Rate.
(b)If on any day any Group Agent shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive absent manifest error) that any Change in Law, or compliance by such Affected Person with any Change in Law, shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at or by reference to ~~Adjusted LIBOR~~LMIR, such Group Agent shall notify the Borrower and the Administrative Agent thereof. Upon receipt of such notice, until the applicable Group Agent notifies the Borrower and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded at or by reference to ~~Adjusted LIBOR~~LMIR and (ii) the Interest Rate for any outstanding portions of Capital then funded at ~~Adjusted LIBOR~~LMIR shall automatically and immediately be converted to the Base Rate.
SECTION IV.05. Security Interest.
(a)As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower undertakes to grant and hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Borrower Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Borrower Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Borrower under the Purchase and Sale Agreement, (vi) all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC), (vii) all other personal and fixture property or assets of the Borrower of every kind and nature and (viii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.
(b)The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC and all other Applicable Law. The Borrower hereby authorizes the Administrative Agent to file financing statements and any other applicable filings in any applicable jurisdiction describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.
SECTION IV.06. Successor ~~Adjusted LIBOR~~LMIR.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, ~~if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to~~

~~the Reference Time in respect of any setting of~~on March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of the USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of the USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark~~, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date~~ is the USD LIBOR, ~~such~~the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any setting of such Benchmark ~~setting~~on such day and all subsequent ~~Benchmark~~ settings without any amendment to, or further action or consent of any other party to~~,~~ this Agreement or any other Transaction Document ~~and (y) if a~~. If the Benchmark Replacement is ~~determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such~~Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace ~~such~~the then-current Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. ~~(New York City time)~~ on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Group Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Group Agents comprising the Majority Group Agents. Upon the occurrence of a Benchmark Transition Event, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Loans bearing interest by reference to the Base Rate. During the period referenced in the foregoing sentence, the component of the Base Rate based upon the Benchmark will not be used in any determination of the Base Rate.
(c)~~(b)~~ Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(d)~~(c)~~ Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Group Agents of (i) ~~any~~

~~occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii)~~ the implementation of any Benchmark Replacement~~,~~ and (~~iii~~ii) the effectiveness of any Benchmark Replacement Conforming Changes~~, (iv)~~. For the ~~removal or reinstatement~~avoidance of doubt, any ~~tenor of a Benchmark pursuant to clause (d) below and (v) the commencement~~notice required to be delivered by the Administrative Agent as set forth in this Section 4.06 may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or ~~conclusion~~as part of any ~~Benchmark Unavailability Period~~amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Group Agent (or group of Group Agents) pursuant to this Section 4.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 4.06.
(e)~~(d)~~ Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR~~) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative~~ or USD LIBOR), then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
~~(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of a Loan bearing interest by reference to Adjusted LIBOR that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of the Base Rate with respect to such Loan, and such Loan shall bear interest by reference to the Base Rate (rather than by reference to Adjusted LIBOR), and (ii) all outstanding Loans bearing interest by reference to Adjusted LIBOR shall automatically be converted to bear interest by reference to the Base Rate at the expiration of the existing Interest Period (or sooner, if Administrative Agent cannot continue to lawfully maintain such affected Loan bearing interest by reference to Adjusted LIBOR). During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based~~

~~upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.~~
(f)~~Acknowledgement regarding discontinuation of Adjusted LIBOR. Without prejudice to any other provision of this Agreement, each party hereto acknowledges and agrees for the benefit of each of the other parties hereto: (i) Adjusted LIBOR (A) may be subject to methodological or other changes which could affect its value, (B) may not comply with applicable laws and regulations (such as the Regulation (EU) 2016/1011 of the European Parliament and of the Council, as amended) and/or (C) may be permanently discontinued; and (ii) the occurrence of any of the aforementioned events and/or a Benchmark Transition Event may have adverse consequences which may materially impact the economics of the financing transactions contemplated under this Agreement.~~Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LMIR” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to LMIR (or any other Benchmark) or have the same volume or liquidity as did LMIR (or any other Benchmark), (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 4.06 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (d) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 4.06.
(g)Certain Defined Terms. As used in this Section 4.06:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 4.06, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1) for purposes of Section 4.06(a), the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)    the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration; provided, that if any Available Tenor of the USD LIBOR does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of the USD LIBOR shall be the closest corresponding Available Tenor (based on tenor) for Term SOFR, or and if such Available Tenor of the USD LIBOR corresponds equally to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall be applied;
(b)    the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of the USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 4.06(a) (which spread adjustment, for the avoidance of doubt, shall be 0.11448% (11.448 basis points); and
(2)    for purposes of Section 4.06(b), the sum of: (A) the alternate benchmark rate and (B) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement” and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction

Documents), the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement.

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than the USD LIBOR, the occurrence of one or more of the following events: a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Early Opt-in Effective Date”: with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Group Agents, written notice of objection to such Early Opt-in Election from Group Agents comprising the Majority Group Agents.
“Early Opt-in Election” means the occurrence of the following:

(1)a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding U.S. dollar-denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); and
(2)the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Group Agents.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB or, in each case, any successor thereto.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the NYFRB (or a successor administrator of the secured overnight financing rate) on the NYFRB’s Website (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Term SOFR” means, for the applicable corresponding tenor the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“USD LIBOR” means the London interbank offered rate for U.S. dollars.

ARTICLE V

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS
SECTION V.01. Conditions Precedent to Effectiveness and the Initial Credit Extension. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit I hereto, in each case, in form and substance acceptable to the Administrative Agent, (b) all fees and expenses payable by the Borrower on the Closing Date to the Credit Parties under the Fee Letters have been paid in full in accordance with the terms of the Fee Letters, (c) the Plan of Reorganization has been confirmed by the Bankruptcy Court and the “Effective Date” of the Plan of Reorganization has occurred and (d) the Confirmation Order shall be in full force and effect and no stay thereof shall be in effect.
SECTION V.02. Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)the Borrower shall have delivered to the Administrative Agent and each Group Agent a Loan Request for such Loan, in accordance with Section 2.02(a);

(b)the Servicer shall have delivered to the Administrative Agent and each Group Agent all Monthly Reports and Interim Reports required to be delivered hereunder;
(c)with respect to the initial Credit Extension hereunder, all Attorney Costs of the Credit Parties for which an invoice has been delivered to the Borrower on or prior to the Closing Date, been paid in full;
(d)the conditions precedent to such Credit Extension specified in Section 2.01(i) through (iv), shall be satisfied; and
(e)on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 (other than the representations and warranties set forth in Sections 6.01(f)(ii) and (l) and in Sections 6.02(f)(ii), (m)(i), (m)(ii) and (p), which representations and warranties are made only as of the Closing Date; provided, that the representations and warranties set forth in Sections 6.01(f)(ii) and (l) and in Sections 6.02(f)(ii), (m)(i), (m)(ii) and (p) shall also be made on the date of the first Credit Extension if such first Credit Extension occurs on a date other than the Closing Date), that (x) does not contain a materiality qualification shall be true and correct in all material respects on and as of the date of such Credit Extension as if made on and as of such date, and (y) contains a materiality qualification shall be true and correct on and as of the date of such Credit Extension as if made on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case maybe, as of such earlier date);
(ii)no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, and no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event would result from such Credit Extension;
(iii)no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension; and
(iv)the Termination Date has not occurred.
SECTION V.03. Conditions Precedent to All Releases. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:
(a)after giving effect to such Release, the Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Fees, in each case, through the date of such Release, (y) the amount of any Borrowing Base Deficit and (z) the amount of all other accrued and unpaid Borrower Obligations through the date of such Release;
(b)the Borrower shall use the proceeds of such Release solely to pay the purchase price for Receivables purchased by the Borrower in accordance with the terms of the Purchase and Sale Agreement and amounts owing by the Borrower to the Originators under the Subordinated Notes; and
(c)on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):
(i)the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 (other than the representations and warranties set forth in Sections 6.01(f)(ii) and (l) and in Sections 6.02(f)(ii), (m)(i), (m)(ii) and (p), in each case, to the extent such Release occurs other than on the Closing Date), that (x) does not contain a materiality qualification shall be true and correct in all material respects on and as of the date of such Release as if made on and as of such date, and (y) contains a materiality qualification shall be true and correct on and as of the date of such Release as if made on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case maybe, as of such earlier date);
(ii)no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, and no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event would result from such Release;
(iii)no Borrowing Base Deficit exists or would exist after giving effect to such Release; and
(iv)the Termination Date has not occurred.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
SECTION VI.01. Representations and Warranties of the Borrower. The Borrower represents and warrants to each Credit Party as of the Closing Date and, other than the representations and warranties set forth in Sections 6.01(f)(ii) and (l), on each Settlement Date, on each day that a Credit Extension occurs and on each date that a Release occurs:
(a)Organization and Good Standing. The Borrower is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority under its Organizational Documents and under the laws of its jurisdiction to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
(b)Due Qualification. The Borrower is duly qualified to do business as a limited liability company, is in good standing as a foreign limited liability company and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(c)Power and Authority; Due Authorization. The Borrower (i) has all necessary limited liability company power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary limited liability company action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.
(d)Binding Obligations. This Agreement and each of the other Transaction Documents to which the Borrower is a party constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (y) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies hereunder or under the Transaction Documents.
(e)No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Borrower is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents, the borrowings hereunder and the use of the proceeds thereof will not (i) violate in any material respect any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Organizational Documents of the Borrower or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Borrower is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law.
(f)Litigation and Other Proceedings.
(i)No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or against any of its material properties or revenues with respect to any of the Transaction Documents.

(ii)No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or against any of its material properties or revenues, except as disclosed in the Specified Exchange Act Filings, that could reasonably be expected to have a Material Adverse Effect on the Borrower.
(g)Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action would not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Borrower in connection with the grant of a security interest in the Collateral to the Administrative Agent hereunder or the due execution, delivery and performance by the Borrower of this Agreement or any other Transaction Document to which it is a party and the consummation by the Borrower of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect. The Borrower is not itself a “public utility,” as that term is defined under the FPA nor under the regulations of the CPUC. This Agreement and the Transaction Documents have received any approvals and authorizations that are required under the regulations and orders of the CPUC, and of the FERC under the FPA, and any such approvals are effective and in full force and effect, and each of the PG&E Parties has timely delivered to the CPUC and the FERC all notices with respect to this Agreement and the Transaction Documents that are required under the regulations and orders of the CPUC and the FERC.
(h)Margin Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).
(i)Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Borrower is Solvent.
(j)Offices; Legal Name. The Borrower’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement, it being understood the formation of the Borrower was not such a change. The office and legal name of the Borrower is set forth on Schedule III hereto.
(k)Investment Company Act; Volcker Rule. The Borrower (i) is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule. In determining that the Borrower is not a “covered fund” under the Volcker Rule, the Borrower relies on, and is entitled to rely on, the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.
(l)No Material Adverse Effect. Since the date of formation of the Borrower there has been no Material Adverse Effect with respect to the Borrower.

(m)Accuracy of Information. All Monthly Reports, Interim Reports, Loan Requests, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by or on behalf of the Borrower pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, other than any projections, estimates and other forward-looking materials and information of a general economic or industry specific nature, does not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates thereto). Any projected information, estimates, other forward-looking materials and pro forma financial information that have been made available to any Lenders, any Group Agents or the Administrative Agent prior to the Closing Date in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date such information was so furnished and as of the Closing Date (it being understood that actual results may vary materially from such projections and pro forma information and such projections and pro forma information are not a guarantee of performance).
(n)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. None of the Borrower, any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, Affiliate or employee of the Borrower or any of its Subsidiaries is currently (i) the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. State Department (“Sanctions”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanctions. None of the Borrower, any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, Affiliate or employee of the Borrower or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a violation in any material respect by any such Person of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) or of any other anti-bribery or anti-corruption laws, rules, regulations legally applicable to such Persons (collectively, “Anti-Corruption Laws”).
(o)Proceeds. No proceeds received by any PG&E Party or any of their respective Subsidiaries or Affiliates in connection with any Loan will be used in any manner that will violate Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(p)Eligible Asset. Each Loan is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act.
(q)Beneficial Ownership Rule. As of the Closing Date, to the knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.
(r)Transaction Information. None of the Borrower, any Affiliate of the Borrower or any third party with which the Borrower or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
(s)Perfection Representations.
(i)This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which (A) security interest has been perfected and is enforceable against creditors of and purchasers from such Person and (B) will be free of all Adverse Claims in such Collateral.
(ii)The Intercreditor Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Originators’ right, title and interest in, to and under the Collection Accounts which (A) security interest has been perfected and is enforceable against creditors of and purchasers from such Person and (B) will be free of all Adverse Claims in the Collection Accounts.
(iii)The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.
(iv)The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claim of any Person.
(v)All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law and all other requirements under the appropriate jurisdictions under Applicable Law have been complied with in order to perfect (and continue the perfection of) the sale and contribution of the Receivables and Related Security from each Originator to the Borrower pursuant to the Purchase and Sale Agreement and the grant by the Borrower of a security interest in the Collateral to the Administrative Agent pursuant to this Agreement; provided, however, that unless requested by the Administrative Agent, subject to the receipt of any consent required by the CPUC, following the occurrence of an Event of Default or a Termination Event, no filings under the Federal Assignment of Claims Act (or any other similar Applicable Law) with respect to Government Receivables shall be required to be made.
(vi)Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any financing statements filed against the Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Borrower is not aware of any judgment lien, ERISA lien or tax lien filings against the Borrower.
(t)The Lock-Boxes and Accounts.
(i)Ownership. Each Lock-Box and Collection Account is in the name of an Originator, and the Originators own and have good and marketable title to the Collection Accounts free and clear of any Adverse Claim. Each Borrower Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to the Borrower Accounts free and clear of any Adverse Claim.
(ii)Perfection of Collection Accounts. The Borrower has delivered to the Administrative Agent a fully executed Account Control Agreement relating to each Lock-Box and Collection Account, pursuant to which each applicable Account Bank has agreed to comply with the instructions originated by the Collection Account Agent directing the disposition of funds in such Lock-Box and Collection Account without further consent by the Borrower, the Servicer, any Originator or any other Person. The Collection Account Agent has a perfected security interest (as defined in the applicable UCC) in each Collection Account and such security interest is perfected by “control” (as defined in Section 9-104 of the UCC).
(iii)Perfection of Borrower Accounts. The Borrower has delivered to the Administrative Agent a fully executed Borrower Account Control Agreement relating to each Borrower Account, pursuant to which each applicable Borrower Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Borrower Account without further consent by the Borrower, the Servicer or any other Person. The Administrative Agent has a perfected security interest (as defined in the applicable UCC) in each Borrower Account and such security interest is perfected by “control” (as defined in Section 9-104 of the UCC).
(iv)Instructions. Neither the Lock-Boxes nor the Collection Accounts are in the name of any Person other than an Originator. The Borrower Accounts are not in the name of any Person other than Borrower. Neither the Borrower nor the Servicer have consented to the applicable Account Bank complying with instructions of any Person other than the Borrower, the Servicer, the Collection Account Agent and the Administrative Agent. All Obligors have been instructed to make all payments in respect of the Pool Receivables to a Collection Account or a Lock-Box.
(u)Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower to the Credit Parties under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.
(v)Compliance with Law. The Borrower is in compliance with all Requirements of Law except for any Requirements of Law being contested in good faith by appropriate proceedings and except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(w)Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.
(x)Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivable Pool Balance as of any date was an Eligible Receivable as of such date.
(y)Taxes. The Borrower has filed or caused to be filed all Federal and state returns of income and franchise taxes imposed in lieu of net income taxes and all other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or with respect to any claims or assessments for taxes made against it or any of its property by any Governmental Authority (other than (i) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower and (ii) claims which could not reasonably be expected to have a Material Adverse Effect).
(z)Tax Status. The Borrower (A) is a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a “United States person” (within the meaning of Section 7701(a)(30) of the Code), (B) is not an association (or publicly traded partnership) taxable as an association for U.S. federal income tax purposes and (C) is not subject to withholding under Sections 1441, 1445, 1446 or 1461 of the Code (with respect to its beneficial owner). The Borrower is not subject to any Tax in any jurisdiction outside the United States.
(aa)Opinions. The facts regarding each PG&E Party, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(ab)No Linked Accounts. Except for the Servicer’s Accounts, there are no “Linked Accounts” (as defined in the applicable Account Control Agreement) with respect to any Account maintained at any Account Bank.
(ac)Other Transaction Documents. Each representation and warranty made by the Borrower under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.
(ad)Regulatory Matters. Solely as a result of the execution and delivery of the Transaction Documents and of this Agreement and the performance of the respective Parties’ obligations thereunder, none of the Credit Parties shall be or become subject to regulation (i) under the FPA or (ii) as a “public utility” or “public service corporation” or the equivalent under any Applicable Law, including the California Public Utilities Code.

(ae)No Borrower Material Adverse Effect. Since the date of formation of the Borrower there has been no Borrower Material Adverse Effect.
Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.
SECTION VI.02. Representations and Warranties of the Servicer and the Retention Holder. PG&E, in its capacity as Servicer and, in respect of Sections 6.02(a), (c) and (d), also in its capacity as Retention Holder, represents and warrants to each Credit Party as of the Closing Date and, other than the representations and warranties set forth in Sections 6.02(f)(ii), (m)(i), (m)(ii) and (p), which representations and warranties are made only as of the Closing Date and the date of the first Credit Extension if such first Credit Extension occurs on a date other than the Closing Date, on each Settlement Date, on each day that a Credit Extension occurs and on each date that a Release occurs:
(a)Organization and Good Standing. The Servicer is a duly organized and validly existing corporation in good standing under the laws of the State of California, with the power and authority under its Organizational Documents and under the laws of California to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
(b)Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(c)Power and Authority; Due Authorization. The Servicer has all necessary corporate power and corporate authority to (i) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.
(d)Binding Obligations. This Agreement and each of the other Transaction Documents to which the Servicer is a party constitutes legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (y) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies hereunder or under the Transaction Documents.
(e)No Conflict or Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Servicer is a party, the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms of this Agreement and the other Transaction Documents by the Servicer will not (i) violate in any material respect any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Organizational Documents of the Servicer or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) violate in any material respect any Requirement of Law.
(f)Litigation and Other Proceedings.
(i)No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Servicer, threatened in writing by or against the Servicer or any of its Significant Subsidiaries or against any of their respective material properties or revenues with respect to any of the Transaction Documents.
(ii)No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Servicer, threatened in writing by or against the Servicer or any of its Significant Subsidiaries or against any of their respective material properties or revenues, except as disclosed in the Specified Exchange Act Filings that could reasonably be expected to have a Material Adverse Effect.
(g)No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, filing or declaration of or with any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Transaction Document to which it is a party, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) any consent, authorization or filing that may be required in the future the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect and (iii) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies under the Transaction Documents. This Agreement and the Transaction Documents have received any approvals and authorizations that are required under the regulations and orders of the CPUC, and of the FERC under the FPA, and any such approvals are effective and in full force and effect, and each of the PG&E Parties has timely delivered to the CPUC and the FERC all notices with respect to this Agreement and the Transaction Documents that are required under the regulations and orders of the CPUC and the FERC.
(h)Compliance with Laws. The Servicer has all qualifications required under Applicable Law in order to properly service the Pool Receivables and is in compliance with all Requirements of Law except for any Requirements of Law being contested in good faith by appropriate proceedings and except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(i)Accuracy of Information. All Monthly Reports, Interim Reports, Loan Requests, certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by the Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, other than any projections, estimates and other forward-looking materials and information of a general economic or industry specific nature, does not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates thereto). Any projected information, estimates, other forward-looking materials and pro forma financial information that have been made available to any Lenders, any Group Agent or the Administrative Agent prior to the Closing Date in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Servicer to be reasonable as of the date such information was so furnished and as of the Closing Date (it being understood that actual results may vary materially from such projections and pro forma information and such projections and pro forma information are not a guarantee of performance).
(j)Location of Records. The offices where the initial Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at the Servicer’s address specified on Schedule III.
(k)Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contracts.
(l)Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivable Pool Balance as of any date was an Eligible Receivable as of such date.
(m)Plan of Reorganization; Confirmation Order. (i) The Plan of Reorganization has been confirmed by the Bankruptcy Court and the “Effective Date” of the Plan of Reorganization has occurred, (ii) the Confirmation Order is in full force and effect and no stay thereof is in effect and (iii) the Confirmation Order has not been amended or otherwise modified or overturned in any respect that (A) would materially impact the validity or enforceability of any Transaction Document or (B) otherwise could result in a Borrower Material Adverse Effect or a Specified Material Adverse Effect.
(n)Servicing of Pool Receivables. Since the Closing Date there has been no material adverse change in the ability of the Servicer or any Sub-Servicer to service and collect the Pool Receivables and the Related Security.
(o)Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party (including, without limitation, the Purchase and Sale Agreement) is true and correct in all material respects as of the date when made.
(p)No Material Adverse Effect. Since December 31, 2019 no Specified Material Adverse Effect has occurred.
(q)Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.
(r)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. None of the PG&E Parties or any of their respective Subsidiaries, nor, to the knowledge of any PG&E Party, any director, officer, agent, Affiliate or employee of any PG&E Party or any of its Subsidiaries is currently (i) the subject of any Sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanctions. None of the PG&E Parties or any of their respective Subsidiaries, nor, to the knowledge of the PG&E Parties, any director, officer, agent, Affiliate or employee of any PG&E Party or any of their respective Subsidiaries, has taken any action, directly or indirectly, that would result in a violation in any material respect by any such Person of the FCPA or of any other Anti-Corruption Laws.
(s)Proceeds. No proceeds received by any PG&E Party or any of their respective Subsidiaries or Affiliates in connection with any Loan will be used in any manner that will violate Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(t)[Reserved].
(u)Transaction Information. None of the Servicer, any Affiliate of the Servicer or any third party with which the Servicer or any Affiliate thereof has contracted, has delivered, in writing or orally, to any Rating Agency, or monitoring a rating of, any Notes, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and has not participated in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
(v)Financial Condition. (a) The audited consolidated balance sheet of the Servicer and its consolidated Subsidiaries as of December 31, 2019, and the related consolidated statements of income and cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche LLP, and (b) the unaudited consolidated balance sheet of the Servicer and its consolidated Subsidiaries as of June 30, 2020, and the related consolidated statements of income and cash flows for the portion of the fiscal year ended on such date, each delivered to the Administrative Agent and the Group Agents prior to the Closing Date, in each case, (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and (ii) present fairly in all material respects the consolidated financial condition of the Servicer and its consolidated Subsidiaries as of such date, and its consolidated income and its consolidated cash flows for the respective fiscal year or portion of the fiscal year then ended, subject, in the case of the financial statements referred to in clause (b), to the absence of footnotes and to normal year-end audit adjustments.

(w)ERISA. No Reportable Event has occurred during prior five years with respect to any Plan, and each Plan has complied with the applicable provisions of ERISA and the Code, except, in each case, to the extent that any such Reportable Event or failure to comply with the applicable provisions of ERISA or the Code could not reasonably be expected to result in a Material Adverse Effect. During the prior five years, there has been no (i) failure to make a required contribution to any Plan that would result in the imposition of an Adverse Claim or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such an Adverse Claim; or (ii) "unpaid minimum required contribution" or "accumulated funding deficiency" (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, except, in each case, to the extent that such event could not reasonably be expected to result in a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Adverse Claim in favor of the PBGC or a Plan has arisen, during the prior five-years. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date for which a certified actuarial valuation report is available prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except as could not reasonably be expected to result in a Material Adverse Effect. Neither any PG&E Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan during the prior five years that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither any PG&E Party nor any Commonly Controlled Entity would become subject to any liability under ERISA if any PG&E Party or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except as could not reasonably be expected to result in a Material Adverse Effect. No such Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA) or in Insolvency.
(x)Taxes. The Servicer has filed or caused to be filed all Federal and state returns of income and franchise taxes imposed in lieu of net income taxes and all other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or with respect to any claims or assessments for taxes made against it or any of its property by any Governmental Authority (other than (i) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Servicer or any of its Significant Subsidiaries, as applicable, and (ii) claims which could not reasonably be expected to have a Material Adverse Effect with respect to the Servicer).
(y)Opinions. The facts regarding each PG&E Party, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
(z)No Linked Accounts. Except for the Servicer’s Accounts, there are no “Linked Accounts” (as defined in the applicable Account Control Agreement) with respect to any Account maintained at any Account Bank.

(aa)Other Transaction Documents. Each representation and warranty made by the Servicer under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made.
(ab)Regulatory Matters. Solely as a result of the execution and delivery of the Transaction Documents and of this Agreement and the performance of the respective Parties’ obligations thereunder, none of the Credit Parties shall be or become subject to regulation (i) under the FPA or (ii) as a “public utility” or “public service corporation” or the equivalent under any Applicable Law, including the California Public Utilities Code.
(ac)Subject Filing. The Subject Indenture does not create an Adverse Claim in any Collateral and the Subject Filing does not perfect a security interest in any Collateral.
Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.
ARTICLE VII

COVENANTS
SECTION VII.01. Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date:
(a)Payment of Capital and Interest. The Borrower shall duly and punctually pay Capital, Interest, Fees and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement.
(b)Existence. The Borrower shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral.
(c)Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and the Borrower (or the Servicer on its behalf) shall furnish to the Administrative Agent and each Group Agent:
(i)Annual Financial Statements of the Borrower. Promptly upon completion and in no event later than 120 days after the close of each fiscal year of the Borrower, annual unaudited financial statements of the Borrower certified by a Financial Officer of the Borrower that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Borrower as of the date indicated and the results of its operations for the periods indicated.
(ii)Monthly Reports and Interim Reports. (A) As soon as available and in any event not later than each Reporting Date, an Monthly Report as of the most recently completed Settlement Period, (B) at any time after the occurrence and during the continuance of a Ratings Event, (x) as soon as available and in any event not later than the second Business Day of each calendar week, a Weekly Report with respect to the Pool Receivables with data as of the close of business on the last day of the immediately preceding calendar week and (y) if requested by the Administrative Agent, on each Business Day, a cash reconciliation report, in form and substance reasonably satisfactory to the Administrative Agent, with data as of the close of business on the immediately preceding Business Day and (C) at any time on or after the Termination Date, on each Business Day, a Daily Report with respect to the Pool Receivables with data as of the close of business on the immediately preceding Business Day.
(iii)Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this clause (c) shall be deemed to have been furnished to each of the Administrative Agent and each Group Agent on the date that such report, proxy statement or other material is made available through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge).
(iv)Receivable Information. Such additional information regarding (i) the Pool Receivables as the Administrative Agent or any Group Agent may from time to time reasonably request, (ii) the principal amount, payment terms and obligors of the Excluded Receivables and Miscellaneous Items as the Administrative Agent or any Group Agent may from time to time reasonably request and (iii) other terms and characteristics of the Excluded Receivables (other than any such information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Borrower (or the Servicer on its behalf) provides the Administrative Agent or such Group Agent with notice that information is being withheld due to the existence of such confidentiality obligation) as the Administrative Agent or any Group Agent may from time to time reasonably request.
(v)Other Information. Promptly, such additional financial and other information (other than any such information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Borrower (or the Servicer on its behalf) provides the Administrative Agent or such Group Agent with notice that information is being withheld due to the existence of such confidentiality obligation) as the Administrative Agent or any Group Agent may from time to time reasonably request.
(d)Notices. The Borrower (or the Servicer on its behalf) will notify the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after) a Responsible Officer or Financial

Officer of the Borrower learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)Notice of Events of Default, Unmatured Events of Default, Termination Events or Unmatured Termination Events. A statement of a Financial Officer of the Borrower setting forth details of any Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event that has occurred and is continuing and the action which the Borrower proposes to take with respect thereto.
(ii)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicer, the Collection Account Agent or the Administrative Agent shall obtain any rights or direct any action with respect to any Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.
(iii)[Reserved].
(iv)ERISA Event. The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect (provided, that, any judicial proceeding instituted by PBGC that, within 60 days after the institution of such proceeding, has been withdrawn or stayed by PBGC or otherwise, shall be disregarded for the purpose of this Section 7.01(d)(iv)).
(v)Sale Termination Event. The occurrence of a Sale Termination Event under the Purchase and Sale Agreement.
(e)Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
(f)Compliance with Laws. The Borrower will comply with all Requirements of Law except for any Requirements of Law being contested in good faith by appropriate proceedings and except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(g)Furnishing of Information and Inspection of Receivables. The Borrower will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Group Agent may reasonably request. The Borrower will, at the Borrower’s expense, during regular business hours, with prior written notice permit the Administrative Agent and each Group Agent or their respective agents or representatives (which may include certified public accountants or other auditors) to (i) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (ii) visit the offices and properties of the Borrower for the purpose of examining such books and records, (iii) conduct a review of the Borrower’s books and records with respect to the Pool Receivables and other Collateral and (iv) discuss matters relating to the Pool Receivables, the other Collateral or the Borrower’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors or employees and use commercially reasonable efforts to provide for the Administrative Agent and each Group Agent or their respective agents or representatives (in the presence of representatives of the Borrower) to meet with the independent certified public accountants of the Borrower; provided, however, that (A) any such visits or inspections shall be subject to such conditions as the Borrower shall deem necessary based on reasonable considerations of safety, security and confidentiality; and (B) the Borrower shall not be required to disclose to any Person any information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Borrower provides such Person with notice that information is being withheld due to the existence of such confidentiality obligation; provided, further, however, that the Borrower shall be required to reimburse the Administrative Agent for only one (1) such review in any twelve-month period, unless an Event of Default or a Termination Event has occurred and is continuing. If a Ratings Event, Event of Default or Termination Event has occurred and is continuing, the Administrative Agent may appoint a third party to monitor the servicing of the Pool Receivables, including the disposition of Collections.
(h)Payments on Receivables and Accounts. The Borrower (or the Servicer on its behalf) will, and will cause each applicable Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables directly to a Collection Account or a Lock-Box. The Borrower (or the Servicer on its behalf) will, and will cause each applicable Originator to, (i) cause Collections in an amount equal to the Initial Transfer Amount to be transferred to the Borrower Accounts on each Business Day, (ii) at any time that a Stop Sweeping Event has occurred and is continuing, for each Business Day cause Collections in an amount equal to the Remaining Transfer Amount for such Business Day to be transferred to the Borrower Accounts no later than five (5) Business Days after such Business Day and (iii) at any time that a Stop Sweeping Event has occurred and is continuing, retain in the Collection Accounts all Collections with respect to the Pool Receivables until such Collections have been transferred directly from the Collection Accounts to the Borrower Accounts (either as an Initial Transfer Amount or as a Remaining Transfer Amount). The Borrower acknowledges and agrees that for administrative convenience, so long as a Stop Sweeping Event has not occurred and is continuing, that Collections in an amount equal to the Remaining Transfer Amount for such Business Day need not be transferred to the Borrower Accounts but instead shall be retained by the Servicer and distributed to the Originators in partial payment for the Receivables purchased by the Borrower on such date from the Originators in accordance with the terms of the Purchase and Sale Agreement. The Borrower (or the Servicer on its behalf) will, and will cause each applicable Originator to, at all times, maintain such books and records necessary to (i) identify Collections received from time to time on Pool Receivables, (ii) segregate Collections on Pool Receivables from Non-Securitization Collections and all other funds, (iii) identify Non-Securitization Collections received from time to time and the Non-Securitization Receivable to which each portion of Non-Securitization Collections relate and (iv) promptly remit Collections on Pool Receivables to a Borrower Account. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account; provided, however, that in the event that any such payments on the Pool Receivables or other Collections are not remitted by an Obligor directly into a Collection Account or a Lock-Box, the Borrower (or the Servicer on its behalf) shall notify the applicable Obligor of such failure and shall take commercially reasonable action to ensure that future payments on Receivables owing by such Obligor are remitted by such Obligor directly to a Collection Account or a Lock-Box. The Borrower (or the Servicer on its behalf) will cause each Account Bank to comply with the terms of each applicable Account Control Agreement. The Borrower shall not permit funds other than (i) Collections on Pool Receivables and other Collateral to be deposited into any Borrower Account or (ii) Non-Securitization Collections and Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Account, the Borrower (or the Servicer on its behalf) will within two (2) Business Days transfer such funds to the appropriate Person entitled to such funds. The Borrower shall only add an Account (or a related Lock-Box) or an Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Account Bank. The Borrower shall only terminate an Account Bank or close an Account (or a related Lock-Box), in each case, with the prior written consent of the Administrative Agent. The Borrower shall ensure that no disbursements are made from (i) any Borrower Account, other than such disbursements that are made at the direction and for the account of the Borrower or (ii) any Collection Account, other than (x) the transfer of Collections out of the Collection Accounts and (y) the transfer of Non-Securitization Collections out of the Collection Accounts.
(i)Sales, Liens, etc. Except as otherwise provided herein, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Collateral, or assign any right to receive income in respect thereof.
(j)Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02 (including any requirement of the CPUC specified therein), the Borrower will not, and will not permit the Servicer to, alter the delinquency status or adjust the Unpaid Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Borrower shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and except as otherwise permitted in Section 8.02 (including any requirement of the CPUC specified therein), timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(k)Change in Credit and Collection Policy. The Borrower will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Group Agents; provided, however, that (i) any change resulting from any requirement, order, directive or other pronouncement of or by the CPUC or any other Governmental Authority shall not constitute a material change to the Credit and Collection Policy and (ii) the Borrower may and may permit the Servicer to modify or temporarily suspend the Credit and Collection Policy in the event of a natural disaster or operational disruption that is beyond the reasonable control of the Servicer for so long as such disruption continues. Promptly following any material change in the Credit and Collection Policy, the Borrower will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Lender.
(l)Fundamental Changes. The Borrower shall not, without the prior written consent of the Administrative Agent and the Majority Group Agents, (i) permit itself (x) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (y) to be directly owned by any Person other than with respect to the Borrower, an Originator or (ii) undertake any division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Applicable Law.
(m)Books and Records. The Borrower shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable) and the identification and segregation of Non-Securitization Receivables (including records adequate to permit the immediate identification of each new Non-Securitization Receivable and all collections of each existing Non-Securitization Receivable).
(n)Identifying of Records. The Borrower shall: (i) take all steps reasonably necessary to ensure that there shall be placed on each data processing report that it generates that is provided to a proposed purchaser or lender to evaluate the Receivables, a legend evidencing that the Pool Receivables have been transferred to the Borrower in accordance with the Purchase and Sale Agreement and (ii) cause each Originator to do the same.
(o)Change in Payment Instructions to Obligors. The Borrower shall not (and shall not permit the Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Collection Account Control

Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), and the Administrative Agent shall have consented to such change in writing.
(p)Security Interest, Etc.
(i)The Borrower shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Borrower shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Pool Receivables, Related Security and Collections. The Borrower shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Borrower shall not (i) have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent or (ii) unless requested by the Administrative Agent, and subject to the receipt of any consent required by the CPUC, following the occurrence of an Event of Default or a Termination Event, be required to make any filings under the Federal Assignment of Claims Act (or any other similar Applicable Law) with respect to Government Receivables.
(ii)The Borrower shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collection Accounts, in each case free and clear of any Adverse Claim, in favor of the Collection Account Agent (on behalf of the Intercreditor Agreement Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Collection Account Agent (on behalf of the Intercreditor Agreement Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Collection Account Agent under the Intercreditor Agreement, the Borrower shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent)

to maintain and perfect, as a first-priority interest, the Collection Account Agent’s security interest in the Collection Accounts.
(q)Certain Agreements. Without the prior written consent of the Administrative Agent and the Majority Group Agents, the Borrower will not (and will not permit any Originator or the Servicer to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Borrower’s Organizational Documents which requires the consent of the Independent Director.
(r)Restricted Payments. Except pursuant to clause (ii) below, the Borrower will not: (A) purchase or redeem any of its Capital Stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
(ii)Subject to the limitations set forth in clause (iii) below, the Borrower may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Borrower may make cash payments (including prepayments) on the Subordinated Notes in accordance with their respective terms and (B) the Borrower may declare and pay dividends if, both immediately before and immediately after giving effect thereto, the Borrower’s Net Worth is not less than the Required Capital Amount.
(iii)The Borrower may make Restricted Payments only out of the funds, if any, it receives pursuant to Section 3.01 of this Agreement; provided that the Borrower shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event shall have occurred and be continuing.
(s)Other Business. The Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit) or bankers’ acceptances other than pursuant to this Agreement or the Subordinated Notes or (iii) form any Subsidiary or make any investments in any other Person.
(t)Use of Collections Available to the Borrower. The Borrower shall apply the Collections available to the Borrower to make payments in the following order of priority: (i) the payment of its obligations under this Agreement and each of the other Transaction Documents (other than the Subordinated Notes), (ii) the payment of accrued and unpaid interest on the Subordinated Notes and (iii) other legal and valid purposes.
(u)Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Borrower hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement and the other Transaction Document; provided, however, that unless requested by the Administrative Agent, subject to the receipt of any consent required by the CPUC, following the occurrence of an Event of Default or a Termination Event, no filings under the Federal Assignment of Claims Act (or any other similar Applicable Law) with respect to Government Receivables shall be required to be made. Without limiting the foregoing, the Borrower hereby authorizes, and will, upon the request of the Administrative Agent, at the Borrower’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing; provided, however, that unless requested by the Administrative Agent, subject to the receipt of any consent required by the CPUC, following the occurrence of an Event of Default or a Termination Event, no filings under the Federal Assignment of Claims Act (or any other similar Applicable Law) with respect to Government Receivables shall be required to be made.
(ii)The Borrower authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.
(iii)The Borrower will not change its jurisdiction of organization, corporate structure or corporate form unless (x) the Borrower, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation), (y) the Administrative Agent and the Majority Group Agents have consented thereto in writing and (z) if requested by the Administrative Agent, the Borrower shall cause to be delivered to the Administrative Agent, one or more opinions, in form and substance reasonably satisfactory to the Administrative Agent as to such matters as the Administrative Agent may reasonably request at such time.
(iv)The Borrower will not change its name unless (x) the Borrower, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation), (y) the Administrative Agent and each Group Agent have received all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act as it shall request and (z) if requested by the Administrative Agent, the Borrower shall cause to be delivered to the Administrative Agent, such additional certifications, documents, instruments, agreements and opinions of counsel as it shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements.
(v)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Borrower will ensure that policies and procedures are maintained and enforced by or on behalf of the Borrower to promote compliance, by the Borrower and each of its Affiliates, and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(w)Beneficial Ownership Rule. Promptly following any change that would result in a change to the status of the Borrower as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, the Borrower shall execute and deliver to the Administrative Agent a Beneficial Ownership Certification.
(x)Transaction Information. None of the Borrower, any Affiliate of the Borrower or any third party with which the Borrower or any Affiliate thereof has contracted, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
(y)Borrower’s Net Worth. The Borrower shall not permit the Borrower’s Net Worth to be less than the Required Capital Amount.
(z)Taxes. The Borrower will file or caused to be filed all Federal and state returns of income and franchise taxes imposed in lieu of net income taxes and all other material tax returns that are required to be filed and pay or cause to be paid all taxes shown to be due and payable on said returns or with respect to any claims or assessments for taxes made against it or any of its property by any Governmental Authority (other than (i) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower and (ii) claims which could not reasonably be expected to have a Material Adverse Effect).
(aa)Commingling. The Borrower (or the Servicer on their behalf) will, and will cause each Originator to, at all times, take commercially reasonable actions to ensure that on and after the Closing Date that no funds are deposited into (i) any Borrower Account other than Collections on Pool Receivables or (ii) any Collection Account other than Collections on Pool Receivables and Non-Securitization Collections. In the event that 10.0% or more of the aggregate amount of all funds deposited into the Collection Accounts during each of two consecutive calendar months constitute Miscellaneous Collections, the Borrower shall request the Servicer to (i) within sixty (60) days notify the obligors of the Miscellaneous Items to cease remitting Miscellaneous Collections to the Collection Accounts and Lock-Boxes and (ii) take commercially reasonable action to ensure that future payments on Miscellaneous Items are not remitted directly to any Collection Account or any Lock-Box.

(ab)Borrower’s Tax Status. The Borrower (i) will remain a wholly-owned subsidiary of a U.S. Person and (ii) shall not permit itself to be subject to withholding under Sections 1441, 1445, 1446 or 1461 of the Code. The Borrower will not take or permit any action to be taken that would cause the Borrower to (A) be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (B) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The Borrower shall not become subject to any Tax in any jurisdiction outside the United States.
(ac)Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Borrower will not request any Loan, and shall not permit its Affiliates or any of their respective directors, officers, employees or agents to use, the proceeds of any Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any Person under any applicable Sanctions or result in the violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(ad)Federal Assignment of Claims Act; Etc. Subject to the receipt of any consent required by the CPUC, if requested by the Administrative Agent following the occurrence of an Event of Default or a Termination Event, prepare and make any filings under the Federal Assignment of Claims Act (or any other similar Applicable Law) with respect to Government Receivables, that are necessary or desirable in order for the Administrative Agent to enforce such Government Receivable against the Obligor thereof.
SECTION VII.02. Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date:
(a)Existence. The Servicer shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of the State of California. The Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b)Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish to the Administrative Agent and each Group Agent:
(i)Annual Financial Statements of PG&E. As soon as available, but in any event within 120 days after the end of each fiscal year of PG&E, a copy of the audited consolidated balance sheet of PG&E and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing.
(ii)Quarterly Financial Statements of PG&E. As soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of PG&E, the unaudited consolidated balance sheet of PG&E and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to the absence of footnotes and normal year-end audit adjustments).
(iii)All such financial statements required by Section 7.02(b)(i) and (ii) shall (x) be complete and correct in all material respects and (y) be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods, subject, in each case to the absence of footnotes and to normal year-end audit adjustments. The Servicer shall be deemed to have delivered the financial statements required to be delivered pursuant to this Section 7.02(b) upon the filing of such financial statements by PG&E through the SEC's EDGAR system (or any successor electronic gathering system that is publicly available free of charge) or the publication by PG&E of such financial statements on its website.
(iv)Compliance Certificates; Other Information.
(A)Within two Business Days after the delivery of any financial statements pursuant to Section 7.02(b)(i) or (ii), (1) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no actual knowledge of any Unmatured Event of Default, Event of Default, Unmatured Termination Event or Termination Event except as specified in such certificate and (2) a Compliance Certificate, substantially in the form of Exhibit H, containing all information and calculations reasonably necessary for determining compliance by the Servicer with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Servicer, as the case may be.
(B)Within five days after the same are sent, copies of all financial statements and reports that the Servicer sends to the holders of any class of its debt securities or public equity securities, provided that, such financial statements and reports shall be deemed to have been delivered upon the filing of such financial statements and reports by the Servicer through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge) or publication by the Servicer of such financial statements and reports on its website.

(v)Monthly Reports and Interim Reports. The materials required to be provided by the Borrower pursuant to Section 7.01(c)(ii).
(vi)Receivable Information. Such additional information regarding (i) the Pool Receivables as the Administrative Agent or any Group Agent may from time to time reasonably request, (ii) the principal amount, payment terms and obligors of the Excluded Receivables and Miscellaneous Items as the Administrative Agent or any Group Agent may from time to time reasonably request and (iii) other terms and characteristics of the Excluded Receivables (other than any such information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Servicer provides the Administrative Agent or such Group Agent with notice that information is being withheld due to the existence of such confidentiality obligation) as the Administrative Agent or any Group Agent may from time to time reasonably request.
(vii)Other Information. Promptly, such additional financial and other information (other than any such information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Servicer provides the Administrative Agent or such Group Agent with notice that information is being withheld due to the existence of such confidentiality obligation) as the Administrative Agent or any Group Agent may from time to time reasonably request.
(c)Notices. The Servicer will notify the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after) a Responsible Officer or Financial Officer of the Servicer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)Notice of Events of Default, Unmatured Events of Default, Termination Events or Unmatured Termination Events. A statement of a Financial Officer of the Servicer setting forth details of any Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event that has occurred and is continuing and the action which the Servicer proposes to take with respect thereto.
(ii)Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicer, the Collection Account Agent or the Administrative Agent shall obtain any rights or direct any action with respect to any Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(iii)ERISA Event. The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect (provided, that, any judicial proceeding instituted by PBGC that, within 60 days after the institution of such proceeding, has been withdrawn or stayed by PBGC or otherwise, shall be disregarded for the purpose of this Section 7.02(c)(iii)).
(iv)Sale Termination Event. The occurrence of a Sale Termination Event under the Purchase and Sale Agreement.
(d)Conduct of Business. The Servicer will do all things necessary to take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except in the case of clause (ii) above, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; except that the Servicer may be merged, consolidated or amalgamated with another Person so long as, after giving effect to such transaction, (a) no Unmatured Termination Event, Termination Event, Unmatured Event of Default or Event of Default shall have occurred and be continuing, (b) either (i) the Servicer is the continuing or surviving corporation of such merger, consolidation or amalgamation or (ii) the continuing or surviving corporation of such merger, consolidation or amalgamation, if not the Servicer, (x) shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (y) shall have assumed all obligations of the Servicer under this Agreement pursuant to arrangements reasonably satisfactory to the Administrative Agent and (z) to the extent requested by the Administrative Agent or any Lender, shall have promptly provided to the Administrative Agent or such Lender all documentation and other information that may be required by the Administrative Agent or such Lender in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including information required by the PATRIOT Act and the Beneficial Ownership Rule, (c) the ratings by Moody’s and S&P of the continuing or surviving corporation’s or purchaser’s senior, secured debt shall be at least the higher of (1) Baa3 from Moody’s and BBB- from S&P and (2) the ratings by such rating agencies of the ~~Borrower~~Servicer’s senior, secured debt in effect before the earlier of the occurrence or the public announcement of such event and (d) the Administrative Agent shall have received such certificates, documents, instruments, agreements and opinions of counsel (which shall be addressed to Administrative Agent and all Lenders) as it shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements.
(e)Compliance with Laws. The Servicer will comply with all Requirements of Law, except for any Requirements of Law being contested in good faith by appropriate proceedings and except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(f)Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to the Administrative Agent and each Group Agent from time to time such information with respect to the Pool Receivables and the other Collateral as the Administrative Agent or any Group Agent may reasonably request. The Servicer will, at the

Servicer’s expense, during regular business hours, with prior written notice permit the Administrative Agent and each Group Agent or their respective agents or representatives (which may include certified public accountants or other auditors) to (i) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (ii) visit the offices and properties of the Servicer for the purpose of examining such books and records, (iii) conduct a review of the Servicer’s books and records with respect to the Pool Receivables and other Collateral and (iv) discuss matters relating to the Pool Receivables, the other Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors or employees and use commercially reasonable efforts to provide for the Administrative Agent and each Group Agent or their respective agents or representatives (in the presence of representatives of the Servicer) to meet with the independent certified public accountants of the Servicer; provided, however, that (A) any such visits or inspections shall be subject to such conditions as the Servicer shall deem necessary based on reasonable considerations of safety, security and confidentiality; and (B) the Servicer shall not be required to disclose to any Person any information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Servicer provides such Person with notice that information is being withheld due to the existence of such confidentiality obligation; provided, further, however, that the Servicer shall be required to reimburse the Administrative Agent for only one (1) such review in any twelve-month period, unless an Event of Default or a Termination Event has occurred and is continuing. If a Ratings Event, Event of Default or Termination Event has occurred and is continuing, the Administrative Agent may appoint a third party to monitor the servicing of the Pool Receivables, including the disposition of Collections.
(g)Payments on Receivables and Accounts. The Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables directly to a Collection Account or a Lock-Box. The Servicer will (i) cause Collections in an amount equal to the Initial Transfer Amount to be transferred to the Borrower Accounts on each Business Day, (ii) at any time that a Stop Sweeping Event has occurred and is continuing, for each Business Day cause Collections in an amount equal to the Remaining Transfer Amount for such Business Day to be transferred to the Borrower Accounts no later than five (5) Business Days after such Business Day and (iii) at any time that a Stop Sweeping Event has occurred and is continuing, retain in the Collection Accounts all Collections with respect to the Pool Receivables until such Collections have been transferred directly from the Collection Accounts to the Borrower Accounts (either as an Initial Transfer Amount or as a Remaining Transfer Amount). So long as no Stop Sweeping Event has occurred and is continuing, the Servicer will on each Business Day remit Collections in an amount equal to the Remaining Transfer Amount for such Business Day to the Originators in partial payment for the Receivables purchased by the Borrower on such date from the Originators in accordance with the terms of the Purchase and Sale Agreement. The Servicer will, at all times, maintain such books and records necessary to (i) identify Collections received from time to time on Pool Receivables, (ii) segregate Collections on Pool Receivables from Non-Securitization Collections and all other funds, (iii) identify Non-Securitization Collections received from time to time and the Non-Securitization Receivable to which each portion of Non-Securitization Collections relate and (iv) promptly remit Collections on Pool Receivables to a

Borrower Account. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account; provided, however, that in the event that any such payments on the Pool Receivables or other Collections are not remitted by an Obligor directly into a Collection Account or a Lock-Box, the Servicer shall notify the applicable Obligor of such failure and shall take commercially reasonable action to ensure that future payments on Receivables owing by such Obligor are remitted by such Obligor directly to a Collection Account or a Lock-Box. The Servicer shall not permit funds other than (i) Collections on Pool Receivables and other Collateral to be deposited into any Borrower Account or (ii) Non-Securitization Collections and Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Account, the Servicer will within two (2) Business Days transfer such funds to the appropriate Person entitled to such funds. The Servicer shall only add an Account (or a related Lock-Box), or an Account Bank to those listed on Schedule II to this Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Account Bank. The Servicer shall only terminate an Account Bank or close an Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. The Servicer shall ensure that no disbursements are made from (i) any Borrower Account, other than such disbursements that are made at the direction and for the account of the Borrower or (ii) any Collection Account, other than (x) the transfer of Collections out of the Collection Accounts and (y) the transfer of Non-Securitization Collections out of the Collection Accounts. The Servicer shall apply Collections in accordance with the Credit and Collection Policy and as may be required by the CPUC and Applicable Law.
(h)Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02 (including any requirements of the CPUC specified therein), the Servicer will not alter the delinquency status or adjust the Unpaid Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and except as otherwise permitted in Section 8.02 (including any requirements of the CPUC specified therein), timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.
(i)Change in Credit and Collection Policy. The Servicer will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Group Agents; provided, however, that (i) any change resulting from any requirement, order, directive or other pronouncement of or by the CPUC shall not constitute a material change to the Credit and Collection Policy and (ii) the Servicer may modify or temporarily suspend the Credit and Collection Policy in the event of a natural disaster or operational disruption that is beyond the reasonable control of the Servicer for so long as such disruption continues. Promptly following any material change in the Credit and Collection

Policy, the Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and each Lender.
(j)Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable) and the identification and segregation of Non-Securitization Receivables (including records adequate to permit the immediate identification of each new Non-Securitization Receivable and all collections of each existing Non-Securitization Receivable).
(k)Identifying of Records. The Servicer shall (i) take all steps reasonably necessary to ensure that there shall be placed on each data processing report that it generates that is provided to a proposed purchaser or lender to evaluate the Receivables, a legend evidencing that the Pool Receivables have been transferred to the Borrower in accordance with the Purchase and Sale Agreement and (ii) cause each Originator to do the same.
(l)Change in Payment Instructions to Obligors. The Servicer shall not (and shall not permit any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Collection Account Control Agreement (or an amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box) and the Administrative Agent shall have consented to such change in writing.
(m)Security Interest, Etc.
(i)The Servicer shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collateral, in each case free and clear of any Adverse Claim in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.
(ii) The Servicer shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Collection Accounts, in each case free and clear of any Adverse Claim, in favor of the Collection Account Agent (on behalf of the Intercreditor Agreement Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Collection Account Agent (on behalf of the Intercreditor Agreement Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Collection Account Agent under the Intercreditor Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Collection Account Agent’s security interest in the Collection Accounts.
(iii)The Servicer shall not permit the Subject Indenture to be amended, restated, supplemented or otherwise modified in any respect that would cause the Subject Indenture to create a security interest in any Collateral.
(n)Further Assurances. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties' rights and remedies under this Agreement and the other Transaction Document. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrative Agent, at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.
(o)Transaction Information. None of the Servicer, any Affiliate of the Servicer or any third party contracted by the Servicer or any Affiliate thereof, shall deliver, in writing or orally, to any Rating Agency, any Transaction Information without providing such Transaction Information to the applicable Group Agent prior to delivery to such Rating Agency, and will not participate in any oral communications with respect to Transaction Information with any Rating Agency without the participation of such Group Agent.
(p)Taxes. The Servicer will pay all taxes due and payable or any other tax assessments made against the Servicer or any of its Significant Subsidiaries or any of their respective property by any Governmental Authority (other than (i) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Servicer or any of its Significant Subsidiaries, as applicable or (ii) where the failure to effect such payment could not reasonably be expected to have a Material Adverse Effect with respect to the Servicer).
(q)Commingling. The Servicer will, and will cause each Originator to, at all times, take commercially reasonable actions to ensure that on and after the Closing Date that no funds are deposited into (i) any Borrower Account other than Collections on Pool Receivables or (ii) any Collection Account other than Collections on Pool Receivables and Non-Securitization Collections. In the event that 10.0% or more of the aggregate amount of all funds deposited into the Collection Accounts during each of two consecutive calendar months constitute Miscellaneous Collections, the Servicer shall (i) within sixty (60) days notify the obligors of the Miscellaneous Items to cease remitting Miscellaneous Collections to the Collection Accounts and Lock-Boxes and (ii) take commercially reasonable action to ensure that future payments on Miscellaneous Items are not remitted directly to any Collection Account or any Lock-Box.
(r)Linked Accounts. Except for the Servicer’s Accounts, the Servicer shall not permit any "Linked Account" to exist with respect to any Account; provided, however, that at any time during the continuance of an Event of Default, a Termination Event or a Ratings Event, the Servicer shall, if so instructed by the Administrative Agent (in its sole discretion), cause each Servicer’s Account to cease being a “Linked Account” promptly, but not later than 2 Business Days following the Servicer’s receipt of such instruction. The Servicer shall at all times ensure that (i) the account balance in each Servicer’s Account is greater than zero and will exceed the aggregate amount of all “Settlement Items” (as defined in the applicable Account Control Agreement) at any time outstanding with respect to such Servicer’s Account and (ii) no amount will be debited against any Account as a result of any “Settlement Item” that originated in any Servicer’s Account or any other account other than an Account.
(s)Federal Assignment of Claims Act; Etc. Subject to the receipt of any consent required by the CPUC, if requested by the Administrative Agent following the occurrence of an Event of Default or a Termination Event, prepare and make any filings under the Federal Assignment of Claims Act (or any other similar Applicable Law) with respect to Government Receivables, that are necessary or desirable in order for the Administrative Agent to enforce such Government Receivable against the Obligor thereof.
SECTION VII.03. Separate Existence of the Borrower. Each of the Borrower and the Servicer hereby acknowledges that the Secured Parties, the Group Agents and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from any other PG&E Party and their Affiliates. Therefore, the Borrower and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Group Agent to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of any other PG&E Party and any other Person, and is not a division of any PG&E Party or any of its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Borrower and the Servicer shall take such actions as shall be required in order that:
(a)Special Purpose Entity. The Borrower will be a special purpose company whose primary activities are restricted in its Organizational Documents to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, collecting, granting security interests or selling interests in, the Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.
(b)No Other Business or Debt. The Borrower shall not engage, directly or indirectly, in any business other than the actions required or permitted to be performed under its Organizational Documents or the Transaction Documents. The Borrower shall not incur, create or assume any indebtedness except as expressly permitted under the Transaction Documents.
(c)Independent Director. Not fewer than one member of the Borrower’s board of directors (the “Independent Director”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Director of the Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a customer or supplier of any member of the Parent Group (other than his or her service as an Independent Director of the Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (iii) is not any member of the immediate family of a person described in (i) or (ii) above, and (iv) has (x) prior experience as an independent director for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For purposes of this clause (c), “Parent Group” shall mean (i) the Parent, the Servicer and each Originator, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the membership interests in the Parent, (iii) each person that controls, is controlled by or is under common control with the Parent and (iv) each of such person’s officers, directors, managers, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any relative of such spouse. The Borrower shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Director of the Borrower, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director, or the failure of such Independent Director to satisfy the criteria for an Independent Director set forth in the Borrower’s Organizational Documents, in which case the Borrower shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent that the Independent Director satisfies such criteria for an Independent Director.
The Borrower’s Organizational Documents shall provide that, among other things: (A) the Borrower’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Director shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director.
No Independent Director shall at any time serve as a trustee in bankruptcy for any PG&E Party or any of their respective Affiliates.
(d)[Reserved].
(e)Organizational Documents. The Borrower shall maintain its Organizational Documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including, without limitation, Section 7.01 (q).
(f)Conduct of Business. The Borrower shall conduct its affairs strictly in accordance with its Organizational Documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.
(g)Employees. The Borrower shall not have any employees.
(h)Compensation. Any employee, consultant or agent of the Borrower will be compensated from the Borrower’s funds for services provided to the Borrower, and to the extent that the Borrower shares the same officers or other employees as the Servicer (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee.
(i)Servicing and Costs. The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Receivables Pool. The Borrower will not incur any indirect or overhead expenses for items shared with the Servicer (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Borrower (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.
(j)Operating Expenses. The Borrower shall pay its operating expenses and liabilities from its own assets.
(k)Stationery. The Borrower will use, to the extent used, separate stationery, invoices and checks
(l)Books and Records. The Borrower’s books and records will be maintained separately from those of the other PG&E Parties and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Borrower.
(m)Disclosure of Transactions. All financial statements of the PG&E Parties or any Affiliate thereof that are consolidated to include the Borrower will disclose that (i) the Borrower’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to the Administrative Agent pursuant to this Agreement, (ii) the Borrower is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Borrower’s assets prior to any assets or value in the Borrower becoming available to the Borrower’s equity holders and (iii) the assets of the Borrower are not available to pay creditors of the other PG&E Parties or any Affiliate thereof.
(n)Segregation of Assets. The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of the other PG&E Parties or any Affiliates thereof.
(o)Corporate Formalities. The Borrower will strictly observe limited liability company formalities in its dealings with the Servicer, the Parent, the Originators or any Affiliates thereof, and funds or other assets of the Borrower will not be commingled with those of the

Servicer, the Parent, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Borrower shall not maintain joint bank accounts or other depository accounts to which the Servicer, the Parent, the Originators or any Affiliate thereof (other than the Servicer solely in its capacity as such) has independent access. The Borrower is not named, and the Borrower has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Servicer, the Parent, the Originators or any Subsidiaries or other Affiliates thereof. The Borrower will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Borrower and such Affiliate.
(p)Arm’s-Length Relationships. The Borrower will maintain arm’s-length relationships with each of the other PG&E Parties and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at market rates for such services it renders or otherwise furnishes to the Borrower. Neither the Borrower on the one hand, nor any other PG&E Party or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. Each PG&E Party and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.
(q)Allocation of Overhead. To the extent that Borrower, on the one hand, and each of the other PG&E Parties or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Borrower shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.
ARTICLE VIII

ADMINISTRATION AND COLLECTION
OF RECEIVABLES
SECTION VIII.01. Appointment of the Servicer.
(a)The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 8.01. PG&E is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default or a Termination Event, the Administrative Agent may (with the consent of the Majority Group Agents) and shall (at the direction of the Majority Group Agents) (i) require that PG&E (or any successor Servicer, if applicable) seek the consent, to the extent required by Applicable Law, of the CPUC to the replacement of PG&E or such successor Servicer as Servicer hereunder with such Person as may be designated by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) (such proposed successor being the “Proposed

Successor Servicer”) and (ii) upon the receipt of such consent (or immediately if no such consent is required by Applicable Law) terminate PG&E or such successor Servicer as Servicer hereunder and designate as Servicer the Proposed Successor Servicer. Unless and until replaced as Servicer, (i) PG&E shall be and remain primarily liable for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Administrative Agent, each Group Agent and each Lender shall be entitled to deal with PG&E in matters related to the discharge by the Servicer of its duties and responsibilities hereunder.
(b)Upon any replacement of a Servicer with a successor Servicer as set forth in clause (a) above, the exiting Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and such exiting Servicer shall cooperate with and assist such new Servicer to the extent such cooperation or assistance is not prohibited by the CPUC or any other Governmental Authority. Subject to the preceding sentence, such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to collect the Pool Receivables and the Related Security.
(c)PG&E acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each member in each Group have relied on PG&E’s agreement to act as Servicer hereunder. Accordingly, PG&E agrees that it will not, except as may be required by the CPUC or any other Governmental Authority, voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Majority Group Agents.
(d)The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent, each Lender and each Group Agent shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer), (v) if such Sub-Servicer is not an Affiliate of the Parent, the Administrative Agent and the Majority Group Agents shall have consented in writing in advance to such delegation and (vi) such delegation and the related Sub-Servicer shall be in compliance with all requirements of the CPUC and any other applicable Governmental Authority.
SECTION VIII.02. Duties of the Servicer.
(a)The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement, all requirements of the CPUC and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and

Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Group, the amount of Collections to which each such Group is entitled in accordance with Article III hereof. The Servicer may, in accordance with the Credit and Collection Policy, all requirements of the CPUC and all Applicable Laws and consistent with past practices of the Originators (but subject to all requirements of the CPUC and all Applicable Laws), take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required (x) under the applicable Contract or (y) by the CPUC or any other applicable Governmental Authority; provided, that for purposes of this Agreement, subject in each case to the provisions of Section 8.02(e), (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the original due date or invoice date of such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default or a Termination Event has occurred and is continuing, subject to any requirements of the CPUC and any other Governmental Authority, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if an Event of Default or a Termination Event has occurred and is continuing, the Administrative Agent may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable in accordance with the Credit and Collection Policy and to the extent permitted under the rules and regulations of the CPUC.
(b)The Servicer, if other than PG&E or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.
(c)The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.
(d)The Servicer hereby agrees from time to time, at its own expense and to the extent not prohibited by the CPUC or Applicable Law, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to (i) obtain any consent or approval of the CPUC or any other Governmental Authority requested by the Administrative Agent in order (A) to replace PG&E as Servicer hereunder, (B) to enable PG&E to operate as a data-processing agent for any replacement Servicer or (C) to enable the Administrative Agent to exercise any other rights or remedies hereunder or under any other Transaction Document, or (ii) otherwise enable the Administrative Agent (on behalf of the

Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement and the other Transaction Document.
(e)The parties hereto acknowledge and agree that (i) an Unbilled Receivable arising in any month (such month the “Origination Month”) represents charges to the related Obligor for such Origination Month, which charges have been estimated by the related Originator based on charges to the related Obligor in the month prior to the Origination Month, (ii) in the month following the Origination Month, the Originator will determine the amount of charges to be billed to the related Obligor, (iii) based upon the updated information obtained by the related Originator in respect of the related Unbilled Receivable, the Servicer will in the month following the Origination Month of such Unbilled Receivable, reverse the estimated charges and finalize the bill to be delivered to the related Obligor and (iv) the Servicer’s action of reversing the estimated charges that give rise to an Unbilled Receivable and creating a bill in respect of such Unbilled Receivable is permitted and will not constitute an alteration of the status of the related Unbilled Receivable or any Receivable arising therefrom.
SECTION VIII.03. Accounts.
(a)Prior to the Closing Date, (i) the Borrower shall have entered into Borrower Account Control Agreements for each of the Borrower Accounts with all of the Borrower Account Banks and delivered executed counterparts of each to the Administrative Agent and (ii) PG&E shall have entered into Account Control Agreements for each of the Collections Accounts with all of the Account Banks and delivered executed counterparts of each to the Administrative Agent.
(b)Upon the occurrence and during the continuance of an Event of Default, a Termination Event or a Ratings Event, the Administrative Agent may (or, at the direction of the Majority Group Agents shall) at any time thereafter give a Control Direction to the Collection Account Agent directing the Collection Account Agent to provide the notice to each Account Bank that the Collection Account Agent is exercising its rights under the Account Control Agreements with respect to the Collection Accounts to do any or all of the following: (a) to have the exclusive dominion and control of the Collection Accounts transferred to the Collection Account Agent (for the benefit of the Intercreditor Agreement Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Intercreditor Agreement Secured Parties) and (b) to take any or all other actions permitted under the applicable Account Control Agreement and the Intercreditor Agreement. The Borrower and the Servicer hereby agrees that if the Collection Account Agent at any time takes any action set forth in the preceding sentence, the Collection Account Agent shall have exclusive control (for the benefit of the Intercreditor Agreement Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower and the Servicer hereby further agrees to take any other action and to cause each Originator to take any other action, in each case, that the Administrative Agent or the Collection Account Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.

(c)Upon the occurrence and during the continuance of an Event of Default, a Termination Event or a Ratings Event, the Administrative Agent may (or, at the direction of the Majority Group Agents shall) at any time thereafter give notice to each Borrower Account Bank that the Administrative Agent is exercising its rights under the Borrower Account Control Agreements to do any or all of the following: (a) to have the exclusive dominion and control of the Borrower Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein (for the benefit of the Secured Parties), (b) to have the proceeds that are sent to the respective Borrower Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Borrower Account and (c) to take any or all other actions permitted under the applicable Borrower Account Control Agreement. The Borrower and the Servicer hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower and the Servicer hereby further agrees to take any other action and to cause each Originator to take any other action, in each case, that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.
SECTION VIII.04. Enforcement Rights.
(a)At any time following the occurrence and during the continuation of an Event of Default, a Termination Event or a Ratings Event:
(i)the Administrative Agent (at the Borrower’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;
(ii)the Administrative Agent may instruct the Borrower or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Servicer, as the case may be, shall give such notice at the expense of the Borrower or the Servicer, as the case may be;
(iii)the Administrative Agent may request the Servicer to, and upon such request the Servicer shall, subject to receipt of any approval or consent required by the CPUC: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;

(iv)the Administrative Agent may (or, at the direction of the Majority Group Agents shall) notify the Borrower Account Banks that no PG&E Party will have any access to the Borrower Accounts;
(v)the Administrative Agent may (or, at the direction of the Majority Group Agents shall) (x) instruct the Collection Account Agent to instruct the Account Banks or (y) instruct the Account Banks, in either case, that no PG&E Party will have any access to the Collection Accounts;
(vi)the Administrative Agent may (or, at the direction of the Majority Group Agents shall) notify the Collection Account Agent to take such actions as are contemplated or otherwise permitted by the Intercreditor Agreement;
(vii)the Administrative Agent may (or, at the direction of the Majority Group Agents shall) replace the Person then acting as Servicer in accordance with the provisions of Section 8.01(a); and
(viii)the Administrative Agent may collect any amounts due from an Originator under the Purchase and Sale Agreement.
For the avoidance of doubt, the foregoing rights and remedies of the Administrative Agent upon an Event of Default or a Termination Event are in addition to and not exclusive of the rights and remedies contained herein and under the other Transaction Documents.
(b)The Borrower hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default or a Termination Event, to, subject to receipt of any approval or consent (if any) required by the CPUC, collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
(c)The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default or a Termination Event, to, subject to receipt of any approval or consent (if any) required by the

CPUC, collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.
SECTION VIII.05. Responsibilities of the Borrower.
(a)Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrative Agent, or any other Credit Party of their respective rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any Taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Servicer or any Originator thereunder.
(b)PG&E hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall, subject to receipt of any approval or consent (if any) required by the CPUC, act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, PG&E shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that PG&E conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Borrower shall pay to PG&E its reasonable out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 3.01).
SECTION VIII.06. Servicing Fee.
(a)Subject to clause (b) below, the Borrower shall pay the Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Unpaid Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 3.01(a).
(b)If the Servicer ceases to be PG&E or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.

ARTICLE IX

EVENTS OF DEFAULT; TERMINATION EVENTS
SECTION IX.01. Events of Default. If any of the following events (each an “Event of Default”) shall occur:
(a)(i) any PG&E Party shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document (other than any such failure which would constitute an Event of Default under paragraph (c) or clauses (ii) thru (vi) of this paragraph (a)), and such failure, solely to the extent capable of cure, shall continue for fifteen (15) Business Days, (ii) any PG&E Party shall fail to make any payment or deposit or transfer any monies to be made by it hereunder or under any other Transaction Document as and when due and such failure is not remedied within three (3) Business Days, (iii) the applicable Initial Transfer Amount of Collections is not transferred to the Borrower Accounts on any Business Day and such failure is not remedied within three (3) Business Days, (iv) if a Stop Sweeping Event has occurred and is continuing, the Remaining Transfer Amount of Collections for any Business Day is not transferred, due to any action or inaction by any PG&E Party, to the Borrower Accounts within five (5) Business Days of such Business Day and such failure is not remedied within ten (10) Business Days, (v) PG&E shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrative Agent and the Majority Group Agents shall have been appointed or (vi) PG&E shall resign or be removed as servicer (or similar role) under any Securitized Bond;
(b)any representation or warranty made or deemed made by any PG&E Party under this Agreement or any other Transaction Document (including in any report or certificate required to be delivered under any Transaction Document), shall prove to have been incorrect or untrue in any material respect when made or deemed made, unless, as of any date of determination, the facts or circumstances to which such representation or warranty relates have changed with the result that such representation or warranty is true and correct in all material respects on such date;
(c)the Borrower or the Servicer shall fail to deliver a Monthly Report or Interim Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days;
(d)this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of (i) the Administrative Agent with respect to any material portion of the Collateral or (ii) solely with respect to the Collection Accounts, the Collection Account Agent, in each case, free and clear of any Adverse Claim;
(e)(i) the Borrower or any other Specified PG&E Entity shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Specified PG&E Entity shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Specified PG&E Entity any case, proceeding or other action of a nature referred to in clause (i) above that (other than with respect to the Borrower) (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Specified PG&E Entity any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that (other than with respect to the Borrower) shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Specified PG&E Entity shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;
(f)[reserved];
(g)[reserved];
(h)[reserved];
(i)[reserved];
(j)a Change in Control shall occur;
(k)a Borrowing Base Deficit shall occur, and shall not have been cured within two (2) Business Days;
(l)(i) Borrower shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $16,750 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt; (ii) any PG&E Party, or any of their respective Subsidiaries, individually or in the aggregate, shall (A) default in making any payment of any principal of any of its Debt on the due date with respect thereto (after giving effect to any period of grace, if any, provided in the instrument or agreement under which such Debt was created); or (B) default in making any payment of any interest on any such Debt beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created; or (C) default in the observance or performance of any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or (in the case of all Debt other than Debt under any interest rate swap agreement) to permit the holder or beneficiary of such Debt (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Debt to become due prior to its stated maturity or (in the case of any such

Debt constituting a guaranty) to become payable; provided, that a default, event or condition described in clause (A), (B) or (C) of this paragraph (l)(ii) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (A), (B) and (C) of this paragraph (l)(ii) shall have occurred and be continuing with respect to Debt the outstanding principal amount of which exceeds in the aggregate $200,000,000; provided, further, that if such default shall be cured by such PG&E Party or such Significant Subsidiary or waived by the holders of such Debt and any acceleration of maturity having resulted from such default shall be rescinded or annulled, in each case, in accordance with the terms of such agreement or instrument, without any modification of the terms of such Debt requiring PG&E Party or such Significant Subsidiary to furnish security or additional security therefor, reducing the average life to maturity thereof or increasing the principal amount thereof, or any agreement by PG&E Party or such Significant Subsidiary to furnish security or additional security therefor or to issue in lieu thereof Debt secured by additional or other collateral or with a shorter average life to maturity or in a greater principal amount, then any Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured or waived or (iii) any “Event of Default” (as defined in the Credit Agreement) shall occur under the Credit Agreement;
(m)the Borrower shall fail (x) at any time (other than for thirty (30) days following notice of the death or resignation of any Independent Director) to have an Independent Director who satisfies each requirement and qualification specified in Section 7.03(c) of this Agreement for Independent Directors, on the Borrower’s board of directors or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that is to serve as an Independent Director on the Borrower’s board of directors as required pursuant to Section 7.03(c) of this Agreement;
(n)[reserved];
(o)either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of any PG&E Party or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of any PG&E Party;
(p)there occurs any ERISA Event that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;
(q)[reserved];
(r)a Sale Termination Event shall occur under the Purchase and Sale Agreement, other than the occurrence of a Sale Termination Event arising under clause (a)(iv) or (a)(v) of such defined term in the Purchase and Sale Agreement;
(s)the Borrower shall (i) be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) become a “covered fund” within the meaning of the Volcker Rule;

(t)this Agreement or any other Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Borrower Obligations, ceases to be in full force and effect; or the Borrower or any other PG&E Party (or any of their respective Affiliates) contests in any manner in writing the validity or enforceability of any Transaction Document; or the Borrower or any other PG&E Party denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate or rescind any Transaction Document;
(u)[reserved];
(v)(i) one or more judgments or decrees shall be entered against the Borrower by a court of competent jurisdiction or (ii) one or more judgments or decrees shall be entered against any PG&E Party or any Significant Subsidiary of PG&E by a court of competent jurisdiction involving in the aggregate a liability (not paid or, subject to customary deductibles, fully covered by insurance as to which the relevant insurance company has not denied coverage) of $200,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof unless, in the case of a discharge, such judgment or decree is due at a later date in one or more payments and any PG&E Party or such Significant Subsidiary satisfies the obligation to make such payment or payments on or prior to the date such payment or payments become due in accordance with such judgment or decree; or
(w)PG&E shall fail to satisfy the Credit Agreement Financial Covenant. If, after the date hereof, the Credit Agreement Financial Covenant (or any of the defined terms used in connection with such covenant) is amended, modified or waived, then the test set forth in this clause (w) or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of the effectiveness of such amendment, modification or waiver, (i) each Lender (or an Affiliate thereof) and the Administrative Agent (or an Affiliate thereof) is a party to the Credit Agreement, (ii) each Lender and the Administrative Agent consented in writing to such amendment, modification or waiver under the Credit Agreement and (iii) such amendment, modification or waiver is consummated in accordance with the terms of the Credit Agreement. In the event the Credit Agreement is terminated or replaced, the Credit Agreement Financial Covenant and respective meaning assigned to related terms immediately preceding such termination shall continue for all purposes of this clause (w).
then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Group Agents shall) by notice to the Borrower (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Final Maturity Date to have occurred (in which case the Final Maturity Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Borrower Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 9.01 with respect to the Borrower, the Termination Date shall occur and the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 3.01.
SECTION IX.02. Termination Events. If any of the following events (each a “Termination Event”) shall occur:
(a)the average of the Dilution Ratios for the three preceding Settlement Periods shall at any time exceed ~~(i) solely if the last day of such three Settlement Periods ends during the Temporary Period, 3.00% or (ii) otherwise, 2.00~~2.50%;
(b)the average of the Days Sales Outstanding for the three preceding Settlement Periods shall at any time exceed (i) solely if the last day of such three Settlement Periods ends during the Temporary Period, ~~70.00~~80.00 days or (ii) otherwise,  ~~65.00~~75.00 days;
(c)the average of the Delinquency Ratios for the three preceding Settlement Periods shall at any time exceed (i) solely if the last day of such three Settlement Periods ends during the Temporary Period, 9.00% or (ii) otherwise, ~~5.00~~6.00%;
(d)the average of the Loss Ratios for the three preceding Settlement Periods shall at any time exceed (i) solely if the last day of such three Settlement Periods ends during the Temporary Period, 6.00% or (ii) otherwise, ~~4.00~~4.25%;
(e)Receivables cease being sold or contributed by any Originator to the Borrower pursuant to the Purchase and Sale Agreement;
(f)any PG&E Party makes any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Group Agents;
(g)(i) the Collection Account Agent shall fail to perform or observe any term, covenant or agreement under the Intercreditor Agreement, and such failure, solely to the extent capable of cure, shall continue for three (3) Business Days, (ii) the Collection Account Agent shall fail to deliver a “Notice of Sole Control”, a “Notice of Exclusive Control”, a “Notice of Control” or other notice of control to each Collection Account Bank in accordance with each of the Collection Account Control Agreements within two (2) Business Days following receipt by the Collection Account Agent of a Control Direction delivered to the Collection Account Agent by the Administrative Agent or (iii) Citibank, N.A. shall resign as Collection Account Agent, and no successor Collection Account Agent reasonably satisfactory to the Administrative Agent and the Majority Group Agents shall have been appointed;
(h)the Intercreditor Agreement, at any time after its execution and delivery and for any reason other than satisfaction in full of all the Borrower Obligations, ceases to be in full force and effect; or the Collection Account Agent (or any of its Affiliates) contests in any manner in writing the validity or enforceability of the Intercreditor Agreement; or the Collection Account Agent denies in writing that it has any or further obligation under the Intercreditor Agreement, or purports in writing to revoke, terminate or rescind the Intercreditor Agreement; or
(i)if a Stop Sweeping Event has occurred and is continuing, the Remaining Transfer Amount of Collections for any Business Day is not transferred to the Borrower Accounts within five (5) Business Days of such Business Day and such failure is not remedied within ten (10) Business Days;
then, and in any such event, the Administrative Agent may (or, at the direction of the Majority Group Agents shall) by notice to the Borrower declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred).
ARTICLE X

THE ADMINISTRATIVE AGENT
SECTION X.01. Authorization and Action. Each Credit Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower or any Affiliate thereof or any Credit Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.
SECTION X.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 8.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Credit Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION X.03. Administrative Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also the Administrative Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Credit Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.
SECTION X.04. Reimbursement of Administrative Agent. Each Committed Lender agrees to reimburse the Administrative Agent on demand (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the respective Percentage of such Committed Lender, for any and all reasonable and documented liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.
SECTION X.05. Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION X.06. Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Group Agents or the Majority Group Agents, as the case may be, and assurance of its indemnification by the Committed Lenders, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Group Agents or the Majority Group Agents, as the case may be, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Credit Parties. The Credit

Parties and the Administrative Agent agree that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of all Group Agents or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of any Group Agent, then the Administrative Agent may take action based upon the advice or concurrence of the Majority Group Agents.
SECTION X.07. Notice of Events of Default or Termination Events; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default, Event of Default, Unmatured Termination Event or Termination Event unless the Administrative Agent has received notice from any Credit Party or the Borrower stating that an Unmatured Event of Default, an Event of Default, an Unmatured Termination Event or a Termination Event has occurred hereunder and describing such Unmatured Event of Default, Event of Default, Unmatured Termination Event or Termination Event. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Group Agent, whereupon each Group Agent shall promptly give notice thereof to its respective Conduit Lender(s) and Related Committed Lender(s). The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Default, an Event of Default, an Unmatured Termination Event or a Termination Event or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.
SECTION X.08. Non-Reliance on Administrative Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Credit Party represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, each Originator or the Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Credit Party, the Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any information concerning the Borrower, any Originator or the Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
SECTION X.09. Successor Administrative Agent.
(a)The Administrative Agent may, upon at least thirty (30) days’ notice to the Borrower, the Servicer and each Group Agent, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Majority Group Agents as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents, within thirty (30) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Group Agents within sixty (60) days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.
(b)Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article X and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.
SECTION I.10.    Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender, Group Agent or Secured Party, or any Person who has received funds on behalf of a Lender, a Group Agent or Secured Party (any such Lender, Group Agent or Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Group Agent, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transferred or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) , such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.10 and held in trust for the benefit of the Administrative Agent, and such Lender, Group Agent or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender, Group Agent, Secured Party or any Person who has received funds on behalf of a Lender, Group Agent or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Group Agent or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, Group Agent or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.10(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.10(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender, Group Agent or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Group Agent or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Group Agent or Secured Party under any Transaction Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance Agreement with respect to such Erroneous Payment Deficiency Assignment, (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)Subject to Section 13.03 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Group Agent or Secured Party, to the rights and interests of such

Lender, Group Agent or Secured Party, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s Borrower Obligations under the Transaction Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Borrower Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Borrower Obligations owed by the Borrower; provided that this Section 10.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Borrower Obligations relative to the amount (and/or timing for payment) of the Borrower Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 10.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Group Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Borrower Obligations (or any portion thereof) under any Transaction Document.
ARTICLE XI

THE GROUP AGENTS
SECTION XI.01. Authorization and Action. Each Credit Party that belongs to a Group hereby appoints and authorizes the Group Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Group Agent by the terms hereof, together with such powers as are reasonably incidental thereto. No Group Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Group Agent. No Group Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with the Borrower or any Affiliate thereof, any Lender except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Group Agent ever be required to take any action which exposes such Group Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.

SECTION XI.02. Group Agent’s Reliance, Etc. No Group Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as a Group Agent under or in connection with this Agreement or any other Transaction Documents in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, a Group Agent: (a) may consult with legal counsel (including counsel for the Administrative Agent, the Borrower or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Borrower or any Affiliate thereof or any other Person or to inspect the property (including the books and records) of the Borrower or any Affiliate thereof; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION XI.03. Group Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also a Group Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Group Agent. A Group Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof or any of their respective Affiliates, all as if such Group Agent were not a Group Agent hereunder and without any duty to account therefor to any other Secured Party.
SECTION XI.04. Indemnification of Group Agents. Each Committed Lender in any Group agrees to indemnify the Group Agent for such Group (to the extent not reimbursed by the Borrower or any Affiliate thereof), ratably according to the proportion of the Percentage of such Committed Lender to the aggregate Percentages of all Committed Lenders in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Group Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Group Agent under this Agreement or any other Transaction Document; provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Group Agent’s gross negligence or willful misconduct.

SECTION XI.05. Delegation of Duties. Each Group Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Group Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION XI.06. Notice of Events of Default or Termination Events. No Group Agent shall be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default, Event of Default, Unmatured Termination Event or Termination Event unless such Group Agent has received notice from the Administrative Agent, any other Group Agent, any other Credit Party, the Servicer or the Borrower stating that an Unmatured Event of Default, an Event of Default, an Unmatured Termination Event or a Termination Event has occurred hereunder and describing such Unmatured Event of Default, Event of Default, Unmatured Termination Event or Termination Event. If a Group Agent receives such a notice, it shall promptly give notice thereof to the Credit Parties in its Group and to the Administrative Agent (but only if such notice received by such Group Agent was not sent by the Administrative Agent). A Group Agent may take such action concerning an Unmatured Event of Default, an Event of Default, an Unmatured Termination Event or a Termination Event as may be directed by Committed Lenders in its Group representing a majority of the Commitments in such Group (subject to the other provisions of this Article XI), but until such Group Agent receives such directions, such Group Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as such Group Agent deems advisable and in the best interests of the Conduit Lenders and Committed Lenders in its Group.
SECTION XI.07. Non-Reliance on Group Agent and Other Parties. Each Credit Party expressly acknowledges that neither the Group Agent for its Group nor any of such Group Agent’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Group Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Group Agent. Each Credit Party represents and warrants to the Group Agent for its Group that, independently and without reliance upon such Group Agent, any other Group Agent, the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower or any Affiliate thereof and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by a Group Agent to any Credit Party in its Group, no Group Agent shall have any duty or responsibility to provide any Credit Party in its Group with any information concerning the Borrower or any Affiliate thereof that comes into the possession of such Group Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.
SECTION XI.08. Successor Group Agent. Any Group Agent may, upon at least thirty (30) days’ notice to the Administrative Agent, the Borrower, the Servicer and the Credit Parties in its Group, resign as Group Agent for its Group. Such resignation shall not become effective until a successor Group Agent is appointed by the Lender(s) in such Group. Upon such acceptance of its appointment as Group Agent for such Group hereunder by a successor Group

Agent, such successor Group Agent shall succeed to and become vested with all the rights and duties of the resigning Group Agent, and the resigning Group Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Group Agent’s resignation hereunder, the provisions of this Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Group Agent.
SECTION XI.09. Reliance on Group Agent. Unless otherwise advised in writing by a Group Agent or by any Credit Party in such Group Agent’s Group, each party to this Agreement may assume that (i) such Group Agent is acting for the benefit and on behalf of each of the Credit Parties in its Group, as well as for the benefit of each assignee or other transferee from any such Person and (ii) each action taken by such Group Agent has been duly authorized and approved by all necessary action on the part of the Credit Parties in its Group.
ARTICLE XII

INDEMNIFICATION
SECTION XII.01. Indemnification by the Borrower.
(a)Without limiting any other rights that the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Credit Extensions or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (a) Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Borrower Indemnified Amounts resulted solely from the gross negligence or willful misconduct by such Borrower Indemnified Party seeking indemnification and (b) Taxes that are covered by Section 4.03 (other than Taxes specifically enumerated below and Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim). Without limiting or being limited by the foregoing, the Borrower shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 3.01), to the Borrower Indemnified Party any and all amounts necessary to indemnify the Borrower Indemnified Party from and against any and all Borrower Indemnified Amounts relating to or resulting from any of the following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (a) and (b) above):
(i)any Pool Receivable which the Borrower or the Servicer includes as an Eligible Receivable as part of the Net Receivable Pool Balance but which is not an Eligible Receivable at such time;
(ii)any representation, warranty or statement made or deemed made by the Borrower (or any of its respective officers) under or in connection with this Agreement or any of the other Transaction Documents (including in any report or certificate required to be delivered under any Transaction Document) shall have been untrue or incorrect when made or deemed made;
(iii)the failure by the Borrower to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;
(iv)the failure to vest in the Administrative Agent a first priority perfected security interest in all or any portion of the Collateral, in each case free and clear of any Adverse Claim;
(v)the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable and the other Collateral and Collections in respect thereof, whether at the time of any Credit Extension or at any subsequent time;
(vi)any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(vii)any Taxes imposed upon the Borrower Indemnified Party relating to or with respect to any Pool Receivable or other Collateral, and all costs and expenses relating thereto or arising therefrom;
(viii)any failure of the Borrower to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;
(ix)any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;
(x)the commingling of Collections of Pool Receivables at any time with other funds (including the commingling of Collections of Pool Receivables with Non-Securitization Collections);
(xi)any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Credit Extensions or in respect of any Pool Receivable or other Collateral or any related Contract;

(xii)any failure of the Borrower to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;
(xiii)any setoff with respect to any Pool Receivable;
(xiv)any claim brought by any Person other than the Borrower Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Pool Receivable;
(xv)the failure by the Borrower to pay when due any Taxes, including, without limitation, sales, excise or personal property taxes;
(xvi)any failure of an Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by an Account Bank of any Account Control Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent or the Collection Account Agent to an Account Bank under any Account Control Agreement;
(xvii)the existence of any “Linked Account” (as defined in the applicable Account Control Agreement) with respect to any Account (including any such “Linked Account” permitted hereunder) and any debit from or other charge against any Account as a result of any “Settlement Item” (as defined in the applicable Account Control Agreement) that originated in any Servicer’s Account or any account other than an Account;
(xviii)any action taken by the Administrative Agent as attorney-in-fact for the Borrower, any Originator or the Servicer pursuant to this Agreement or any other Transaction Document;
(xix)the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(xx)any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, the Borrower Indemnified Party in connection with the Transaction Documents as a result of any action of any PG&E Party or any of their respective Affiliates;
(xxi)any failure of the Collection Account Agent to comply with the terms of the Intercreditor Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent under the Intercreditor Agreement;
(xxii)any investigation, litigation, dispute or proceeding (actual or threatened) related to (A) any Account or any amounts on deposit therein or (B) the Intercreditor Agreement;

(xxiii)the use of proceeds of any Credit Extension; or
(xxiv)any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.
(b)If for any reason the foregoing indemnification is unavailable to any Borrower Indemnified Party or insufficient to hold it harmless for any Borrower Indemnified Amount, then the Borrower shall contribute to such Borrower Indemnified Party the amount paid or payable by such Borrower Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its Affiliates on the one hand and such Borrower Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower and its Affiliates and such Borrower Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Borrower Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower and the Borrower Indemnified Parties.
(c)Any indemnification or contribution under this Section shall survive the termination of this Agreement.
SECTION XII.02. Indemnification by the Servicer and the Retention Holder.
(a)The Servicer hereby agrees to indemnify and hold harmless the Borrower, the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “PG&E Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (i) Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted solely from the gross negligence or willful misconduct by such PG&E Indemnified Party seeking indemnification and (ii) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each PG&E Indemnified Party any and all amounts necessary to indemnify such PG&E Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (i) and (ii) above):

(i)any Pool Receivable which the Servicer includes as an Eligible Receivable as part of the Net Receivable Pool Balance but which is not an Eligible Receivable at such time;
(ii)any representation, warranty or statement made or deemed made by the Servicer (or any of its respective officers) under or in connection with this Agreement or any of the other Transaction Documents (including in any report or certificate required to be delivered under any Transaction Document) shall have been untrue or incorrect when made or deemed made;
(iii)the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract;
(iv)the commingling of Collections of Pool Receivables at any time with other funds (including the commingling of Collections of Pool Receivables with Non-Securitization Collections);
(v)the failure by any Pool Receivable or the related Contract to conform to any Applicable Law;
(vi)any civil penalty or fine assessed by OFAC or any other Governmental Authority administering any Anti-Corruption Law or Sanctions, and all reasonable costs and expenses (including reasonable documented legal fees and disbursements) incurred in connection with defense thereof by, any PG&E Indemnified Party in connection with the Transaction Documents as a result of any action of any PG&E Party or any of their respective Affiliates;
(vii)any failure of an Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by an Account Bank of any Account Control Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent or the Collection Account Agent to an Account Bank under any Account Control Agreement;
(viii)the existence of any “Linked Account” (as defined in the applicable Account Control Agreement) with respect to any Account (including any such “Linked Account” permitted hereunder) and any debit from or other charge against any Account as a result of any “Settlement Item” (as defined in the applicable Account Control Agreement) that originated in any Servicer’s Account or any account other than an Account;
(ix)any failure of the Collection Account Agent to comply with the terms of the Intercreditor Agreement or any amounts (including in respect of an indemnity) payable by the Administrative Agent under the Intercreditor Agreement;
(x)any investigation, litigation, dispute or proceeding (actual or threatened) related to (A) any Account or any amounts on deposit therein or (B) the Intercreditor Agreement;

(xi)any liability of the Borrower under Section 4.03;
(xii)any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document; or
(xiii)the existence of the Subject Filing.
(b)If for any reason the foregoing indemnification is unavailable to any PG&E Indemnified Party or insufficient to hold it harmless, then the Servicer shall contribute to the amount paid or payable by such PG&E Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer and its Affiliates on the one hand and such PG&E Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Servicer and its Affiliates and such PG&E Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer under this Section shall be in addition to any liability which the Servicer may otherwise have, shall extend upon the same terms and conditions to each PG&E Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer and the PG&E Indemnified Parties.
(c)The Retention Holder hereby agrees to indemnify and hold harmless the PG&E Indemnified Parties from and against any and all EU Losses (as defined below) resulting from or arising out of any breach by the Retention Holder of Section 13.21 (the foregoing being referred to as, “Retention Holder Indemnified Amounts”). For the purposes of hereof, “EU Losses” shall mean each of (i) the amount necessary to compensate such PG&E Indemnified Party for any increased cost or any reduction in its rate of return on capital which such PG&E Indemnified Party reasonably attributes to such increase in capital that is required or directed to be maintained by that PG&E Indemnified Party in relation to its interest in or exposure in respect of any Receivables (including by application of an additional risk weight pursuant to Article 270a of Regulation (EU) No. 575/2013, as amended) as a result of, or arising out of, any breach by the Retention Holder of Section 13.21 and (ii) any other losses, liabilities, damages, claims, costs and expenses (including reasonable fees of external counsel) of such PG&E Indemnified Party resulting from or arising out of any breach by the Retention Holder of Section 13.21 and relating to the transactions contemplated by the Transaction Documents.
(d)The PG&E Indemnified Party claiming compensation under clause (c) above shall deliver to the Retention Holder a notice of the amount of compensation being claimed, accompanied by a statement prepared by such PG&E Indemnified Party setting forth the basis and the calculation of the amount in reasonable detail and the Retention Holder shall pay such amounts on or before the later of the next succeeding Settlement Date and thirty (30) days, in each case following receipt of a notice strictly conforming to the requirements of this Section 12.02(d).
(e)Any indemnification or contribution under this Section shall survive the termination of this Agreement.

ARTICLE XIII

MISCELLANEOUS
SECTION XIII.01. Amendments, Etc. No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Borrower or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Majority Group Agents (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Group Agent:
(i)change (directly or indirectly) the definitions of, Borrowing Base Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Excluded Receivables, Miscellaneous Items, Non-Securitization Receivables, Facility Limit, Final Maturity Date, Majority Group Agents, Net Receivable Pool Balance, Required Reserves or Stress Factor contained in this Agreement, or increase the then existing Specified Concentration Percentage for any Obligor or change the calculation of the Borrowing Base;
(ii)reduce the amount of Capital or Interest that is payable on account of any Loan or with respect to any other Credit Extension or delay any scheduled date for payment thereof;
(iii)change any Event of Default or Termination Event;
(iv)release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;
(v)change any of the provisions of this Section 13.01 or the definition of “Majority Group Agents”; or
(vi)change the order of priority in which Collections are applied pursuant to Section 3.01.
Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Committed Lender’s Commitment hereunder without the consent of such Committed Lender and (B) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any member of any Group or delay the dates on which any such Fees are payable, in either case, without the consent of the Group Agent for such Group.

SECTION XIII.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and email communication) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile or email shall be effective when sent receipt confirmed by electronic or other means (such as by the “return receipt requested” function, as available, return electronic mail or other acknowledgement), and notices and communications sent by other means shall be effective when received.
SECTION XIII.03. Assignability.
(a)Assignment by Conduit Lenders. This Agreement and the rights of each Conduit Lender hereunder (including each Loan made by it hereunder) shall be assignable by such Conduit Lender and its successors and permitted assigns to any Program Support Provider of such Conduit Lender without prior notice to or consent from the Borrower or any other party, or any other condition or restriction of any kind, (ii) to any Affiliate of such Conduit Lender or of the applicable Related Committed Lender or any other commercial paper conduit managed or supported by the Related Committed Lender with respect to such Conduit Lender, in each case, with prior notice to the Borrower but without consent from the Borrower, (iii) to any other Lender with prior notice to the Borrower but without consent from the Borrower or (iv) with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default, an Unmatured Event of Default, a Termination Event or an Unmatured Termination Event has occurred and is continuing), to any other Eligible Assignee. Each assignor of a Loan or any interest therein may, in connection with the assignment or participation, disclose to the assignee or Participant any information relating to the Borrower and its Affiliates, including the Receivables, furnished to such assignor by or on behalf of the Borrower and its Affiliates or by the Administrative Agent; provided that, prior to any such disclosure, the assignee or Participant agrees to preserve the confidentiality of any confidential information relating to the Borrower and its Affiliates received by it from any of the foregoing entities in a manner consistent with Section 13.06(b).
(b)Assignment by Committed Lenders. Each Committed Lender may assign to any Eligible Assignee or to any other Committed Lender all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Loan or interests therein owned by it); provided, however that
(i)except for an assignment by a Committed Lender to either an Affiliate of such Committed Lender or any other Committed Lender, each such assignment shall require the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if a Ratings Event, an Event of Default, an Unmatured Event of Default, a Termination Event or an Unmatured Termination Event has occurred and is continuing);

(ii)each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;
(iii)except for an assignment (A) by a Committed Lender to either an Affiliate of such Committed Lender or any other Committed Lender or (B) at any time that a Ratings Event, an Event of Default, an Unmatured Event of Default, a Termination Event or an Unmatured Termination Event has occurred and is continuing, the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $10,000,000 and (y) all of the assigning Committed Lender’s Commitment; and
(iv)the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.
Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Committed Lender hereunder and (y) the assigning Committed Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Committed Lender’s rights and obligations under this Agreement, such Committed Lender shall cease to be a party hereto).
(c)Register. The Administrative Agent shall, acting solely for this purpose as an agent of the Borrower, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Committed Lenders and the Conduit Lenders, the Commitment of each Committed Lender and the aggregate outstanding Capital (and stated interest) of the Loans of each Conduit Lender and Committed Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Administrative Agent, the Group Agents, and the other Credit Parties shall treat each Person whose name is recorded in the Register pursuant to the terms of this Agreement as a Committed Lender or Conduit Lender, as the case may be, under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Servicer, any Group Agent, any Conduit Lender or any Committed Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Committed Lender and an Eligible Assignee or assignee Committed Lender, the Administrative Agent shall, if such Assignment and Acceptance

Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Servicer.
(e)Participations. Each Committed Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the interests in the Loans owned by it); provided, however, that
(i)such Committed Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, and
(ii)such Committed Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.
The Administrative Agent, the Group Agents, the Conduit Lenders, the other Committed Lenders, the Borrower and the Servicer shall have the right to continue to deal solely and directly with such Committed Lender in connection with such Committed Lender’s rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.01 and 4.03 (subject to the requirements and limitations therein, including the requirements under Section 4.03(f) (it being understood that the documentation required under Section 4.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 4.01 or 4.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(f)Participant Register. Each Committed Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Committed Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Committed Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)Assignments by Agents. This Agreement and the rights and obligations of the Administrative Agent and each Group Agent herein shall be assignable by the Administrative

Agent or such Group Agent, as the case may be, and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent or such Group Agent, so long as no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, such assignment shall require the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed).
(h)Assignments by the Borrower or the Servicer. Neither the Borrower nor, except as provided in Section 8.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Group Agent (such consent to be provided or withheld in the sole discretion of such Person).
(i)Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) any Lender, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.
(j)Pledge to a Security Trustee. Notwithstanding anything to the contrary set forth herein, (i) any Lender, Program Support Provider or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to a security trustee in connection with the funding by such Person of Loans, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.
SECTION XIII.04. Costs and Expenses. In addition to the rights of indemnification granted under Section 12.01 hereof, the Borrower agrees to pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the other Credit Parties in connection with (A) the preparation, negotiation, execution, delivery and administration of this Agreement, any Program Support Agreement (or any supplement or amendment thereof) related to this Agreement and the other Transaction Documents (together with all amendments (including any amendments pursuant to Section 4.06), restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, the reasonable Attorney Costs of only one joint counsel and one joint special California counsel and, if necessary, one joint local counsel in each other relevant jurisdiction to the Administrative Agent and the other Credit Parties and any of their respective Affiliates with respect thereto (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected Persons) and (B) advising the Administrative Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) all reasonable and documented accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent and the other Credit Parties and any of their respective Affiliates and the fees and charges of any nationally recognized statistical rating agency incurred in connection with the administration and maintenance of this Agreement or advising the Administrative Agent or any other Credit Party as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented Attorney Costs of only one joint counsel and one joint special California counsel and, if necessary, one joint local counsel in each other relevant jurisdiction to the Administrative Agent and the other Credit Parties and any of their respective Affiliates with respect thereto (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected Persons) incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.
SECTION XIII.05. No Proceedings; Limitation on Payments.
(a)Each of the parties hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of each Conduit Lender, not, prior to the date which is two (2) years and one (1) day after the payment in full of all privately or publicly placed indebtedness for borrowed money of such Conduit Lender outstanding, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause such Conduit Lender to invoke, the process of any court or any other governmental authority for the purpose of (i) commencing, or sustaining, a case against such Conduit Lender under any federal or state bankruptcy, insolvency or similar law (including the Bankruptcy Code), (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Conduit Lender, or any substantial part of its property, or (iii) ordering the winding up or liquidation of the affairs of such Conduit Lender.
(b)Each of the Servicer, each Group Agent, each Lender and each assignee of a Loan or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Borrower any insolvency proceeding until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Default or a Termination Event.
(c)Notwithstanding any provisions contained in this Agreement to the contrary, a Conduit Lender shall not, and shall be under no obligation to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Lender has received funds which may be used to make such payment and which funds are not required to repay such Conduit Lender’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Lender could issue Notes to refinance all of its outstanding Notes and Discretionary Advances (assuming such outstanding Notes and Discretionary Advances matured at such time) in accordance with the program documents governing such Conduit Lender’s securitization program or (y) all of such Conduit Lender’s Notes and Discretionary Advances are paid in full. Any amount which any Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or company obligation of such Conduit Lender for any such insufficiency unless and until such Conduit Lender satisfies the provisions of clauses (i) and (ii) above. The provisions of this Section 13.05 shall survive any termination of this Agreement.
SECTION XIII.06. Confidentiality.
(a)Each of the Borrower and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or the Fee Letter (including any fees payable in connection with this Agreement, the Fee Letter or any other Transaction Document or the identity of the Administrative Agent or any other Credit Party), except as the Administrative Agent and each Group Agent may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer or their Advisors and Representatives or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Borrower and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Credit Party of its intention to make any such disclosure prior to making such disclosure. Each of the Borrower and the Servicer agrees to be responsible for any breach of this Section by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Borrower, the Servicer and their respective Affiliates may, with the prior written consent of the Administrative Agent and the Majority Group Agents (such consent not to be unreasonably withheld, conditioned or delayed), publish a press release or otherwise publicly announce the existence and principal amount of the Commitments under this Agreement and the transactions contemplated hereby; provided, that no such press release shall name or otherwise identify the Administrative Agent, any other Credit Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, (i) the Borrower consents to the publication by the Administrative Agent or any other Credit Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement and (ii) the Administrative Agent or any other Credit Party acknowledge that the Servicer in its capacity as an Originator will file copies of this Agreement, the Purchase and Sale Agreement and certain other Transaction Documents (other than Fee Letters) with the SEC.
(b)Each of the Administrative Agent and each other Credit Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Borrower, the Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Borrower or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives and to any related Program Support Provider, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors or any related Program Support Provider, (iv) to any nationally recognized statistical rating organization in connection with obtaining or maintaining the rating of any Conduit Lender’s Notes or as contemplated by 17 CFR 240.17g-5(a)(3), (v) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, any Group Agent or any Lender or their respective Affiliates or Program Support Providers or (vi) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (vi) above, the Administrative Agent, each Group Agent and each Lender will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Borrower and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each of the Administrative Agent, each Group Agent and each Lender, severally and with respect to itself only, agrees to be responsible for any breach of this Section by its Representatives, Advisors and Program Support Providers and agrees that its Representatives, Advisors and Program Support Providers will be advised by it of the confidential nature of such information and shall agree to comply with this Section.
(c)As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.
(d)Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, Representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such Tax treatment and Tax structure.
SECTION XIII.07. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION XIII.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof or any other electronic means as provided in the immediately following sentence. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION XIII.09. Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 4.01, 4.02, 4.03, 10.04, 10.07, 11.04, 11.06, 12.01, 12.02, 13.04, 13.05, 13.06, 13.09, 13.11, 13.13, 13.20 and 13.21 shall survive any termination of this Agreement.
SECTION XIII.10. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 13.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY

SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(b)EACH OF THE BORROWER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 13.02. NOTHING IN THIS SECTION 13.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION XIII.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.
SECTION XIII.12. Ratable Payments. If any Credit Party, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations in a greater proportion than that received by any other Credit Party entitled to receive a ratable share of such Borrower Obligations, such Credit Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations held by the other Credit Parties so that after such purchase each Credit Party will hold its ratable proportion of such Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Credit Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
SECTION XIII.13. Limitation of Liability.
(a)No claim may be made by any PG&E Party against any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties and their respective Affiliates shall have any liability to the Borrower or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or any Affiliate thereof result from the gross negligence or willful misconduct of such Credit Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.

(b)The obligations of the Administrative Agent and each of the other Credit Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.
SECTION XIII.14. Intent of the Parties. The Borrower has structured this Agreement with the intention that the Loans and the obligations of the Borrower hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Borrower, the Servicer, the Administrative Agent and the other Credit Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Credit Extension, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.
SECTION XIII.15. USA Patriot Act. Each of the Administrative Agent and each of the other Credit Parties hereby notifies the Borrower and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrative Agent and the other Credit Parties may be required to obtain, verify and record information that identifies the Borrower, the Originators and the Servicer, which information includes the name, address, tax identification number and other information regarding the Borrower, the Originators and the Servicer that will allow the Administrative Agent and the other Credit Parties to identify the Borrower, the Originators and the Servicer in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Borrower and the Servicer agrees to provide the Administrative Agent and each other Credit Parties, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Rule.
SECTION XIII.16. Right of Setoff. Each Credit Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default or a Termination Event, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of, the Borrower or the Servicer against amounts owing by the Borrower or the Servicer hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Borrower or the Servicer, as applicable, promptly following such setoff.
SECTION XIII.17. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION XIII.18. Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
SECTION XIII.19. Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
SECTION XIII.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION XIII.21. EU Securitisation Regulation; Information.

(a)EU Securitisation Regulation. The Retention Holder hereby represents, warrants and agrees for the benefit of the Administrative Agent and the Lenders on the date hereof until the Final Payout Date that:
(i)it, as originator for purposes of the EU Securitisation Regulation, shall retain, on an ongoing basis, a material net economic interest in the Pool Receivables in an amount not less than 5% of the nominal value of the Pool Receivables in the form of a first loss tranche determined in accordance with sub-paragraph (d) of Article 6(3) of the EU Securitisation Regulation, as supplemented by Article 8 of the CRR Part Five RTS, in each case as in effect and as applicable as of the date hereof, which material economic interest shall be based upon (1) PG&E’s ownership of all of the membership interest of the Borrower and ownership of all of the Subordinated Notes issued by the Borrower, and (2) the Borrower’s right to receive payments under Section 3.01(a)(v) (the “Retained Interest”). The Retained Interest shall be measured as of the Closing Date and the last date of each Settlement Period.
(ii)it shall not change the manner in which it retains or the method of calculating the Retained Interest, except to the extent permitted under the EU Securitisation Regulation Rules;
(iii)it and the Borrower shall not, and shall not permit any of its Affiliates to, hedge or otherwise mitigate its credit risk under, or associated with the Retained Interest or, sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from, the Retained Interest, except to the extent permitted under the EU Securitisation Regulation Rules;
(iv)it shall provide ongoing confirmation as to the continued compliance with the foregoing clauses (i) through (iii) above (A) by providing such confirmation to the Servicer on a monthly basis for inclusion in each Monthly Report, (B) promptly following the occurrence of any Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event and (C) from time to time promptly upon written request by the Administrative Agent (on behalf of any Lender) in connection with any material change in the performance of the Receivables or the transaction contemplated by the Transaction Documents or any material breach of the Transaction Documents;
(v)it shall notify the Administrative Agent, each Lender and each Group Agent promptly and in any event within five (5) Business Days of: (A) any change in the identity of the Person or Persons, if any, through which it is retaining and holding such Retained Interest or (B) any breach of clause (i) through (iii) above;
(vi)PG&E was not established for, and does not operate for, the sole purpose of securitizing exposures;
(vii)PG&E has been, and with respect to future Receivables will be, directly or indirectly involved in the origination of such Receivables that have been, and in the case of any such future Receivables, will be, extended to the Obligors by PG&E which created and will create the obligations and potential obligations of the Obligors giving rise to such Receivables, and PG&E has established and is managing the securitisation contemplated by the Transaction Documents and therefore is an ‘originator’ as defined in the EU Securitisation Regulation;
(viii)it (or, as to any Receivables as to which it is not the originator, it reasonably believes that the relevant originator) (A) applied to all existing Receivables, and will apply to any future Receivables, sound (in its reasonable opinion) and well-defined credit-granting criteria and clearly established processes for approving, amending, modifying, refinancing or renewing such Receivables and (B) has, and will maintain, effective systems in place to apply those criteria and processes to ensure that the credit-granting is based on a thorough assessment of each Obligor’s creditworthiness, taking appropriate account of factors relevant to verifying the prospect of such Obligor meeting its obligations under the relevant Contract; and
(ix)none of the Pool Receivables is a securitisation position (as defined in the EU Securitisation Regulation).
(b)Information. The Retention Holder covenants that it shall, and shall procure (but only in respect of clause (i) below) that any Originator shall, as the case may be, from time to time at the reasonable request of the Administrative Agent, any Lender or any Group Agent (i) promptly provide to the Administrative Agent, such Lender or such Group Agent any information which the Administrative Agent, such Lender or such Group Agent reasonably requests in order for the Administrative Agent, such Lender or such Group Agent or any of their Affiliates or PG&E Indemnified Parties, as applicable, to comply with any of its obligations under Article 5 or Article 7 (as may be applicable in connection with any ABCP programme sponsored by any Lender) of the EU Securitisation Regulation, but only to the extent that it can provide such information without breaching a legal or contractual duty of confidentiality and (ii) use all reasonable efforts to take such further action and enter into such other agreements not otherwise provided for hereunder as may be reasonably required by the Administrative Agent, any Lender or any Group Agent in order for the Administrative Agent, such Lender or such Group Agent (or any of their Affiliates or related EU Indemnified Parties) to comply with its obligations under the EU Securitisation Regulation in relation to the transactions contemplated under the Transaction Documents.
SECTION XIII.22. Intercreditor Agreement.
(a)Each member of each Group, the Borrower and the Servicer each hereby authorize the Administrative Agent to enter into the Intercreditor Agreement or an amendment thereto, as applicable, in each case, on or about the date hereof, and each member of each Group agrees to be bound by the provisions thereof.
(b)The Servicer shall cause each Securitized Bonds Secured Party and each Qualified Securitization Bond Issuer to (i) become a party the Intercreditor Agreement in the capacity of a “Joined Party” (as defined in the Intercreditor Agreement) concurrently with the effectiveness of the related Securitized Bonds or its appointment as a Securitized Bonds Secured Party or Qualified Securitization Bond Issuer (if later) and (ii) continue to be a party to (and not be removed from) the Intercreditor Agreement until the related Securitized Bonds have been paid in full.
(c)The Servicer shall cause each Person that has a lien or security interest in any Miscellaneous Items or any Miscellaneous Collections to (i) become a party the Intercreditor Agreement in the capacity of a “Joined Party” (as defined in the Intercreditor Agreement) concurrently with the effectiveness of the related lien or security interest and (ii) continue to be a party to (and not be removed from) the Intercreditor Agreement until the related lien or security interest has been released.
(d)The Borrower and the Servicer will cause the Collection Account Agent to comply with the terms of the Intercreditor Agreement.
(e)The Servicer shall remit Non-Securitization Collections to the appropriate Person entitled to such funds.
SECTION XIII.23. Post-Closing Covenant.
(a)On or prior to the date occurring 30 days following the Closing Date, the Borrower and the Servicer shall deliver to the Administrative Agent both (i) confirmation that the Subject Filing has either (x) been amended to exclude the Collateral or (y) been terminated and (ii) an acknowledgement copy of the related UCC-3 Financing Statement Amendment.
(b)Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, the failure of the Borrower or the Servicer to timely perform its respective obligations under this Section 13.23 shall constitute an immediate Event of Default under this Agreement with no grace period; provided, however, that if the Borrower and the Servicer are each diligently pursuing their respective obligations under this Section 13.23 and have not satisfied those obligations by the 30th day following the Closing Date, then the Borrower and the Servicer shall each have an additional 30 day period to satisfy their obligations under this Section 13.23.
SECTION I.24. CARE Program Receivables.
(a)So long as no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, the Servicer may, at its sole discretion, request the termination of the CARE Program Exclusion Period by delivering to the Administrative Agent and each Group Agent (i) a CARE Program Inclusion Request, which CARE Program Inclusion Request shall (x) be executed by the Borrower and the Servicer and (y) specify the proposed CARE Program Inclusion Date (which date shall be no less than ten (10) Business Days following the date of such CARE Program Inclusion Request) and (ii) a pro forma Monthly Report after giving effect to the cessation of the CARE Program Exclusion Period.
(b)So long as (i) no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing and (ii) the Administrative Agent and each Group Agent have acknowledged the CARE Program Inclusion Request by way of countersignature thereof, such acknowledgement to be granted or withheld in the Administrative Agent’s and each Group Agent’s sole discretion, then upon the countersignature by the Administrative Agent and each Group Agent of such CARE Program Inclusion Request, the CARE Program Exclusion Period shall end as of the Care Program Inclusion Date.
(c)Each of the parties hereto hereby acknowledge and agree that on and after the CARE Program Inclusion Date, (i) the CARE Program Receivables will cease to constitute Ineligible Receivables solely as a result of their status as CARE Program Receivables and (ii) the Loss Ratio shall be calculated to include the CARE Program Receivables (other than during the CARE Program Exclusion Period).
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PG&E AR FACILITY, LLC By: Name: Title:

PACIFIC GAS AND ELECTRIC COMPANY, as the Servicer and as the Retention Holder By: Name: Title:

MUFG BANK, LTD., as Administrative Agent By: Name: Title:

MUFG BANK, LTD., as Group Agent for the MUFG Group By: Name: Title:

MUFG BANK, LTD., as a Committed Lender By: Name: Title:
VICTORY RECEIVABLES CORPORATION, as a Conduit Lender By: Name: Title:

MIZUHO BANK, LTD., as Group Agent for the Mizuho Group By: Name: Title:

MIZUHO BANK, LTD., as a Committed Lender By: Name: Title:

BNP PARIBAS,
as Group Agent for the BNP Group

By:
Name:
Title:

By:
Name:
Title:

BNP PARIBAS,
as a Committed Lender

By:
Name:
Title:

By:
Name:
Title:

STARBIRD FUNDING CORPORATION,
as a Conduit Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Group Agent for the JPM Group

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as a Committed Lender

By:
Name:
Title:

JUPITER SECURITIZATION COMPANY LLC,
as a Conduit Lender

By:
Name:
Title:

EXHIBIT A
Form of Loan Request

[Letterhead of Borrower]

[Date]

[Administrative Agent]
[Group Agents]
Re:    Loan Request
Ladies and Gentlemen:
Reference is hereby made to that certain Receivables Financing Agreement, dated as of October 5, 2020 among PG&E AR Facility, LLC (the “Borrower”), Pacific Gas and Electric Company, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Borrower hereby requests a Loan in the amount of [$_______] to be made on [_____, 20__]. The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Capital will be [$_______].
The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:
(i)the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 of the Agreement (other than the representations and warranties set forth in Sections 6.01(f)(ii) and (l) and in Sections 6.02(f)(ii), (m)(i), (m)(ii) and (p), which representations and warranties are made only as of the Closing Date; provided, that the representations and warranties set forth in Sections 6.01(f)(ii) and (l) and in Sections 6.02(f)(ii), (m)(i), (m)(ii) and (p) shall also be made on the date of the first Credit Extension if such first Credit Extension occurs on a date other than the Closing Date), that (x) does not contain a materiality qualification are true and correct in all material respects on and as of the date of such Credit Extension as if made on and as of such date, and (y) contains a materiality qualification are true and correct on and as of the date of such Credit Extension as if made on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case maybe, as of such earlier date);
(ii)no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, and no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event would result from such Credit Extension;
(iii)no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension;
(iv)the Aggregate Capital will not exceed the Facility Limit; and
(v)the Termination Date has not occurred.

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.
Very truly yours,

PG&E AR FACILITY, LLC

By:
Name:
Title:

EXHIBIT B
Form of Reduction Notice
[Letterhead of Borrower]
[Date]
[Administrative Agent]
[Group Agents]
Re:    Reduction Notice

Ladies and Gentlemen:
Reference is hereby made to that certain Receivables Financing Agreement, dated as of October 5, 2020 among PG&E AR Facility, LLC (the “Borrower”), Pacific Gas and Electric Company, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Reduction Notice and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
This letter constitutes a Reduction Notice pursuant to Section 2.02(d) of the Agreement. The Borrower hereby notifies the Administrative Agent and the Lenders that it shall prepay the outstanding Capital of the Lenders in the amount of [$_______] to be made on [_____, 20__]. After giving effect to such prepayment, the Aggregate Capital will be [$_______].
The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such reduction, the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 of the Agreement (other than the representations and warranties set forth in Sections 6.01(f)(ii) and (l) and in Sections 6.02(f)(ii), (m)(i), (m)(ii) and (p)), that (x) does not contain a materiality qualification are true and correct in all material respects on and as of the date of such prepayment as if made on and as of such date, and (y) contains a materiality qualification are true and correct on and as of the date of such prepayment as if made on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case maybe, as of such earlier date).

In Witness Whereof, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

PG&E AR FACILITY, LLC

By:
Name:
     Title:

EXHIBIT C
[Form of Assignment and Acceptance Agreement]
Dated as of ___________, 20__
Section 1.

Commitment assigned:	$[_____]
Assignor’s remaining Commitment:	$[_____]
Capital allocable to Commitment assigned:	$[_____]
Assignor’s remaining Capital:	$[_____]
Interest (if any) allocable to Capital assigned:	$[_____]
Interest (if any) allocable to Assignor’s remaining Capital:	$[_____]

Section 2.
Effective Date of this Assignment and Acceptance Agreement: [__________]
Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 13.03(b) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Committed Lender under that certain Receivables Financing Agreement, dated as of October 5, 2020 among PG&E AR Facility, LLC (the “Borrower”), Pacific Gas and Electric Company, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”).
(Signature Pages Follow)

ASSIGNOR:     [_________]
By:
Name:
Title
ASSIGNEE:                         [_________]

By:
Name:
Title:

[Address]

Accepted as of date first above
written:
MUFG BANK, LTD.,
as Administrative Agent

By:
Name:
Title:

PG&E AR FACILITY, LLC,
as Borrower

By:
Name:
Title:

EXHIBIT D
[Reserved]

EXHIBIT E
~~[Reserved]~~

Form of CARE Program Inclusion Request

[Letterhead of Borrower]
[Date]

[Administrative Agent]
[Group Agents]
Re:    CARE Program Inclusion Request
Ladies and Gentlemen:
Reference is hereby made to that certain Receivables Financing Agreement, dated as of October 5, 2020 among PG&E AR Facility, LLC (the “Borrower”), Pacific Gas and Electric Company, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this CARE Program Inclusion Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
This letter constitutes a CARE Program Inclusion Request pursuant to Section 13.24 of the Agreement. The Borrower hereby requests that the CARE Program Exclusion Period shall end as of [____], 202[_] (such date, the “CARE Program Inclusion Date”).
The Borrower hereby represents and warrants as of the date hereof, and after giving effect to this CARE Program Inclusion Request, that no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event has occurred and is continuing, and no Event of Default, Unmatured Event of Default, Termination Event or Unmatured Termination Event would result from this CARE Program Inclusion Request.
THIS CARE PROGRAM INCLUSION REQUEST, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).
This CARE Program Inclusion Request may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this CARE Program Inclusion Request by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof or any other electronic means as provided in the immediately following sentence. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this CARE Program Inclusion Request and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

PG&E AR FACILITY, LLC By: Name: Title:

PACIFIC GAS AND ELECTRIC COMPANY, as the Servicer and as the Retention Holder By: Name: Title:
Very truly yours,

Accepted as of date first above
written:
MUFG BANK, LTD.,
as Administrative Agent

By:
Name:
Title:

MUFG BANK, LTD.,
as Group Agent for the MUFG Group

By:_____________________________________
Name:
Title:

MIZUHO BANK, LTD.,
as Group Agent for the Mizuho Group

By:_____________________________________
Name:
Title:

BNP PARIBAS,
as Group Agent for the BNP Group

By:_____________________________________
Name:
Title:

By:_____________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Group Agent for the JPM Group

By:_____________________________________
Name:
Title:

EXHIBIT F
Credit and Collection Policy

(Attached)

EXHIBIT G
Form of Monthly Report

(Attached)

EXHIBIT H
Form of Compliance Certificate

To: MUFG Bank, Ltd., as Administrative Agent
This Compliance Certificate is furnished pursuant to that certain Receivables Financing Agreement, dated as of October 5, 2020 among PG&E AR Facility, LLC (the “Borrower”), Pacific Gas and Electric Company, as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and MUFG Bank, Ltd., as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected ________________of the Servicer.
2.    I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Borrower during the accounting period covered by the attached financial statements.
3.    The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default, an Unmatured Event of Default, a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].
4.    Schedule I attached hereto sets forth financial statements of the Parent and its Subsidiaries for the period referenced on such Schedule I.
[5.    Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

The foregoing certifications are made and delivered this ______ day of ___________________, 20___.

[_________]

By:
Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

A.    Schedule of Compliance as of     ___________________, 20__ with Section 7.02(b) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
This schedule relates to the month ended: __________________.
B.    The following financial statements of the Parent and its Subsidiaries for the period ending on ______________, 20__, are attached hereto:

EXHIBIT I
Closing Memorandum

(Attached)

EXHIBIT J
Form of Daily Report
(Attached)

EXHIBIT K
Form of Weekly Report
(Attached)

SCHEDULE I
Commitments

Party	Capacity	Commitment
MUFG	Committed Lender	$325,000,000
Mizuho	Committed Lender	$225,000,000
BNP	Committed Lender	$225,000,000
JPM	Committed Lender	$225,000,000

SCHEDULE II
Lock-Boxes, Collection Accounts and Borrower Accounts

Collection Account Bank	Collection Account Number	Associated Lock-Box (if any)
Citibank, N.A.	30871958	N/A
MUFG Union Bank	0700475581	N/A
Bank of America, N.A.	1233500817	N/A
The Bank of New York Mellon	075477 177822	N/A

Borrower Account Bank	Borrower Account Number
The Bank of New York Mellon	0000639990

SCHEDULE III
Notice Addresses

(A)    in the case of the Borrower, at the following address:
PG&E AR Facility, LLC
        P.O. Box 770000
        San Francisco, California 94177
        Attention: Treasurer
        Telecopy: (415) 973-8968
        Telephone: (415) 973-8956
        Email: BankingandMoneyManagementDepartment@pge.com

        with a copy to :

PG&E AR Facility, LLC
        P.O. Box 770000
        San Francisco, California 94177
        Attention: General Counsel
        Telecopy: (415) 973-5520
        Telephone: (415) 973-8956
        Email: BankingandMoneyManagementDepartment@pge.com

(B)    in the case of the Servicer, at the following address:
Pacific Gas and Electric Company
        P.O. Box 770000
        San Francisco, California 94177
        Attention: Treasurer
        Telecopy: (415) 973-8968
        Telephone: (415) 973-8956
        Email: BankingandMoneyManagementDepartment@pge.com

        with a copy to :

Pacific Gas and Electric Company
        P.O. Box 770000
        San Francisco, California 94177
        Attention: General Counsel
        Telecopy: (415) 973-5520
        Telephone: (415) 973-8956
        Email: BankingandMoneyManagementDepartment@pge.com

(C)    in the case of the Administrative Agent, at the following address:
MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, NY 10020-1104
Attn: Securitized Products
Tel: 212-782-6957
Fax: 212-782-4471
Email: securitization_reporting@us.mufg.jp
(D)    in the case of Victory, at the following address:
Victory Receivables Corporation
1221 Avenue of the Americas
New York, NY 10020
Attn:     Securitization Group
Tel:    (212) 782-6957
Fax:    (212) 782-6448
Email:     securitization_reporting@us.mufg.jp

(E)    in the case of Mizuho, at the following address:
Mizuho Bank, Ltd.
1271 Avenue of the Americas
New York, NY 10020
Attn:    Johan Andreasson
Tel:    (212) 282-3544
Email:    johan.andreasson@mizuhogroup.com

(F)    in the case of BNP, at the following address:
BNP Paribas
787 Seventh Avenue, 7th Floor
New York, NY 10019
Attn: Chris Fukuoka
Tel: (212) 841-2567
Email: dl.starbirdadmin@us.bnpparibas.com

(G)    in the case of Starbird Funding Corporation, at the following address:
Starbird Funding Corporation
68 South Service Road, Suite 120
Melville, NY 11747
Tel: (631) 930-7216
Fax: (212) 302-8767
Email: starbird@gssnyc.com

with a copy to:

BNP Paribas
787 Seventh Avenue, 7th Floor
New York, NY 10019
Attn: Chris Fukuoka
Tel: (212) 841-2567
Email: dl.starbirdadmin@us.bnpparibas.com

(H)    in the case of JPM, at the following address:
JPMorgan Chase Bank, N.A.
10 South Dearborn, 16th Floor
Chicago, Illinois 60603
Attention: Corina Mills
Tel: 312-732-5660
Email: corina.mills@jpmorgan.com

with copies of any funding or operations related notices to:

JPMorgan Chase Bank, N.A.
10 South Dearborn, 16th Floor
Chicago, Illinois 60603
Attention: Jazmine Jones
Tel: 312-732-2234
Email: ABS.Treasury.Dept@jpmorgan.com

(I)    in the case of Jupiter Securitization Company LLC, at the following address:
Jupiter Securitization Company LLC
c/o JPMorgan Chase Bank, N.A., as Agent
        Asset Backed Securities Conduit Group
Mail Code IL1-1729
Chase Tower, 10 S. Dearborn
Chicago, Illinois 60603
Fax: (312) 732-3600
Email: ABS.Treasury.Dept@jpmorgan.com

(J)    in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

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Document 1 ID	file://C:\Users\HTW2\OneDrive - PGE\Desktop\New folder\MUFG_PG&E__Receivables Financing Agreement (737347062_52).DOCX
Description	MUFG_PG&E__Receivables Financing Agreement (737347062_52)
Document 2 ID	file://C:\Users\HTW2\OneDrive - PGE\Desktop\New folder\MUFG_PG&E__Exhibit A to Amendment 4 to Receivables Financing Agreement (743419792_6)-c.DOCX
Description	MUFG_PG&E__Exhibit A to Amendment 4 to Receivables Financing Agreement (743419792_6)-c
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